Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 3)

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement

[ X ]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              CF INCOME PARTNERS
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                            CF INCOME PARTNERS L.P.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[   ]   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

[ X ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


        1)  Title of each class of securities to which transaction applied:

                                   Units
            __________________________________________________


        2)  Aggregate number of securities to which transaction applied:

                               13,199,099 Units
            __________________________________________________


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            The subject transaction is a sale of substantially
            _________________________________________________________

            all of Registrant's assets for an aggregate consideration
            _________________________________________________________

            of $168,750,000, resulting in a filing fee of $33,750
            _________________________________________________________


        4)  Proposed maximum aggregate value of transaction:

                               $168,750,000
            __________________________________________________


[   ]   Check box if any part of the fee is offset as proved by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.


        1)  Amount Previously Paid:


        2)  Form, Schedule or Registration Statement No.:


        3)  Filing Party:


        4)  Dates Filed:

                              CF MANAGEMENT CORP.
                      5750 WILSHIRE BOULEVARD, SUITE 115
                         LOS ANGELES, CALIFORNIA 90036
                                (213) 930-6246

                               February 8, 1994



To the Unitholders and Limited Partners
of CF Income Partners L.P.

Ladies and Gentlemen:

 CF Income Partners L.P. (the "Partnership") is taking the unusual step of calling a meeting of its unitholders and limited partners because the Partnership is confronted with important issues that require the attention of its owners.

 As has been reported in the past and is described in great detail in the accompanying Proxy Statement, the Partnership's financial condition has deteriorated significantly, and it is faced with imminent maturities on substantial mortgage indebtedness without the resources to pay or the ability to refinance these obligations. There is also significant litigation pending against or affecting the Partnership. In light of these circumstances, the Partnership cannot continue its ordinary business operations. It is the opinion of CF Management Corp., the Partnership's general partner (the "General Partner"), that the Partnership has no practical alternative other than to engage in a transaction that will enable it to achieve the objectives of meeting its financial obligations, settling the litigation and providing for the immediate realization of value for its unitholders and limited partners.

 The proposals described in the accompanying Notice of Special Meeting and Proxy Statement provide for a series of transactions that will enable the Partnership to achieve all of these objectives. As more fully described in the accompanying Proxy Statement, the proposals submitted for Unitholder consideration are (i) approval of a proposed sale of the Partnership's investment portfolio for an aggregate consideration of approximately $168,750,000 (consisting of a cash payment to the Partnership of approximately $145,912,000 (net of a $2,250,000 credit applied against the aggregate purchase price at the closing) and the acquisition of two properties in the investment portfolio that are subject to approximately $20,588,000 in existing indebtedness), subject to certain pre-closing adjustments, (ii) approval of the subsequent liquidation and dissolution of the Partnership in which each Unitholder (including the General Partner and certain of its affiliates, in their capacity as Unitholders) would receive a liquidating distribution of $1.00 per Unit, and (iii) approval of amendments to the Partnership's Amended and Restated Agreement of Limited Partnership which will enable the Partnership and the General Partner to carry out the foregoing transactions. Consummation of the proposed sale and dissolution is conditioned upon Unitholder approval of all three proposals. I urge you to read the Proxy Statement carefully and consider these proposals.


 As more fully described in the accompanying Proxy Statement, in connection with these proposed transactions (i) approximately $100,300,000 of the sale proceeds (subject to certain preclosing adjustments) would be paid to the Partnership's primary lender (of which the General Partner is a wholly-owned subsidiary), (ii) the Partnership's resale portfolio would be transferred to such lender at its net book value, as of September 30, 1993, (iii) if properties in the investment portfolio are rejected and not acquired by the buyer, they will be transferred to such lender at a specified amount, and (iv) such lender would cancel in excess of $50,000,000 of indebtedness owed to such lender by the Partnership. Additionally, the General Partner or certain of its officers, directors and other affiliated entities and individuals (i) would have certain pending litigation against them dismissed and (ii) to the extent they are members of the applicable plaintiff class in the pending litigation, would be entitled to receive amounts paid to settle such litigation.

 It is the opinion of the General Partner that in light of the Partnership's current circumstances, the only alternative to the proposed transactions is an immediate forced liquidation of the Partnership's assets or a liquidation of these assets in a bankruptcy proceeding. For these reasons, we urge you to vote FOR all of the proposals. We will be pleased to answer any questions you may have by contacting us at the telephone number shown above.

 PLEASE GIVE THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT YOUR IMMEDIATE ATTENTION AND COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. If you attend the Special Meeting, you may vote in person even if you have previously submitted a proxy. EXECUTION AND RETURN OF YOUR PROXY IS VERY IMPORTANT.

                                Very truly yours,


                                Dennis A. Sondker
                                President and Chief Executive Officer

                            CF INCOME PARTNERS L.P.
                       5750 WILSHIRE BOULEVARD, SUITE 115
                         LOS ANGELES, CALIFORNIA 90036
               __________________________________________________

                           NOTICE OF SPECIAL MEETING
                      OF UNITHOLDERS AND LIMITED PARTNERS

                        TO BE HELD ON MARCH 8, 1994
              ___________________________________________________

TO THE UNITHOLDERS AND LIMITED PARTNERS:

 NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of the Unitholders and Limited Partners of CF Income Partners L.P. (the "Partnership") will be held at the Beverly Hilton Hotel at 9876 Wilshire Boulevard, Los Angeles, California at 9:00 a.m. on March 8, 1994, to consider and vote upon the following related Proposals:

 1. To sell the Partnership's Investment Portfolio in the manner described in the accompanying Proxy Statement (the "Proposed Sale");

 2. Following consummation of the Proposed Sale, to liquidate and dissolve the Partnership in the manner described in the Proxy Statement, pursuant to which the Unitholders would receive a liquidating distribution of $1.00 per Unit, and the Partnership would satisfy its various debts, liabilities and other obligations to affiliated and third party creditors, (collectively, the "Proposed Dissolution");

 3. To amend the Partnership's Amended and Restated Agreement of Limited Partnership to permit the Partnership, and the General Partner on behalf of the Partnership, to carry out the Proposed Sale, the Proposed Dissolution and related transactions in the manner described in the Proxy Statement (the "Proposed Amendment").

 Unitholders and Limited Partners of record as of the close of business on January 20, 1994 will be entitled to notice of the Meeting and to vote on the Proposals. Unitholders and Limited Partners are cordially invited to attend the Meeting in person. Holders of a majority of the outstanding Units must be present either in person or by proxy in order for the Meeting to be held. Accordingly, your promptness in returning the enclosed proxy will be appreciated. The proxy is revocable at any time in the manner set forth on page 4 of the Proxy Statement and will not affect your right to vote in person in the event you attend the Meeting.

 Unitholders and Limited Partners are urged to read carefully the accompanying Proxy Statement for additional information concerning the matters to be considered at the Meeting.

                                CF MANAGEMENT CORP.
                                General Partner


                                Dennis A. Sondker
                                President and Chief Executive Officer

February 8, 1994
Los Angeles, California

WHETHER YOU ATTEND THE MEETING OR NOT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. YOUR PROMPT ATTENTION TO THIS MATTER IS GREATLY APPRECIATED.
=============================================================================

                            CF INCOME PARTNERS L.P.
                       5750 WILSHIRE BOULEVARD, SUITE 115
                         LOS ANGELES, CALIFORNIA 90036
               __________________________________________________

                                PROXY STATEMENT
                                      FOR
            SPECIAL MEETING OF THE UNITHOLDERS AND LIMITED PARTNERS
                        TO BE HELD ON MARCH 8, 1994
                                ________________


                               TABLE OF CONTENTS


Summary........................................................   2

Record Date and Voting.........................................   5

Solicitation Information.......................................   5

Background and Reasons for the Proposals.......................   6

Proposal No. 1:  Sale of the Partnership's Investment
 Portfolio.....................................................  18

Proposal No. 2:  Liquidation and Dissolution of the
 Partnership...................................................  26

Federal Tax Consequences of Proposed Transactions..............  33

Proposal No. 3:  Amendment to the Partnership Agreement........  41

Security Ownership of Certain Beneficial Owners and
 Management....................................................  44

Market Prices of Units.........................................  45

Stock Exchange Listing and Registration........................  46

Selected Financial Data........................................  46

Independent Accountants........................................  47

Documents Incorporated by Reference............................  47

Other Matters..................................................  48

                            --------------

Exhibit A - Fairness Opinion of Robert A. Stanger & Co., Inc.

Exhibit B - Real Estate Purchase Agreement and Escrow
            Instructions

Exhibit C - Section 15.3 of the Partnership Agreement

Annex 1 - Annual Report on Form 10-K for the Fiscal Year
          Ended December 31, 1992

Annex 2 - Quarterly Report on Form 10-Q for the Quarter
          Ended September 30, 1993

                                        SUMMARY
        The following summary of the proposals and certain other information contained in this Proxy Statement is qualified in its entirety by reference to the full text of this Proxy Statement and its Exhibits and Annexes, which the Unitholders are urged to read in their entirety.

THE PROPOSALS

        This Proxy Statement is being furnished to the Unitholders and Limited Partners of CF Income Partners L.P., a Delaware limited partnership (the "Partnership"), in connection with the solicitation of proxies by CF Management Corp., the general partner of the Partnership (the "General Partner"), for use at a Special Meeting of Unitholders and Limited Partners to be held on March 8, 1994, and at any adjournment or postponement thereof (the "Meeting").
At the Meeting, Unitholders and Limited Partners will be asked to consider and vote upon the following related Proposals:

  1. To sell the Partnership's Investment Portfolio to a corporation ("Buyer") affiliated with Apollo Real Estate Advisors, L.P. ("Apollo") and JMB Institutional Realty Corporation ("JMB" and, together with Apollo, "JMB/Apollo") in the manner described herein (the "Proposed Sale");

  2. Following consummation of the Proposed Sale, to liquidate and dissolve the Partnership in the manner described herein, pursuant to which the Unitholders would receive a liquidating distribution of $1.00 per Unit, and the Partnership would satisfy its various debts, liabilities and other obligations to affiliated and third party creditors, transfer its Resale Portfolio to California Federal Bank ("California Federal"), a Federal Savings Bank which is the Partnership's primary lender (and of which the General Partner is a wholly-owned subsidiary), and repay the uncancelled portion of its indebtedness to California Federal (collectively, the "Proposed Dissolution");

  3. To amend the Partnership's Amended and Restated Agreement of Limited Partnership dated as of November 14, 1986, as amended (the "Partnership Agreement"), to permit the Partnership, and the General Partner on behalf of the Partnership, to carry out the Proposed Sale, the Proposed Dissolution and related transactions in the manner described herein (the "Proposed Amendment").

REASONS FOR PROPOSED TRANSACTIONS

   The Proposed Sale, Proposed Dissolution and related transactions (collectively, the "Proposed Transactions") and the Proposed Amendment are being submitted for Unitholder approval in light of the significant deterioration in the Partnership's financial condition in recent years, which has resulted principally from a declining real estate market and an increase in the Partnership's debt service requirements. Currently, the Partnership is faced with imminent maturities on substantial mortgage indebtedness without the resources to pay or the ability to refinance these obligations. There are also various class action and derivative lawsuits pending against or affecting the Partnership (the "Pending Litigation"). In light of the Partnership's financial condition and prospects, the General Partner believes that the Partnership has no practical alternative other than to engage in a transaction that would allow it to satisfy its mortgage and other indebtedness, settle the Pending Litigation and provide for the immediate realization of value by the Unitholders. The General Partner, in consultation with its financial advisor, has considered a variety of comprehensive refinancing and restructuring alternatives and has determined that the Proposed Transactions, which would result in a $1.00 per Unit distribution to the Unitholders, meet these objectives and are in the best interests of the Unitholders. See "Background and Reasons for the Proposals."


RECOMMENDATION

        THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS. After considering the Partnership's financial condition and prospects and the availability and effect of other alternatives, the Board of Directors of the General Partner has unanimously approved the Proposed Transactions as being in the best interests of the Unitholders. Additionally, the Partnership has received an opinion from Robert A. Stanger & Co., Inc., an independent financial advisory firm with substantial real estate experience ("Stanger"), that the Proposed Transactions, taken as a whole, are fair to the Unitholders (other than the General Partner) from a financial point of view. The Proposed Sale and the transfer of the Resale Portfolio to, and the related debt concession by, California Federal were also approved by all members of the General Partner's Investment Committee. See "Background and Reasons for the Proposals - Recommendation of the General Partner; Approval by the Investment
Committee."

The Proposed Transactions

        The Proposed Transactions involve a sale of the Partnership's Investment Portfolio followed by a liquidation of the Partnership in which each Unitholder would receive a distribution of $1.00 per Unit.

        The Proposed Sale

        The Partnership and Buyer have entered into a Real Estate Purchase Agreement and Escrow Instructions, dated as of January 15, 1994, as amended as of January 19, 1994 and as further amended as of January 26, 1994 (as so amended, the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Partnership has agreed to sell to Buyer its Investment Portfolio for an aggregate consideration of $168,750,000, consisting of a cash payment by Buyer of approximately $145,912,000 (net of a $2,250,000 credit to be applied against the purchase price) at the closing of the Proposed Sale together with Buyer's acquisition of two properties in the Investment Portfolio that are subject to approximately $20,588,000 in existing indebtedness, subject to the possible exclusion of certain properties from the transaction and certain pre-closing adjustments in the purchase price. The closing of the Proposed Sale is subject to numerous conditions. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio."

        The Proposed Dissolution

        The Proposed Dissolution involves the liquidation and dissolution of the Partnership in which the proceeds from the Proposed Sale would be distributed in three principal stages:

        First, the sale proceeds would be applied to (i) repayment of indebtedness under mortgages and deeds of trust to third party creditors (approximately $28,211,000), (ii) satisfaction of all other debts and obligations of the Partnership (approximately $2,520,000), (iii) payment of transaction costs incurred in the Proposed Transactions (approximately $980,000) and (iv) establishing reserve amounts for contingent and unforeseen liabilities (approximately $701,000).

        Second, the Partnership would make a liquidating distribution of $1.00 per Unit to its Unitholders (approximately $13,200,000 in the aggregate).

        Finally, any remaining liquidation proceeds would be paid to California Federal in full satisfaction of the uncancelled portion of the Partnership's indebtedness to California Federal. The Partnership would also transfer to California Federal (i) its Resale Portfolio at its net book value as of September 30, 1993, after reduction for a third-party encumbrance to be assumed by California Federal, and (ii) any properties in the Investment Portfolio that are rejected and not acquired by Buyer at the Closing; in each case, such properties will be transferred to California Federal in exchange for a corresponding reduction in the amount of the Partnership's indebtedness to California Federal. Any deficiency between the total outstanding indebtedness to California Federal on the date of the Proposed Dissolution and the remaining liquidation proceeds will be cancelled and forgiven by California Federal. Although the amount of proceeds available for distribution to California Federal will depend on the amounts of the total liabilities satisfied by the Partnership, it is estimated that liquidation proceeds of approximately $100,300,000 (before pre-closing adjustments) would be paid to California Federal, resulting in a debt concession by California Federal of more than $50,000,000, or 31% of the Partnership's total indebtedness to California Federal.

        The Proposed Dissolution is conditioned upon: (i) approval by the Unitholders of the Proposed Transactions and the Proposed Amendment, (ii) court approval of the terms of settlement of the Pending Litigation, (iii) consummation of the Proposed Sale, and (iv) consummation of the debt concession arrangement with California Federal described above. See "Proposal No. 2:
Liquidation and Dissolution of the Partnership."

VOTE REQUIRED TO APPROVE PROPOSALS

        Approval of each Proposal requires the consent of the holders of a majority of the outstanding Units. Consummation of the transactions contemplated by each Proposal is conditioned on approval of the other two Proposals. Accordingly, none of the Proposed Transactions will be consummated unless all three Proposals are approved.

INTERESTS OF AFFILIATES

        The General Partner and certain of its affiliates have an interest in the Proposed Transactions. Specifically, (i) approximately $100,300,000 of the sale proceeds (before pre-closing adjustments) would be paid to California Federal, and the Resale Portfolio would be transferred to California Federal at its net book value as of September 30, 1993, and California Federal would thereupon cancel in excess of $50,000,000 of additional indebtedness owed to California Federal by the Partnership, (ii) in the event that Buyer elects not to purchase certain properties in the Investment Portfolio because of certain material pre-closing casualty, condemnation, title, environmental remediation or other problems, if any, such properties would be transferred to California Federal at an amount specified with respect to such properties in the Purchase Agreement, (iii) certain litigation pending against or affecting the Partnership, the General Partner and certain other affiliated entities and individuals would be dismissed, (iv) the General Partner and certain of its affiliates own Units and, like all other Unitholders, would receive a liquidating distribution of $1.00 per Unit and (v) certain individuals affiliated with the General Partner are members of the applicable class in the Pending Litigation and would therefore be eligible to share in the amounts set aside to settle the Pending Litigation. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Certain Pre-Closing Adjustments" and "Proposal No. 2: Liquidation and Dissolution of the Partnership - Interests of Affiliates in Proposed Transactions."

UNCERTAINTIES

        Even if approved by the Unitholders, the Proposed Transactions will occur only if various closing conditions are satisfied. See "Proposal No. 1:
Sale of the Partnership's Investment Portfolio - Closing Conditions" and "Proposal No. 2: Liquidation and Dissolution of the Partnership - Conditions to Dissolution."

FEDERAL INCOME TAX CONSEQUENCES

        In general, the General Partner believes that, with respect to individuals who are citizens or residents of the United States, for federal income tax purposes (i) the Proposed Sale will result in a net ordinary loss to all Unitholders, (ii) the net ordinary loss from the Proposed Sale, together with available suspended losses and the net operating loss from the Partnership's current year of operation, will be sufficient to offset all cancellation-of-indebtedness income resulting from the Proposed Transactions with respect to those Unitholders who purchased Units before December 1991; however, Unitholders purchasing Units in or after December 1991 will recognize net ordinary income from the proposed transaction ranging from $0.16 to $0.75 per Unit and (iii) no Unitholder will recognize a capital gain or loss from the Proposed Dissolution. As a result, if federal income taxes are payable by a Unitholder because overall net income results from the Proposed Transactions, such taxes should not exceed the amount of the liquidating distribution received by such Unitholder. See "Federal Tax Consequences of Proposed
Transactions."

        The actual tax consequences to any Unitholder will depend on the Unitholder's own tax circumstances. ACCORDINGLY, EACH UNITHOLDER SHOULD CONSULT, AND MUST DEPEND ON, HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS.

                            RECORD DATE AND VOTING

      Unitholders and Limited Partners of record at the close of business on January 20, 1994 (the "Record Date") are entitled to notice of the Meeting and to vote on the Proposals. At the Record Date, the Partnership had 13,199,091 Units outstanding (and no Limited Partner Interests outstanding other than those of the Assignor Limited Partner). The General Partner and its affiliates, which together own 830,691 Units, consisting of 6.3% of all outstanding Units, intend to vote their Units for each of the Proposals and, in connection with the Proposed Transactions, will share in the liquidating distribution of $1.00 per Unit. The presence either in person or by properly executed proxies of holders of record of the majority of Units outstanding as of the Record Date shall constitute a quorum at the Meeting. Only the vote of the Assignor Limited Partner, which, pursuant to the Partnership Agreement, will reflect the votes of Unitholders of record (on the basis of one vote per Unit), will be given direct effect in the determination of business at the Meeting. The affirmative vote of a majority of the total number of Units outstanding on the Record Date will be required to approve each of the Proposals.

 Proxies may be revoked any time before they are exercised. A proxy may be revoked by filing a written notice of revocation with the Secretary of the General Partner at 5750 Wilshire Boulevard, Suite 115, Los Angeles, California 90036, or by delivering at or prior to the Meeting a duly executed proxy bearing a later date. Proxies may also be revoked by attendance at the Meeting and election to vote in person.

 Proxies will be received and tabulated by McCormick & Pryor, Ltd., the proxy solicitation firm engaged by the Partnership. Votes cast in person will be tabulated by an election inspector appointed by the Partnership. Abstentions will be included in determining the presence of a quorum, and will be treated as votes cast against the Proposals. "Broker non-votes" will not be counted for purposes of determining either the presence of a quorum or whether a Proposal has been approved. Any unmarked proxies, including those submitted by brokers and nominees, will be voted in favor of the applicable Proposals.

 This Proxy Statement and accompanying proxy are first being mailed to Unitholders and Limited Partners on or about February 8, 1994. The Partnership's Annual Report on Form 10-K for the year ended December 31, 1992 (the "Annual Report") and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (the "Quarterly Report") are also enclosed herewith as Annexes 1 and 2, respectively, and are incorporated herein by reference. See "Documents Incorporated by Reference" below.


                            SOLICITATION INFORMATION

 The cost of soliciting proxies will be borne by the Partnership. The Partnership has engaged the proxy solicitation firm of McCormick & Pryor, Ltd. to solicit and tabulate proxies on behalf of the Partnership for a fee of approximately $20,000, including reasonable out-of-pocket expenses. The proxy solicitation material, in addition to being mailed directly to Unitholders and Limited Partners, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of Units, and the Partnership expects to reimburse such parties for their charges and expenses in connection therewith. Proxies may also be solicited by certain of the directors, officers and employees of the General Partner personally or by mail, telephone or telegram without additional compensation.

                   BACKGROUND AND REASONS FOR THE PROPOSALS


INTRODUCTION

 The Proposed Transactions and each of the Proposals relating thereto have been proposed to the Unitholders for their approval at the Meeting in light of the General Partner's assessment of the Partnership's financial condition, prospects and financing alternatives. Set forth below is certain background information together with a summary of the reasons the General Partner is recommending the Proposed Transactions, which information and summary generally relate to each of the three Proposals submitted for Unitholder approval. Certain information set forth below is incorporated by reference from the Annual Report and the Quarterly Report.


ORGANIZATION AND BUSINESS OF THE PARTNERSHIP

 The following description of the organization and business of the Partnership is a brief summary of the information set forth under the headings "Business - General" and "Business - Policies and Objectives" in the Annual Report, all of which information is incorporated herein by reference.

 The Partnership is a limited partnership organized in 1986 for the purpose of investing in income-producing multi-family residential, commercial and industrial real properties throughout the United States. References to the Partnership herein include the six operating partnerships through which the Partnership conducts its business (the "Operating Partnerships"). The General Partner is a wholly-owned subsidiary of California Federal. The Partnership's principal executive offices are located at 5750 Wilshire Boulevard, Suite 115, Los Angeles, California 90036, and its telephone number is (213) 930-6246.

 The Partnership's original investment objectives were to invest in income-producing properties which would permit the Partnership to (i) provide substantially tax-deferred quarterly cash distributions, (ii) preserve the Partnership's capital and (iii) provide the opportunity for capital appreciation. From December 1, 1986 through the end of 1988, the Partnership purchased real estate properties for long-term investment (the "Investment Portfolio"). Such properties, which are held by the Partnership through its Operating Partnerships, currently include fee interests in 16 properties and long-term ground leasehold interests in two properties. The 18 properties are located in California, Florida, Georgia and Washington and consist of five apartment projects, four commercial buildings and nine shopping centers.

 Additionally, from December 31, 1989 through the end of 1992, the Partnership acquired certain properties and general partnership interests in real estate partnerships (collectively, the "Resale Portfolio") from Cal Fed Enterprises ("CFE"), a wholly-owned subsidiary of California Federal. The Resale Portfolio was acquired with the intention of selling the properties soon after construction and lease-up were completed. The Resale Portfolio currently includes 9 improved vacant lots in a single family home subdivision and three industrial properties with a total of 11 buildings and approximately 10 acres of improved vacant land, all located in southern California.

INDEBTEDNESS OF THE PARTNERSHIP

 The following description of the indebtedness of the Partnership is a brief summary of the information contained (i) under the headings "Business - Borrowings" and "Business - California Federal Indebtedness" in the Annual Report, (ii) in Notes 9 and 10 of the Notes to the audited Consolidated Financial Statements contained in the Annual Report, (iii) in Notes 10 and 11 of the Notes to the unaudited Consolidated Financial Statements contained in the Quarterly Report, all of which information is incorporated herein by reference.

 As of September 30, 1993, the Partnership had total recorded liabilities in the aggregate amount of $217,408,000, which exceeded total assets by $20,458,000, according to the Partnership's unaudited Consolidated Financial Statements contained in the Quarterly Report. Of the total liabilities, $159,848,000 of aggregate principal amount of indebtedness is owed to California Federal (the "California Federal Indebtedness") and $51,484,000 of aggregate principal amount of indebtedness is owed to non-affiliated third parties, consisting of mortgage and trust deed notes.

 $37,124,000 in aggregate principal of third-party indebtedness which was scheduled to mature on or before September 30, 1993 has been extended through the first quarter of 1994. Additionally, California Federal has agreed to extend the maturity of $62,000,000 in principal of the California Federal Indebtedness from December 31, 1993, and to a forbearance of certain interest payments due on January 1, 1994, in each case until the earlier to occur of (i) the closing of the Proposed Sale, (ii) March 31, 1994, or (iii) the termination of the Purchase Agreement.

 California Federal Indebtedness.  The primary components of the California
 -------------------------------
Federal Indebtedness as of September 30, 1993 are summarized in the following table:

                                                                  Outstanding
                                                                   Principal
                                                                  Balance at
                                                              September 30, 1993
                                                              ------------------
 Loan from California Federal, the initial amounts of which        $ 27,500,000
 were advanced when the Partnership closed its initial public offering of Units (the "Start-Up Loan").  The Start-Up Loan bears interest at 7.5% per annum, with interest payable,
 since 1989, in quarterly installments of approximately
 $527,000 through maturity on December 31, 1999 (subject to
 the above-referenced forbearance on the interest payment
 due January 1, 1994).  The principal amount is payable in
 five equal annual installments of $5,500,000 beginning
 December 31, 1995.

 Revolving credit line (the "Prime Line Credit Facility").         $ 24,350,000
 As a result of certain interest rate adjustments, maturity
 extensions, government restrictions imposed on California
 Federal and reallocations of the California Federal
 Indebtedness, the maximum commitment under this facility
 was reduced from $62,500,000 to $45,000,000 effective
 December 31, 1991, and was further reduced to $24,350,000
 in December 1992.  The Prime Line Credit Facility bears
 interest at the prime rate published in The Wall Street
 Journal ("WSJ Prime"), which at September 30, 1993 was 6%
 per annum.  Interest is payable quarterly, subject to the
 above-referenced forbearance on the interest payment due on
 January 1, 1994; the interest payment on September 30, 1993 was $373,000.  The principal amount is due on November 27,
 1998.

 Master revolving credit note (the "Master Revolving Credit        $ 62,000,000
 Note").  These amounts bear interest at 9.5% per annum; as
 of December 1, 1992, when the maximum loan commitment was
 reached, full monthly interest payments of approximately
 $491,000 were required.  The maturity date of the Master
 Revolving Credit Note has been extended from December 31,
 1993 until the earlier to occur of the closing of the
 Proposed Sale, March 31, 1994 or the termination of the
 Purchase Agreement.

 Three mortgage notes issued in connection with the                $ 20,650,000
 refinancing by the Partnership of indebtedness incurred to
 acquire three apartment complexes in the state of
 Washington (the "Washington Mortgage Notes"), each of which bears interest at the WSJ Prime plus 1%, payable monthly
 (the monthly payment on September 30, 1993 was $120,000).
 The Washington Mortgage Notes matured on November 1, 1993
 and were extended to November 1, 1994.

 Mortgage note issued in connection with the Partnership's         $ 21,768,000
 acquisition of an apartment complex in Georgia (the
 "Georgia Mortgage Note"), which amount, upon the restructuring of terms in 1990, bears interest at an annual rate of 9.5%.
 As of December 31, 1991, as a result of the apartment complex failing to meet the 80% loan-to-value ratio required under
 the Georgia Mortgage Note, monthly interest payments
 increased from approximately $86,000 to approximately
 $172,000 beginning February 1, 1992.  The Georgia Mortgage
 Note matures on December 31, 1994.

 Zero coupon mortgage note (the "Zero Coupon Mortgage Note").      $  3,580,000
 Annual interest of 11.53%, which was previously fully
 deferred, became payable in monthly installments of
 approximately $34,000 beginning in August 1992 when the 80%
 loan-to-value ratio was reached.  The Zero Coupon Mortgage
 Note matures on July 1, 1994.
                                                               _________________
 Total California Federal Indebtedness                             $159,848,000

 California Federal has advised the Partnership that, because of federal regulatory restrictions imposed on the thrift industry in 1989, California Federal is precluded from increasing its aggregate loans to the Partnership above current levels.

 The Partnership and California Federal have agreed to terms by which the California Federal Indebtedness would be satisfied in connection with the Proposed Transactions. Under their agreement, the Partnership would transfer its Resale Portfolio to California Federal for $6,298,000, which was its net book value as of September 30, 1993, net of a nonrecourse third party encumbrance (which was $2,377,000 as of September 30, 1993) to be assumed by California Federal, which will be credited toward repayment of the California Federal Indebtedness. California Federal's assumption of the third party encumbrance on a property in the Resale Portfolio will reduce the Partnership's outstanding indebtedness to third party creditors by a corresponding amount. In connection with the transfer of the Resale Portfolio, California Federal will assume the Partnership's interests in, and role as general partner of, the two general partnerships which hold certain properties in the Resale Portfolio. Additionally, in the event Buyer elects not to purchase certain properties in the Investment Portfolio because of certain material pre-closing casualty, condemnation, title, environmental remediation or other problems, if any, such properties will be transferred to California Federal at an amount specified in the Purchase Agreement, which amount will be credited toward payment of the California Federal Indebtedness (see "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Certain Pre-Closing Adjustments"). California Federal will also cancel a significant portion of the California Federal Indebtedness, which is expected to be in excess of $50,000,000. The exact amount of the debt concession allowed by California Federal (and thus the uncancelled portion of the California Federal Indebtedness) will be determined after net sale proceeds from the Proposed Sale are applied to the repayment of existing mortgage indebtedness to third party creditors, the payment of various costs and expenses related to the Proposed Transactions, the payment of fees of the Partnership's financial advisers, independent accountants, legal counsel and others, the satisfaction of all other liabilities and obligations of the Partnership, the payment of a liquidating distribution of $1.00 per Unit to the Unitholders, and the establishment of a reserve amount (approximately $701,000) for contingent and unforeseen liabilities. California Federal will be entitled to the liquidation proceeds remaining after the applications described above, and other assets, including amounts remaining in reserve after the payment of the Partnership's contingent liabilities, if any. The payment of such proceeds to California Federal will satisfy the Partnership's obligations under the California Federal Indebtedness.

 The difference between the total California Federal Indebtedness and the value of the remaining liquidation proceeds to be paid to California Federal will constitute the amount of the California Federal Indebtedness forgiven and cancelled by California Federal. The amount of this debt concession, as well as any debt concessions that may be obtained from the Partnership's third party creditors, will be treated for accounting purposes as extraordinary gain on extinguishment of debt to the Partnership and, for tax purposes, will result in cancellation of indebtedness income to the Unitholders. See "Federal Tax Consequences of Proposed Transactions" below. It is estimated that approximately $100,300,000 of liquidation proceeds (subject to the adjustments described below in "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Certain Pre-Closing Adjustments"), together with the Resale Portfolio (net of the third-party encumbrance thereon), will be transferred to California Federal, resulting in a debt concession in excess of $50,000,000.
The debt concession agreement with California Federal is designed to ensure that the Unitholders receive a liquidating distribution of $1.00 per Unit after the outstanding debts, liabilities and other obligations of the Partnership are paid, provided that all the Proposals are approved and the Proposed Sale is consummated. The Partnership has received an opinion from Stanger that the transfer of the Resale Portfolio to, and the debt concession by, California Federal, together with the Proposed Sale and liquidating distribution to the Unitholders of $1.00 per Unit, taken as a whole, are fair to the Unitholders (other than the General Partner), from a financial point of view. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Fairness Opinion" below.

 California Federal has also agreed to make certain payments in settlement of litigation affecting the Partnership. See "-Settlement of Litigation" below.

SETTLEMENT OF LITIGATION

 The class action and derivative action lawsuits pending against or affecting the Partnership and its affiliates (the "Pending Litigation") are described under the heading "Other Information - Legal Proceedings" in the Quarterly Report, which information is incorporated herein by reference.

 Most of the parties to the Pending Litigation have entered into a settlement agreement whereby California Federal has agreed to pay $2,500,000, of which $1,450,000 will be set aside for the payment of claims by certain former Unitholders who are members of the applicable class and of which $1,050,000 will be applied toward plaintiffs' attorneys' fees, litigation costs and the expenses of administering claims related to the Pending Litigation. California Federal will also pay the attorneys' fees of the Partnership and General Partner relating to the class action component of the Pending Litigation. The parties have also agreed that the liquidating distribution of $1.00 per Unit by the Partnership that is part of the Proposed Dissolution would settle claims by current Unitholders under the Pending Litigation. In return for these payments, all parties to the Pending Litigation, including the Partnership, the General Partner, officers and directors of the General Partner, members of the Investment Committee, California Federal and its affiliates, and others, would be released from all claims made in the Pending Litigation, and the Pending Litigation would be dismissed with prejudice as to all defendants. None of the defendants to the Pending Litigation has admitted any wrongdoing in reaching settlement terms. Settlement of the Pending Litigation is conditioned upon Unitholder approval of the Proposals, including the Proposed Dissolution, since a critical element of the settlement involves the Partnership making a liquidating distribution of $1.00 per Unit to the Unitholders. The settlement agreement also required court approvals.

 A retired United States Magistrate Judge has been appointed as referee to direct the settlement discussions and coordinate settlement of the Pending Litigation. On September 28, 1993, the retired Magistrate conducted a preliminary hearing and gave preliminary approval to the terms of the proposed settlement and the mailing of notices to Unitholders and class members. Notices of the settlement agreement and the date of fairness hearings to approve the settlement have been mailed separately to current Unitholders and former Unitholders who are members of the applicable class. ALTHOUGH THE SETTLEMENT NOTICE REFERS TO THE PAYMENT TO CURRENT UNITHOLDERS OF $1.00 PER UNIT IN SETTLEMENT OF THEIR CLAIMS UNDER THE PENDING LITIGATION, THIS PAYMENT IS NOT IN
                                                                         ---
ADDITION TO THE LIQUIDATING DISTRIBUTION OF $1.00 PER UNIT DESCRIBED IN THIS PROXY STATEMENT. THE LIQUIDATING DISTRIBUTION OF $1.00 PER UNIT IS THE PAYMENT
                                                                 --
OF $1.00 PER UNIT REFERRED TO IN THE NOTICE.

 On January 18, 1994, the retired Magistrate gave his final approval of the settlement findings and recommended court approval of the proposed settlement. On January 25, 1994, additional proceedings to consider the retired
Magistrate's recommendations were conducted by the California state court, subsequent to which such court issued a final judgment approving the proposed settlement and dismissing the Pending Litigation with prejudice. The period during which any appeals can be filed in California state court is expected to expire no later than April 10, 1994. Similar proceedings were conducted before the federal court on January 31, 1994, following which the court issued an order adopting the retired Magistrate's findings and approved the proposed settlement. The General Partner expects that the federal court will enter a final judgment dismissing the Pending Litigation with prejudice prior to March 1, 1994; the period during which any appeals could be filed in federal court would expire thirty days after the entry of such judgment.

 Certain current and former officers and directors of the General Partner and members of the Investment Committee of the General Partner (see "- Investment Committee" below) either are current Unitholders or members of the applicable class and are thus eligible to receive payments in respect of their Units if the settlement agreement is approved and the Proposed Transactions are consummated.

RESTRUCTURING EFFORTS

 Certain portions of the description below of the Partnership's financial condition and the General Partner's restructuring efforts summarize the information set forth (i) under the headings "Business" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" (which should be read in conjunction with the information regarding encumbrances on the Partnership property and other information under the headings "Business - Borrowings" and "Business - California Federal Indebtedness") in the Annual Report, (ii) in the audited Consolidated Financial Statements, and the Notes thereto, contained in the Annual Report, (iii) under the heading "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Quarterly Report and (iv) in the unaudited Consolidated Financial Statements, and the Notes thereto, contained in the Quarterly Report, all of which information is incorporated herein by reference.

 The deterioration in the Partnership's financial condition in recent years is principally the result of four factors. First, real estate values decreased significantly in three of the four states in which the Partnership holds properties, which decrease has adversely affected the values of certain of the Partnership's properties. Second, the Partnership's annual debt service requirements have increased significantly, beginning in 1990, because of increased borrowings as well as the gradual elimination of the deferred interest feature of certain indebtedness. Third, the decline in the real estate market in California adversely affected anticipated sales of properties from the Resale Portfolio, which significantly reduced the cash flows that were anticipated to be generated by the Resale Portfolio. Fourth, the credit availability under the Prime Line Credit Facility was reduced for the reasons mentioned under " - Indebtedness of the Partnership - California Federal Indebtedness" above.

 In light of these factors and the General Partner's assessment of the Partnership's prospects, in 1992 the General Partner began to pursue restructuring and refinancing alternatives. After determining that unsecured debt financing was not feasible (due to the Partnership's deteriorating financial condition) and considering other conventional refinancing arrangements, the General Partner determined that the most affordable and efficient refinancing program would be a structured refinancing of approximately $95,000,000 of mortgage debt, cross-collateralized by mortgage loans on 13 properties. Toward this end, the General Partner sought and obtained in 1992 Unitholder approval of certain amendments to the Partnership Agreement which, among other things, generally authorized the Partnership to pursue this type of structured financing without further action by the Unitholders. Ultimately, this financing was not pursued based on the General Partner's determination that a refinancing of a limited portion of the Partnership's indebtedness would not adequately remedy the Partnership's declining financial condition, principally because (i) such structured financing would have required setting aside substantial funds for reserves or to satisfy certain minimum financial levels and ratios, which the General Partner estimated would not leave sufficient funds to service the Partnership's other debt requirements, and (ii) of the five properties that would not be included in the structured financing, the California Federal Indebtedness with respect to four of such properties would have matured on December 31, 1992.

 Because of the unavailability or limited benefit of conventional refinancing alternatives and the continued decline of the Partnership's financial condition, in late 1992 the General Partner concluded that a more comprehensive solution to the Partnership's financial difficulties was required. Accordingly, in October 1992 the Partnership engaged Alex. Brown & Sons Incorporated ("Alex. Brown") to assist the Partnership in exploring more comprehensive refinancing and restructuring alternatives.

 During the first six months of 1993, Alex. Brown contacted approximately 60 prospective parties to determine their interest in a transaction with the Partnership. Based on these initial contacts, Alex. Brown distributed information regarding the Partnership to 46 potentially interested parties, of which 15 requested and received additional due diligence materials. Ten entities submitted written proposals to Alex. Brown, of which seven favorable offers were presented by Alex. Brown to the General Partner for its consideration. Based on the amount, structure and terms of these seven bids, as well as the General Partner's and Alex. Brown's assessment of the experience, financial condition and transactional capabilities of the seven bidders, the General Partner invited four bidders (including JMB/Apollo and American Continental Properties Group ("ACP")) to engage in further discussions with the General Partner. Following such discussions, and to assess more appropriately the relative benefit to the Unitholders of the four competing bids, the General Partner requested each of the four bidders to resubmit bids having, to the extent practicable, substantially similar assumptions and closing conditions.
Of the four revised bids, two bids involved only recapitalizations of the Partnership, while two other bids involved, in the alternative, both a recapitalization and a sale of substantially all the Partnership's assets. The General Partner eliminated from consideration two bids based on the General Partner's assessment of the relative abilities of the bidders to consummate a proposed transaction. The General Partner then requested the final two bidders, JMB/Apollo and ACP, to resubmit revised bids. After review of the revised bids and further discussions with the final two bidders, the General Partner initially selected ACP's proposal to purchase substantially all of the Partnership's assets. The selection of ACP's bid was made primarily because it proposed a higher total price to be paid for the Partnership's assets.

 The Partnership and ACP entered into an agreement-in-principle in August 1993. In September 1993, ACP commenced its due diligence review of the Investment Portfolio and the Partnership and ACP began negotiating a definitive agreement relating to the proposed sale. On October 29 and 31 of 1993, the Partnership received letters from ACP with proposed revised terms that were materially different than those set forth in the previous agreement-in-principle between the Partnership and ACP. Following discussions between the Partnership and ACP regarding the revised proposed terms, on November 12, 1993 the Partnership terminated its discussions with ACP and, promptly thereafter, resumed discussions with JMB/Apollo regarding a sale of the Investment Portfolio. On November 23, 1993, the Partnership and JMB/Apollo reached an agreement in principle regarding the Proposed Sale.


REASONS FOR PROPOSED TRANSACTIONS AND ALTERNATIVES

 The General Partner believes that the Proposed Sale, followed by the Proposed Dissolution, is in the best interests of the Partnership and the Unitholders. The General Partner has made this determination based on its assessment of (i) the Partnership's financial condition and prospects and (ii) the availability, feasibility and effect on the Unitholders of other financing alternatives.

 In assessing the Partnership's financial condition and prospects, the General Partner specifically considered the following factors:

        (i) As of September 30, 1993 the Partnership's liabilities exceeded its assets by $20,458,000, as reflected in the unaudited Consolidated Financial Statements contained in the Quarterly Report;

        (ii) $105,798,000 of mortgage indebtedness will mature on or before April 1, 1994, and additional extensions of the maturities on such indebtedness are unlikely to be obtained given the Partnership's present financial condition (see "-Indebtedness of the Partnership" and "-Restructuring Efforts" above);

       (iii) Primarily as a result of declining loan-to-value ratios, which have eliminated the deferred interest feature of certain indebtedness, the annual debt service requirements of the Partnership have increased since December 31, 1991 by $6,869,000 (see "-Restructuring Efforts" above);

        (iv) The Partnership has borrowed the maximum amount available under the Prime Line Credit Facility and the Master Revolving Credit Notes, and California Federal has advised the Partnership that it is precluded under applicable federal regulations from advancing additional funds to the Partnership (see "-Indebtedness-of the Partnership" above);

         (v) The decline in real estate market values has adversely affected the amount and dollar values of sales that were anticipated to be generated from the Resale Portfolio (see "-Restructuring Efforts" above); and

        (vi) The Partnership currently has funds for operations only because of the extension of certain debt maturities from December 31, 1993 through March 31, 1994 (or, if earlier, upon consummation of the Proposed Sale or termination of the Purchase Agreement) and a forbearance of certain interest payments otherwise due on January 1, 1994 (see "-Indebtedness of the Partnership" above). The General Partner estimates that, even if all of the Partnership's debt maturities were to be extended beyond March 31, 1994 on the same periodic payment terms, the Partnership will exhaust its cash resources by March 31, 1994 if operations continue as they have in the recent past.

  In light of the deterioration of the Partnership's financial condition and prospects resulting from the above factors, the General Partner has considered a number of different financing alternatives in an effort to identify a transaction that would permit the Partnership to satisfy its mortgage and other indebtedness, settle the Pending Litigation and provide a realization of value for the Unitholders. Specifically, in addition to a proposed asset sale of the Investment Portfolio followed by a dissolution of the Partnership (the "Asset Sale Alternative"), which is the structure proposed to be used in the Proposed Transactions, the General Partner has considered the following alternatives:


  . Unsecured Debt Financings.  The General Partner, in consultation with Alex.
    -------------------------
    Brown, has considered unsecured debt refinancings of its properties (both through a private placement and a public offering). Because of the Partnership's lack of creditworthiness (particularly the substantial amount by which its liabilities exceed its assets and the scheduled maturities of its indebtedness), the General Partner believes that such financial alternative would not be available to the Partnership on terms attractive to the Partnership and the Unitholders, and most likely would not be available at all.

  . Structured Refinancings.  As discussed above, the General Partner has
    -----------------------
    considered a structured refinancing of approximately $95,000,000 of mortgage debt, cross-collateralized by mortgage loans on 13 properties, and ultimately determined that such refinancing, even if available, would not adequately remedy the Partnership's financial condition. See
    "-Restructuring Efforts."

  . Non-dilutive Equity Financings.  The General Partner, in consultation with
    ------------------------------
    Alex. Brown, has considered both private and publicly offered equity financings not having a substantial dilutive effect on the equity interests of the existing Unitholders. In light of the Partnership's financial condition (particularly the substantial amount by which its secured indebtedness and other liabilities exceed its assets and the scheduled maturities of its indebtedness), the General Partner believes that such non-dilutive equity financing would not be available to the Partnership.

 .  Bankruptcy.  The General Partner, in consultation with its counsel and Alex.
    ----------
    Brown, has considered pursuing a reorganization or a liquidation under the federal bankruptcy laws. In addition to the delays, expenses and uncertainties associated with bankruptcy proceedings, the General Partner believes that in light of the Partnership's financial condition (particularly the amounts by which its secured indebtedness and other liabilities exceed the value of its assets and certain claims in the Pending Litigation), it is unlikely that the Unitholders would receive any distributions in a bankruptcy proceeding.

 .  Forced Sale/Foreclosure.  The General Partner, in consultation with Alex.
    -----------------------
    Brown, has considered selling its individual properties before the mortgage debt thereon matures, or losing such properties by foreclosure if the properties are not sold prior to such maturities. However, in addition to the delays and transaction costs involved in a sale or foreclosure on a property-by-property basis, the General Partner believes that in light of its financial condition (particularly the amounts by which its secured indebtedness and other liabilities exceed the value of its assets and the claims in the Pending Litigation), efforts to effect a property-by-property sale or foreclosure prior to the imminent maturity of the Partnership's indebtedness would result in significant losses and would not likely result in any ultimate distributions to the Unitholders. In this regard, the General Partner believes that it is extremely unlikely that a property-by-property sale of its properties prior to the upcoming debt maturities would generate proceeds approximating the most-recent appraised value of the properties. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Description of Investment Portfolio."

 .  Dilutive Restructurings.  As described above in "-Restructuring Efforts,"
    -----------------------
    the General Partner has considered, in consultation with Alex. Brown and in connection with its review and consideration of the bids received from JMB/Apollo and other bidders, restructurings involving a significant dilution of the equity interests of the existing Unitholders (the "Dilutive Financing Alternative"). Based on discussions with Alex. Brown and its review of the bids submitted to it, the General Partner observed that such restructurings would likely involve either (i) a merger with, or sale of assets to, a new entity, such as a real estate investment trust or a publicly-traded master limited partnership, in which the existing Unitholders would receive substantially diluted equity interests in an entity, or (ii) a refinancing of the Partnership involving a substantial dilution in the current equity ownership of the Unitholders.

    Following its consideration of the Dilutive Financing Alternative, the General Partner determined that the Dilutive Financing Alternative was not as beneficial to the Unitholders as the Asset Sale Alternative because:

    (i) the Asset Sale Alternative would involve an immediate cash payment to the Unitholders ($1.00 per Unit under the Proposed Transactions); the Dilutive Financing Alternative would instead involve the Unitholders receiving a substantially diluted equity interest in a new entity (or, alternatively, retaining a substantially diluted equity interest in the Partnership) instead of a current cash payment;

   (ii) the value of the dilutive equity interests received (or retained) by the Unitholders in the Dilutive Financing Alternative would be entirely speculative;

  (iii) under the Dilutive Financing Alternative, there could be no assurance as to the timing or amount of future distributions to the Unitholders, or that any future distributions would ever be made, and, therefore, there could be no assurance that the amount (or the net present value) of any future payments to the Unitholders would equal or exceed the amounts paid in an Asset Sale Alternative ($1.00 per Unit under the Proposed Transactions);

   (iv) although the Asset Sale Alternative and Dilutive Financing
        Alternatives submitted by JMB/Apollo and the other bidders were both contingent on settling the Pending Litigation and obtaining certain debt concessions from California Federal, the General Partner believed that such contingencies were less likely to be satisfied in the Dilutive Financing Alternative because such alternative did not involve an immediate cash payment and final liquidation of the Partnership. In particular, the General Partner believed that (A) the Pending Litigation was more likely to be settled if the Unitholders received an acceptable cash payment rather than receiving (or retaining) dilutive equity interests of speculative value and (B) the debt concessions desired of California Federal were more likely to be obtained if the Pending Litigation were settled and the Partnership were liquidated. In this regard, the tentative settlement of the Pending Litigation and debt concessions by California Federal in light of the Proposed Transactions would permit the Partnership to make a fixed payment to the Unitholders of $1.00 per Unit if the Proposed Transactions are consummated;

    (v) there could be no assurance that the General Partner would be willing to continue to serve as the general partner of the Partnership (or any successor partnership) or that a suitable entity could be identified that would be willing to serve as such general partner following consummation of the Dilutive Financing Alternative; and

   (vi) the Asset Sale Alternative would result in certain after-tax benefits to the Unitholders that would not be available under the Dilutive Financing Alternative. See "Federal Tax Consequences of Proposed Transactions" below.

 After considering each of the foregoing factors relating to the Partnership's financial condition and prospects and each of the foregoing financing alternatives, the General Partner believes that the Asset Sale Alternative is the only alternative available to the Partnership that would permit it to satisfy its indebtedness, to settle the Pending Litigation and to provide an immediate realization of value for the Unitholders. The selection of JMB/Apollo's bid was made because it was the most viable Asset Sale Alternative proposal available to the Partnership (following termination of discussions with ACP); however, the proposed $1.00 per Unit liquidating distribution to be made under the Proposed Transactions is the same amount as the General Partner reported would be paid under ACP's bid, notwithstanding the reduction in the aggregate purchase price. In selecting JMB/Apollo's bid, the General Partner also considered JMB/Apollo's experience, financial condition and transactional capabilities. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio-JMB/Apollo."

 Additionally, the General Partner has received an opinion from Stanger that the Proposed Transactions, taken as a whole, are fair to the Unitholders (other than the General Partner) from a financial point of view. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Fairness Opinion" below.

 The General Partner estimates that, even if all of its debt maturities were to be extended beyond March 31, 1994 on the same periodic payment terms, the Partnership will exhaust its cash resources by March 31, 1994 if operations continue as they have in recent past. Accordingly, if the Proposed Transactions are not approved by such date (and another feasible financing alternative is not otherwise identified and consummated by such date, which the General Partner does not believe is likely), the General Partner believes that the Partnership's only alternatives are to (i) seek bankruptcy protection or (ii) sell, or lose by foreclosure, each of its properties as the mortgage debt thereon matures. For the reasons set forth in the above discussion of these alternatives, the General Partner does not believe such alternatives would be as economically attractive to the Unitholders as the Proposed Transactions.

RECOMMENDATION OF THE GENERAL PARTNER

 At a special meeting held on January 14, 1994, the Board of Directors of the General Partner (the "Board") unanimously adopted resolutions (i) expressing the Board's belief that the Proposed Transactions are in the best interests of the Partnership and its Unitholders and (ii) approving the Proposed Transactions, subject to Unitholder approval. The Board also approved the filing of this Proxy Statement with the Securities and Exchange Commission and the mailing of definitive proxy materials to the Unitholders.

 In reaching its decision, the Board specifically considered all of the factors described above in "-Reasons for Proposed Transactions and Alternatives." In view of the number and variety of factors considered by the Board in its evaluation of the Proposed Transactions, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The Board, however, placed special emphasis on: (i) the need for a comprehensive solution to the Partnership's current financial situation (particularly its excessive liabilities, the scheduled maturities of its indebtedness, and the estimated depletion of cash resources by March 31, 1994) (see "-Restructuring Efforts" and "-Reasons for Proposed Transactions and Alternatives" above); (ii) the limited number of economically-feasible financing alternatives available to the Partnership, and the assessment of Alex. Brown as to the availability, feasibility and economic effect of various financing alternatives (see "-Reasons for Proposed Transactions and Alternatives" above); (iii) the advantages to the Unitholders of the Asset Sale Alternative over the Dilutive Financing Alternative (see "-Reasons for Proposed Transactions and Alternatives" above); and (iv) the conclusion by Stanger that the Proposed Transactions, taken as a whole, are fair to the Unitholders (other than the General Partner) from a financial point of view, and the analysis undertaken by Stanger in reaching its conclusion (see "Proposal No. 1: Sale of the Partnership's Investment Portfolio
- - Fairness Opinion"). The Board also observed that the $1.00 per Unit liquidating distribution reflects a substantial premium over the recent trading prices of the Units (see "Market Prices for Units" below). At the special meeting, a representative of Stanger made an oral presentation to the Board which summarized the material aspects of the analysis of Stanger described below in "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Fairness Opinion;" while the Board did not expressly agree or disagree with Stanger's analysis, as noted above the Board considered such analysis in reaching its determination that the Proposed Transactions are in the best interests of the Partnership and its Unitholders.

 In approving the Proposed Transactions, the Board was advised that a potential conflict of interest existed because each member of the Board, the General Partner and certain of the General Partner's affiliated entities and individuals have an interest in the Proposed Transactions. See "Proposal No. 2:
Liquidation and Dissolution of the Partnership - Interests of Affiliates in Proposed Transactions." After being advised of and considering each conflict, the Board determined (without specifically addressing any particular conflict of interest), that the Proposed Transactions were in the best interests of the Unitholders notwithstanding the interests of the individual Board members, the General Partner or other affiliated individuals or entities.

APPROVAL BY THE INVESTMENT COMMITTEE

 Under the Partnership Agreement, operating decisions for the Partnership are made by the General Partner and, in certain instances, these decisions require the approval of a majority of the members of the Investment Committee of the General Partner (the "Investment Committee"). Acquisitions, dispositions, financings and refinancings require the approval of a majority of the members of the Investment Committee, except that approval of a majority of the unaffiliated members of the Investment Committee is required in situations where the General Partner or one of its affiliates has an interest. The unaffiliated members of the Investment Committee have no affiliation with the General Partner.

 The Investment Committee held a meeting on January 14, 1994 (held concurrently with the meeting of the Board described above) at which all members were present. At the meeting, the Investment Committee discussed and gave careful consideration to the Proposed Transactions and the factors and alternatives described above in "-Reasons for Proposed Transactions and Alternatives." Additionally, Stanger discussed its opinion that the Proposed Transactions, taken as a whole, are fair to the Unitholders (other than the General Partner), from a financial point of view, as well as the basis for its opinion and the procedures undertaken to arrive at its opinion. The Investment Committee was also advised of the interests in the Proposed Transactions of the General Partner, each member of the Investment Committee and certain of the General Partner's affiliates. See "Proposal No. 2: Liquidation and Dissolution of the Partnership - Interest of Affiliates in Proposed Transactions."

 After consideration of the foregoing, all members of the Investment Committee, including all of the unaffiliated members, approved the Proposed Sale and the transfer of the Resale Portfolio to, and related debt concession by, California Federal as being reasonable and fair to the Partnership.

OWNERSHIP OF UNITS BY GENERAL PARTNER AND AFFILIATES

 As more fully described under "Security Ownership of Certain Beneficial Owners and Management" below, the General Partner and an affiliate of the General Partner own an aggregate of 830,691 Units, or 6.3% of the total outstanding Units, of which the General Partner itself directly owns 653,204 Units. In addition, one current and one former member of the Investment Committee and the estate of a former officer of the General Partner own an aggregate of 5,000 Units. As a consequence, the General Partner, its affiliate, the current and former members of the Investment Committee and the estate of the former officer of the General Partner will, like the other Unitholders, receive the liquidating distribution of $1.00 per Unit if the Proposals are approved and the Proposed Transactions are consummated.

 PROPOSAL NO. 1:  SALE OF THE PARTNERSHIP'S INVESTMENT PORTFOLIO

INTRODUCTION

 For the reasons previously stated under "Background and Reasons for the Proposals - Reasons for Proposed Transactions and Alternatives," the General Partner has determined that it is in the best interests of the Partnership and the Unitholders to sell the Partnership's Investment Portfolio to JMB/Apollo in the manner described below.


SUMMARY OF REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

 Under the Purchase Agreement, the Partnership has agreed to sell its Investment Portfolio to Buyer for an aggregate consideration of $168,750,000, subject to certain prorations and numerous conditions to closing. See "-Closing; -Closing Conditions" below. The Purchase Agreement allows Buyer (under certain circumstances) to exclude certain properties from its purchase and also provides (under certain circumstances) for certain pre-closing adjustments in the purchase price of properties acquired (such exclusion and adjustments, if any, being collectively referred to herein as "Excluded Property Adjustments"), as described below under "-Certain Pre-Closing Adjustments."

  Of the $168,750,000 aggregate consideration, subject to the Excluded Property Adjustments, if any, (i) approximately $145,912,000 (net of a $2,250,000 credit (the "Closing Credit") to be applied against the aggregate purchase price, which Closing Credit represents a compromise between JMB/Apollo and the Partnership of certain issues raised in connection with JMB/Apollo's due diligence review of the Investment Portfolio) will be paid in cash to the Partnership at the closing of the Proposed Sale and (ii) approximately $20,588,000 represents the amount of mortgage indebtedness to which two properties in the Investment Portfolio are subject. The Purchase Agreement provides that the closing of the Proposed Sale (the "Closing") is scheduled to occur on or before March 31, 1994 (subject to the satisfaction of all closing conditions). There can be no assurance that the Proposed Sale will actually be consummated even with Unitholder approval, given the various conditions to Closing. See "-Closing Conditions" below. Following the Closing, the General Partner will initiate the Proposed Dissolution so long as the conditions to the Proposed Dissolution have been met. See "Proposal No. 2: Liquidation and Dissolution of the Partnership." The following summary of the Proposed Sale is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit B.

DESCRIPTION OF INVESTMENT PORTFOLIO

 The Investment Portfolio to be sold to Buyer consists of 18 real property assets held by the Partnership through its Operating Partnerships (subject to the Excluded Property Adjustments, if any). Such assets include fee interests in 16 properties and long-term ground leasehold interests in two properties.
The properties are located in California, Florida, Georgia and Washington and consist of five apartment projects, four commercial office buildings and nine shopping centers. The aggregate net book value of the Investment Portfolio constitutes approximately 93% of the aggregate net book value of all of the Partnership's assets at September 30, 1993. Additional descriptive information of the Investment Portfolio, including occupancy and rental income, is set forth in (i) Items 2 and 7 of and Notes 6, 12 and 13 to the Consolidated Financial Statement contained in the Annual Report and (ii) Item 2 of and Notes 2 and 6 to the Consolidated Financial Statements contained in the Quarterly Report, all of which information is incorporated herein by reference. See also "Background and Reasons for the Proposals - Organization and Business of the Partnership" above Additional information regarding the mortgages and other encumbrances on the properties in the Investment Portfolio is set forth under (i) the headings "Business - California Federal Indebtedness" and in Notes 9 and 10 to the Consolidated Financial Statements contained in the Annual Report, and (ii) in Notes 10 and 11 to the Consolidated Financial Statements contained in the Quarterly Report, all of which information is incorporated herein by reference.

 In accepting JMB/Apollo's offer of $168,750,000 (before giving effect to the $2,250,000 Closing Credit and the Excluded Property Adjustments,if any) for the Investment Portfolio, consisting of a cash payment of $145,912,000 and the acquisition of two properties subject to approximately $20,588,000 in existing indebtedness, the General Partner considered the fact that the aggregate net book value of the Investment Portfolio was $182,500,000 at September 30, 1993 (which was the purchase price proposed by ACP), as shown in the Partnership's unaudited Consolidated Financial Statements contained in the Quarterly Report. Although the General Partner did not commission appraisals of the Investment Portfolio in connection with the Proposed Sale, appraisals of these properties were prepared for and by California Federal as the Partnership's principal lender at various times during 1993. For some properties, the appraisals were prepared by third party appraisers at the request of California Federal, and for other properties the appraisals were prepared by employee appraisers of California Federal. The aggregate appraised value of the Investment Portfolio appearing in these 1993 appraisals was approximately $188,887,000. Similar appraisals of the Investment Portfolio prepared for and by California Federal in 1992 showed aggregate values of approximately $194,000,000. The General Partner did not base its decision to sell the Investment Portfolio on any such appraisals, although the General Partner recognizes that the aggregate consideration of $168,750,000 for the Investment Portfolio (before giving effect to the $2,250,000 Closing Credit or the Excluded Property Adjustments, if any) is less than the most recent appraisals of the Investment Portfolio by $20,137,000 (or $22,387,000 after giving effect to the Closing Credit and assuming no Excluded Property Adjustments). The General Partner believes that it obtained the highest available price for the Investment Portfolio as a whole. Additionally, the General Partner believes that, assuming the appraisals prepared by California Federal in 1993 correctly approximate the fair market value of the properties, the Partnership would not be likely to obtain such fair market values in individual sales of such properties were it required to consummate all such sales in the short-term period available prior to the scheduled maturities of the mortgage indebtedness on such properties.

JMB/APOLLO

 Buyer is CFNC-I, a newly-formed Delaware corporation organized by JMB/Apollo for the purposes of effecting the Proposed Sale. Each of JMB and Apollo is in the business of acquiring, developing and managing real estate properties, principally in the United States. The General Partner believes that by the Closing JMB/Apollo will have the financing necessary to cause Buyer to purchase the Investment Portfolio for the consideration set forth in the Purchase Agreement and to otherwise perform their obligations thereunder. The Purchase Agreement was negotiated at arm's length with JMB/Apollo, and the Partnership has not had any previous contracts, transactions or relationships with JMB or Apollo other than those relating to the Proposed Sale. The principal executive offices of JMB are located at 900 North Michigan Avenue, Chicago, Illinois 60611 and the principal executive offices of Apollo are located at 2 Manhattanville Road, Purchase, New York 10577.

ESCROW

 JMB/Apollo has deposited into escrow $2,500,000, which will be returned to Buyer under certain circumstances if the Proposed Sale is not consummated because of the failure of the Partnership to satisfy various closing conditions. On the other hand, if Buyer breaches the Purchase Agreement and fails to purchase the Investment Portfolio through no fault of the Partnership, the exclusive remedy available to the Partnership will be the recovery of the amount deposited into escrow. If the Proposed Sale is consummated, the entire amount deposited into escrow, together with any interest earned thereon, will be credited against the purchase price.

REPRESENTATIONS AND WARRANTIES

 The Purchase Agreement contains certain representations and warranties of the Partnership and Buyer. However, the Partnership is making only limited representations concerning the physical condition of the properties in the Investment Portfolio, and Buyer is acquiring the Investment Portfolio on an "as is, where is" basis. The representations of Buyer survive for a period of six months after the Closing. The representations of the Partnership will terminate on the Closing.

DUE DILIGENCE

 Except to the limited extent described below in "-Certain Pre-Closing Adjustments," JMB/Apollo has completed its due diligence investigation with respect to the Investment Portfolio. JMB/Apollo has been afforded access to all files, books and records of the Partnership, including financial information, leases, environmental tests relating to the Investment Portfolio, and other documentation deemed relevant by JMB/Apollo. JMB/Apollo has also conducted on-site inspections of the Investment Portfolio, performed engineering evaluations of mechanical, electrical, HVAC and other systems, and reviewed plans and specifications for improvements, governmental matters affecting the Investment Portfolio.

OPERATING COVENANTS

 The Partnership has agreed through the Closing, among other things, to: (i) keep the properties in the Investment Portfilio in their condition and repair, reasonable wear and tear excepted, and make certain repairs and replacements thereto; (ii) operate the properties in the manner it has operated them in the past; (iii) perform its obligations under all leases and other agreements affecting the properties in all material respects, and use commercially reasonable efforts to maintain the goodwill of the Partnership's tenants and suppliers; (iv) maintain accurate books and records regarding property operations and maintain and timely renew certain operating permits; (v) comply in all material respects with applicable laws, rules and refulations; (vi) maintain property damage and personal injury insurance covering improvements and personal property under a blanket policy maintained by California Federal; (vii) obtsin Buyer's consent, which shall not be unreasonable withheld, prior to entering into any new lease affecting any parcel or amending or waiving any provision of an existing tenant lease, other than certain residential leases an d commercial and office leases expiring before the Closing; (viii) submit any service or other contract not terminable on 30 days' notice for Buyer's approval, which shall not be unreasonably withheld; (ix) provide notification to Buyer of any governmental hearings, notices or legal violations, or other material developments relating to the properties in the Investment Portfolio;
(x) not take any action violating its representations or agreements in the Purchase Agreement; (xi) use commercially reasonable efforts to keep the properties in the Investment Portfolio free of mechanics' or materialmen's liens; (xii) not enter into any collective bargaining agreement without Buyer's prior consent; and (xiii) not remove certain tangible personal property from the properties in the Investment Portfolio. The Partnership has also agreed that, prior to the Closing, it will not terminate any lease or permit alteration, modification or addition to the properties in the Investment Portfolio (other than non-material changes or those which are required by a tenant lease).

CERTAIN PRE-CLOSING ADJUSTMENTS

 The Purchase Agreement provides for certain adjustments to the purchase price to be paid by Buyer for the Investment Portfolio and allows the exclusion of certain properties from the Investment Portfolio as a result of (i) a pre-closing casualty to one or more of the properties in the Investment Portfolio (a "Pre-Closing Casualty"), (ii) a pre-closing condemnation, or threatened condemnation, of one or more of the properties in the Investment Portfolio (a "Pre-Closing Condemnation"), (iii) pre-closing environmental remediation that may be required with respect to one or more of four specified properties in the Investment Portfolio (a "Pre-Closing Environmental Remediation"), (iv) certain material representations by the Partnership in the Purchase Agreement not being true as of the date of the Closing with respect to one or more properties in the Investment Portfolio (a "Pre-Closing Misrepresentation"), (v) the failure to obtain consents and estoppel certificates from the owners of the land underlying two ground leases in the Investment Portfolio (a "Pre-Closing Consent Problem"), or (vi) the failure to remove certain matters not approved by Buyer affecting title from the title insurance committments relating to one or more properties in the Investment Portfolio (a "Pre-Closing Title Problem"). As more fully described below, these adjustments, if any, will not reduce the $1.00 per Unit liquidating distribution proposed to be made to the Unitholders in the Proposed Dissolution (see "Proposal No. 2: Liquidation and Dissolution of the Partnership").

 With respect to a Pre-Closing Casualty, the Purchase Agreement provides that if, prior to the Closing, the improvements on any property in the Investment Portfolio suffer "material damage" as a result of any casualty, then, at Buyer's option, either (i) Buyer would receive a credit against the purchase price at the Closing equal to the deductible amount under any insurance policy covering such casualty on such property (or, if there is no such insurance, a credit of $100,000), in which case Buyer would also be entitled to all insurance proceeds with respect to such property, or (ii) Buyer would not acquire such property, in which case the purchase price would be reduced by an amount designated in the Purchase Agreement with respect to such property (the "Designated Amount"). "Material Damage" is defined in the Purchase Agreement as damage which has either (i) an estimated cost to repair of the greater of $250,000 or 25% of the Designated Amount for such property, but is covered by insurance policies then maintained by or on behalf of the Partnership, or (ii) an estimated cost to repair of $100,000 or more but is not covered by any such insurance policies (unless the Partnership elects to treat such damage as not material). With respect to property damage which is not material, the Partnership can elect to repair such damage or credit to Buyer an amount necessary to repair such damage.

   With respect to a Pre-Closing Condemnation, the Purchase Agreement provides that if, prior to Closing, a "material portion" of any property in the Investment Portfolio is condemned, or threatened by condemnation, then Buyer may elect to (i) acquire such property without an adjustment to the purchase price (in which case the proceeds of any condemnation award paid or payable to the Partnership with respect to such property will be paid to Buyer), (ii) acquire such property and accept a reduction in the purchase price equal to the greater of $250,000 or 7 1/2% of the Designated Amount for such property (in which case the Partnership would retain the proceeds of any condemnation award), or (iii) not acquire the property, in which case the purchase price would be reduced by the Designated Amount for such property. A "material portion" is defined in the Purchase Agreement as the part of any property that has a value of the greater of $250,000 or 7 1/2% of the Designated Amount of such property. With respect to any actual or threatened condemnation to a property not involving a material portion thereof, Buyer is required to acquire such property but shall be entitled to receive the proceeds of any condemnation award paid or payble to the Partnership.

 With respect to a Pre-Closing Environmental Remediation, the Purchase Agreement permits Buyer to conduct in an expeditious manner further environmental investigation of four properties in the Investment Portfolio. Following such investigation, Buyer must notify the Partnership of the environmental remediation, if any, that Buyer believes is necessary for any such property and the estimated cost of remediation. If Buyer and the Partnership agree to the remediation required and the cost and time of performing the remediation, then
(i) if the agreed cost of remediation does not exceed $50,000, the Partnership must either perform the remediation or reduce the purchase price by such agreed cost, or (ii) if the agreed cost of remediation exceeds $50,000, the Partnership may perform the remediation prior to the Closing, reduce the purchase price by the amount of such agreed cost or neither perform the remediation nor reduce the purchase price, in which case Buyer may elect either to acquire such property and receive a $50,000 credit against the purchase price at Closing or not acquire such property and accept a reduction in the purchase price by the Designated Amount of such property. Notwithstanding the foregoing, (i) if the agreed cost of remediation exceeds $150,000, (ii) if the agreed time to perform the remediation exceeds six months, or (iii) if Buyer and the Partnership are unable to agree upon the remediation required or the cost or time required for such remediation, Buyer may elect either to acquire such property and accept a $50,000 reduction in the purchase price or not acquire such property and accept a reduction in the purchase price by the Designated Amount of such property.

 With respect to Pre-Closing Misrepresentations, the Purchase Agreement provides that if certain representations made by Buyer in the Purchase Agreement with respect to any property in the Investment Portfolio are not true in all material respects at the Closing, Buyer's sole remedy is to elect not to acquire such property, in which case the purchase price would be reduced by the Designated Amount of such Property.

 With respect to a Pre-Closing Consent Problem, the Purchase Agreement provides that if the fee owners of the land underlying a ground lease have not consented to the transfer to Buyer of such lease and delivered certain estoppel certificates to the Partnership, Buyer may elect not to acquire such lease, in which case the purchase price would be reduced by the Designated Amount for such lease.

 With respect to a Pre-Closing Title Problem, the Purchase Agreement provides that if Buyer receives an update to a title insurance committment with respect to one or more properties in the Investment Portfolio revealing a title matter which, together with all other title matters affecting the relevant property, would either (i) materially and adversely affect title with respect to, or the operation or value of, such property or (ii) prevent Buyer from obtaining financing with respect to such property, then the Partnership may (a) remove the non-approved matters or provide evidence that such matters will be removed prior to Closing or (b) notify Buyer that it will not remove the non-approved matter, in which case Buyer may, at its option, elect not to acquire such property and the purchase price would be reduced by the Designated Amount of such Property.


 California Federal has agreed to acquire any property (an "Excluded Property") not acquired by Buyer as a result of any Pre-Closing Casualty, Pre-Closing Condemnation, Pre-Closing Misrepresentation, Pre-Closing Environmental Remediation, Pre-Closing Title Problem or Pre-Closing Consent Problem, in each case at a price equal to the Designated Amount of such Excluded Property (so long as the Excluded Properties resulting from exclusion as a result of a Pre-Closing Casualty, Pre-Closing Condemnation, Pre-Closing Misrepresentation or Pre-Closing Title Problem (the "Specified Excluded Properties"), in the aggregate, do not constitute more than a specified number of properties (the "Allowed Excluded Properties"). If the number of Specified Excluded Properties exceed the Allowed Excluded Properties, the Purchase Agreement and California Federal's obligation to acquire any Excluded Properties, will terminate. If California Federal acquires any Excluded Properties, California Federal will cancel an amount of California Federal Indebtedness equal to the aggregate sum of the Designated Amounts of all Excluded Properties so acquired by California Federal.

 A reduction in the cash amount paid by Buyer at the Closing resulting from the exclusion of an Excluded Property or from an adjustment in the purchase price of the Investment Portfolio would result in a corresponding reduction in the cash amount to be paid by the Partnership to California Federal in the Proposed Dissolution. See "Proposal No. 2: Liquidation and Dissolution of the Partnership." Based on the collective Designed Amounts of the Allowed Excluded Properties, the cumulative reduction in the purchase price resulting from the exclusion of the Excluded Properties and any other purchase price adjustment will not effect the proposed $1.00 per Unit liquidation distribution proposed to be made to the Unitholders in the Proposed Dissolution, so long as the aggregate number of the Specified Excluded Properties does not exceed the number of Allowed Excluded Properties. See "Proposal No. 2: Liquidation and Dissolution of the Partnership." The General Partner believes it is very unlikely that the aggregate number of Specified Excluded Properties will exceed the Allowed Excluded Properties. However, if such event does occur, the Purchase Agreement will terminate, the arrangements with California Federal for the cancellation of indebtedness and the transfer of the Resale Portfolio will terminate, and the proposed settlement of the Pending Litigation will not be implemented.

CLOSING CONDITIONS

 Consummation of the Proposed Sale is subject to numerous conditions to the Closing, as set forth in the Purchase Agreement. The principal conditions which have not yet been satisfied include the following: (i) Unitholder approval of the Proposed Sale as well as the Proposed Dissolution and Proposed Amendment;
(ii) the delivery by the Partnership and Buyer of certain documents, including bills of sale, assignments, transfer documents and other items; (iii) final settlement of the Pending Litigation and expiration of the applicable appeal period (unless California Federal shall have delivered to Buyer an indemnity against any loss, liability or expense resulting from any appeal from or objection to the settlement of the Pending Litigation); (iv) the issuance by the named title company of title policies or binders with respect to the Investment Portfolio (with respect to which such title company has issued commitments, which are subject to the occurrence of certain conditions) and the Partnership's removal (or the title company's affirmative endorsement for) certain title exceptions; (v) repayment by the Partnership of all existing mortgages and deeds of trust on properties in the Investment Portfolio (other than approximately $20,588,000 in indebtedness on two properties in the Investment Portfolio); (vi) consent by the owners of the land underlying ground leases to the transfer of the tenant's interest in the ground lease parcels, and the Buyer's receipt of estoppel certificates from such owners (which, based on preliminary discussions with certain of such parties, the General Partner believes will be obtained); (vii) the Partnership's receipt of certain other third party consents and estoppel certificates (which, based on preliminary discussions with certain of such parties, the General Partner believes will be obtained); (viii) Buyer's receipt from California Federal of $24,750,000 in first trust deed financing with respect to certain parcels in the Investment Portfolio; and (ix) the number of Specified Excluded Properties, in the aggregate, not exceeding the Allowed Excluded Properties. If the Proposed Sale does not close by March 31, 1994 because of the failure of the Partnership to fulfill conditions (i), (iii), (vi) or (vii) above, the Partnership must pay Buyer an amount equal to $1,000,000 plus all reasonable out-of-pocket expenses incurred by Buyer in connection with its due diligence investigation and the negotiation of the Purchase Agreement.

 The parties will make such filings with the Federal Trade Commission and the United States Department of Justice as are required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "Hart-Scott-Rodino Act"), and the Closing is conditioned upon the expiration or earlier termination of the waiting period required under the Hart-Scott-Rodino Act. See "-Governmental Regulations" below.


CLOSING

 If the conditions to Closing are satisfied and the Proposed Sale is consummated, subject to Excluded Property Adjustments, if any, (i) the Partnership will realize approximately $145,912,000 in cash (net of the $2,250,000 Closing Credit), less transaction and closing costs such as legal fees, escrow fees, recording fees, transfer taxes and a portion of the cost of title insurance and (ii) Buyer will acquire two properties subject to $20,588,000 in existing indebtedness. In addition, the parties will prorate between them as of the Closing all income and expense related to the normal operation, maintenance and repair of the properties in the Investment Portfolio, subject to certain exceptions. Insurance premiums, delinquent rent and delinquent property taxes and assessments will not be prorated. The Partnership will also not be responsible for any increase in taxes on the properties in the Investment Portfolio resulting from the Proposed Sale. Percentage rents due under tenant leases with respect to the period December 31, 1993 through the Closing will be prorated on December 30, 1994. Buyer will collect all percentage rents due with respect to the current year, make all proper disbursements of such percentage rents as required under applicable ground leases and pay to the Partnership its pro rata share of remaining percentage rents. Any payments of percentage rents to the Partnership after its dissolution will be assigned to California Federal in satisfaction of a portion of the California Federal Indebtedness. Tenant improvement costs and leasing commissions under each lease entered into after November 23, 1993 will be prorated as of the Closing based on the parties' respective ownership during the period beginning with the date rent is first due under the lease and ending at the end of the initial term of the lease.

 Common area maintenance charges for 1994 will be prorated as of the Closing. Seller will reconcile 1993 common area costs to collections from tenants, and charge or credit tenants, as applicable, in accordance with the reconciliation. The net amount of the reconciliation shall either be credited to Buyer against percentage rents due the Partnership as described above or delivered to the Partnership.

 Following the Closing, the Partnership will initiate the Proposed Dissolution. See "Proposal No. 2: Liquidation and Dissolution of the Partnership" below.

FAIRNESS OPINION

 The Partnership has retained Stanger to render an opinion as to the fairness of the Proposed Transactions taken as a whole to the Unitholders (other than the General Partner), from a financial point of view. Consummation of the Proposed Transactions was conditioned upon, among other things, receipt of the fairness opinion. No limitations were imposed by the Partnership with respect to the inquiry undertaken by Stanger in rendering its opinion, except as to the time limitation imposed by the Partnership. The fairness opinion of Stanger has been rendered to the Partnership and may be relied upon by, the Partnership, the General Partner (and its officers and directors), the Investment Committee and the Unitholders. The full text of the fairness opinion is attached hereto as Exhibit A and should be read in its entirety.

 Stanger was selected by the General Partner based upon its view of Stanger's qualifications, expertise and reputation in the real estate industry. Since its founding in 1978, Stanger has provided information, research, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange firms and insurance companies and over 70 companies engaged in the management and operation of partnerships. The investment banking services of Stanger include financial advisory services, asset and security valuations, industry and company research and analysis, and due diligence investigations in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

 The opinion of Stanger concluded that the Proposed Transactions, including the sale of the Investment Portfolio to Buyer (including two properties that will be acquired by Buyer subject to existing mortgage indebtedness), the transfer of the Resale Portfolio to California Federal (and related assumption of third party indebtedness by California Federal), the debt concession by, California Federal and the liquidating distribution of $1.00 to the Unitholders, taken as a whole, are fair, from a financial point of view, to the Unitholders (other than the General Partner). Stanger attended and participated in a meeting of the Board of Directors of the General Partner and the Investment Committee to discuss the opinion, the basis of such opinion and the procedures undertaken to arrive at such opinion. Stanger did not participate in negotiations with JMB/Apollo regarding the purchase price.

 In conducting its review and in arriving at its opinion, Stanger observed that one or more real estate appraisals were prepared for each property in the Investment Portfolio and Resale Portfolio at the request of California Federal by either independent appraisers or appraisers on the staff of California Federal. All such appraisals were conducted within the past two years. Such appraisals considered one or more approaches to value including the cost approach, sales comparison approach or income approach. The aggregate value of the Investment Portfolio, as estimated by the most recent appraisals in 1993 was $188,887,000. The range of aggregate value of the Resale Portfolio, as estimated by the most recent appraisals, was $8,201,000 to $9,468,000 (including the debt thereon to be assumed by California Federal, which was $2,377,000 as of September 30, 1993). During the course of its due diligence, Stanger held discussions with representatives of Alex. Brown and learned that Alex. Brown solicited numerous prospective parties who may have been interested in a refinancing or restructuring transaction with the Partnership and that Alex. Brown reviewed and evaluated numerous bids and proposals for the Investment Portfolio and various other refinancing or restructuring proposals. Stanger observed that the Proposed Sale was the result of arms-length negotiations between an independent third-party, JMB/Apollo, and the

Partnership and will result in a cash payment (net of the $2,250,000 Closing Credit) of approximately $145,912,000 (and the acquisition by Buyer of two properties in the Investment Portfolio subject to approximately $20,588,000 in existing indebtedness) for the Investment Portfolio, which represents 88% of the value as estimated by the most recent appraisals. Stanger also observed that the transfer of the Resale Portfolio to California Federal is based upon a transfer value of $8,675,000, which is a 6% premium over the low end of the value estimated in the most recent appraisals and an 8% discount from the high end of the range of value estimated in the most recent appraisals. Stanger observed that the estimated debt concession by California Federal will be in excess of $50,000,000, which represents at least a 31% discount of the California Federal Indebtedness.

 Stanger further observed that the aggregate consideration (including the net proceeds from the sale of the Investment Portfolio, the transfer value ascribed to the Resale Portfolio to be transferred to California Federal in connection with the satisfaction of debt outstanding, and the estimated debt concession by California Federal) exceeds the aggregate value of the properties in the Investment Portfolio and Resale Portfolio estimated by the most recent appraisals by approximately 14%. Stanger noted that the trading price at the close of business on September 24, 1993 (the last trading day immediately prior to the announcement of the proposed liquidating distribution of $1.00 per Unit) for Units of the Partnership on the New York Stock Exchange was $ 7/32 and that closing prices of the Units over the prior year ranged from a high of $ 3/8 to a low of $ 3/32 per Unit. The proposed $1.00 per Unit liquidating distribution from the Partnership as the result of the sale of the Investment Portfolio to JMB/Apollo (and related assumption of indebtedness), transfer of the Resale Portfolio to California Federal for debt repayment, and the debt concession by California Federal, represents a $ 25/32, or 357%, premium over the September 14, 1993 closing price and a $ 5/8, or 167%, premium over the highest closing price of the Units over the prior 12 months. The highest closing price of the Units from September 14 until November 24, 1993 (the date trading of the Units was suspended, see "Market Prices for Units" below) was $ 3/4; the proposed $1.00 per Unit liquidating distribution represents a $ 1/4, or 33%, premium over such price.

 Based principally on the factors described in the preceding two paragraphs, Stanger concluded that the Proposed Transactions, taken as a whole, are fair to the Unitholders (other than the General Partner) from a financial point of view. Stanger has advised the Partnership that the preparation of a fairness opinion is not necessarily susceptible to partial analyses or summary. Stanger has also advised the Partnership that the assumptions made and the judgments applied by Stanger in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the fairness opinion itself attached hereto.

 In rendering its opinion, Stanger has informed the Partnership that it relied upon and assumed, without independent verification, the accuracy and completeness of all financial, appraisal and other information contained in this Proxy Statement or that was provided or otherwise communicated to Stanger by the Partnership or the General Partner, and that Stanger further relied upon the assurances of the General Partner that it was unaware of any facts that would make the information provided to Stanger incomplete or misleading. Stanger did not: (i) select the method of determining the consideration offered to the Partnership for its assets; (ii) make any recommendation to the Partnership or its Unitholders with respect to whether to approve or reject the Proposed Transactions; or (iii) express any opinion as to (a) the impact of the Proposed Transactions on the Unitholders with respect to any method of Partnership dissolution or asset disposition other than the method described in the opinion or alternatives to the Proposed Transactions; (b) the tax consequences of the Proposed Transactions to the Unitholders; or (c) the consideration relative to the value of any potential recoveries associated with the Pending Litigation.

Further, Stanger has not expressed any opinion as to the fairness of any terms of the Proposed Transactions other than the consideration involved in the Proposed Transactions, including the cash payment (net of the $2,250,000 Closing Credit) of approximately $145,912,000 (and the acquisition by Buyer of two properties in the Investment Portfolio subject to approximately $20,588,000 in existing indebtedness) for the Investment Portfolio, the satisfaction of $100,300,000 in debt in addition to the transfer of the Resale Portfolio to California Federal, the debt concession in excess of $50,000,000 by California Federal and the payment of $1.00 per Unit to the Unitholders as a liquidating distribution. Stanger has also supplementally advised the Board that the provisions in the Purchase Agreement regarding Excluded Property Adjustments, if any, and California Federal's acquisition of any Excluded Property do not affect its opinion.

 For its services in rendering its fairness opinion, Stanger was paid a fee of $125,000 (of which $75,000 was paid upon its engagement and $50,000 was paid upon delivery of the fairness opinion), plus reasonable out-of-pocket expenses. The Partnership agreed to indemnify Stanger and its officers, directors, employees and control persons against certain liabilities relating to or arising out of Stanger's engagement by the Partnership and the performance of its services contemplated by such engagement, except for liabilities resulting from the bad faith, gross negligence or willful misconduct of Stanger. Moreover, neither Stanger nor any of its officers, directors, employees or control persons will have any liability to the Partnership or to any of its creditors or Unitholders related to or arising from Stanger's engagement or performance of services except to the extent such liability resulted from its bad faith, gross negligence or willful misconduct.

 In arriving at its opinion, Stanger obtained from the Partnership and analyzed and reviewed the following information: (i) the Purchase Agreement and terms of the Proposed Transactions; (ii) information regarding the properties in the Investment Portfolio, including location, number of units and/or square feet and current rental rates, gross and rentable square footage, age, land acreage and details of ground leases; (iii) operating projections for each property, including revenues and expenses, stabilized occupancy levels, and scheduled capital improvements; (iv) historical operating statements for each property, including actual income and expense components, occupancy, rent levels and capital improvements; (v) 1993 operating budgets and results through July 31, 1993 for each property; (vi) available budget variances for income and expenses for 1991 and 1992 and through July 31, 1993; (vii) for office and retail properties, tenant rent rolls, lease summaries and details concerning historical and projected common area maintenance charges, percentage rent and other income components; (viii) appraisals and environmental reports for the properties conducted within the past two years; (ix) mortgage debt schedules and terms for each property, including prepayment penalties, and the terms of the debt concession by California Federal with respect to the California Federal Indebtedness; (x) agreements with advisers relating to the evaluation or sale of the properties; (xi) memoranda, analyses, correspondence, letters of intent and other information relating to the sale, proposed sale or other disposition of the properties and settlement of outstanding debt obligations; and (xii) the Partnership Agreement and the Partnership's Annual Report and Quarterly Reports for the first three quarters of 1993. Stanger also visited the Partnership's offices and held discussions with management concerning the Partnership's financial condition, current operating results and business outlook. It did not, however, visit any properties or conduct appraisals of any of the properties in the Investment Portfolio or Resale Portfolio.


GOVERNMENTAL REGULATIONS

 Consummation of the Proposed Sale is subject to the requirements of the Hart-Scott-Rodino Act. The Hart-Scott-Rodino Act generally provides that no person may acquire any voting securities or assets of another person unless both persons file notifications of the transaction and the waiting period has expired if: (a) the acquiring person or acquired person is engaged in commerce or in any activity affecting commerce; (b) any voting securities or assets of a person with total assets of $100,000,000 (or $10,000,000)
or more are being acquired by a person which has total assets of $10,000,000 (or $100,000,000) or more; and (c) as a result of the acquisition, the acquiring person would hold 15% or more of the voting securities or assets of the acquired person or an aggregate total amount of the voting securities or assets of the acquiring person in excess of $15,000,000. The applicable waiting period will generally expire 30 days from the date the notifications are filed unless earlier termination is granted, although the waiting period may be extended upon a request for additional information or documentary material. Both the Partnership and JMB/Apollo will file their respective notifications with the Federal Trade Commission and the United States Department of Justice on or about February 10, 1994 and expect the waiting period to expire or be terminated prior to March 10, 1994.

 Other than the Hart-Scott-Rodino Act, there are no known material federal or state regulatory requirements which must be complied with or governmental approvals which must be obtained in connection with the Proposed Transactions.


DISSENTERS' RIGHTS

 Unitholders will not have, nor be entitled to, any dissenters' or appraisal rights with respect to the Proposed Sale under the Partnership Agreement or applicable law.


VOTE REQUIRED

 THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" THE PROPOSED SALE. APPROVAL OF THE PROPOSED SALE REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF OUTSTANDING UNITS. THE PROPOSED SALE WILL NOT BE CONSUMMATED UNLESS THE UNITHOLDERS ALSO APPROVE PROPOSALS 2 AND 3 (THE PROPOSED DISSOLUTION AND THE PROPOSED AMENDMENT).

 PROPOSAL NO. 2:  LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP

INTRODUCTION

 For the reasons previously stated under "Background and Reasons for the Proposals - Reasons for Proposed Transactions; Alternatives," the General Partner has determined that it is in the best interests of the Partnership and the Unitholders to liquidate and dissolve the Partnership following the Proposed Sale in the manner described below.


SUMMARY OF PROPOSED DISSOLUTION

 The Proposed Dissolution involves (i) satisfaction of the Partnership's debts, liabilities and other obligations to the third party creditors; (ii) a liquidating distribution to the Unitholders of $1.00 per Unit outstanding; (iii) setting aside reserve amounts to cover contingent and unforeseen liabilities, if any,; (iv) the transfer of the Resale Portfolio (and, if applicable, the Excluded Properties) to California Federal (in exchange for a corresponding reduction in the Partnership's indebtedness to California Federal); and (v) payment of remaining liquidation proceeds and other assets to California Federal in satisfaction of the uncancelled portion of the California Federal

Indebtedness. See "-Uses of Liquidation Proceeds" below. Provided that each of the Proposals has been approved by the Unitholders, the Proposed Dissolution will be effected as soon as practicable following consummation of the Proposed Sale, which is expected to take place on or before March 31, 1994. Unitholder approval of the Proposed Dissolution constitutes approval of all of its individual elements, including the $1.00 per Unit liquidating distribution and the transfer of the Resale Portfolio (and, if applicable, the Excluded Properties) to California Federal.

 The Proposed Dissolution will be accomplished substantially in the manner set forth in Section 15.3 of the Partnership Agreement, a copy of which section is attached hereto as Exhibit C. Section 15.3 of the Partnership Agreement provides that the proceeds of liquidation will be applied, first, to the payment of liabilities, obligations and debts of the Partnership which are then due (including any loans or advances that may have been made by any of the partners or affiliates of the Partnership) and any accrued or deferred fees of the General Partner and its affiliates and the expenses of liquidation, paid in the order then required by applicable law; second, to the setting up of any reserves for any future, contingent or unforeseen liabilities, obligations or debts of the Partnership or of the General Partner arising out of or in connection with the Partnership which are not yet payable or have not yet been paid; and, finally, to the General Partner and Unitholders up to an amount equal to the positive balances in their capital accounts (after all allocations of net profit and net loss during the liquidation period have been registered in their capital accounts), in proportion to their respective positive balances and, as to any excess, in accordance with their percentage shares. See "-Uses of Liquidation Proceeds" below. The net profit or net loss realized during the fiscal year in which the Partnership is dissolved will be allocated among the partners in such a manner that, to the greatest extent possible, the ratio of each partner's capital account balance to the capital account balances of all partners will equal that partner's respective percentage share. "Percentage share" means, with respect to the General Partner, 1%, and with respect to each Unitholder, the percentage obtained by multiplying 99% by a fraction, the numerator of which is the total number of Units held of record by such Unitholder and the denominator of which is the total number of Units and undeposited interests outstanding.

 As described above, the Partnership will make a liquidating distribution to the Unitholders of $1.00 per Unit, after applying the net proceeds from the Proposed Sale to repay indebtedness secured by mortgages and deeds of trust to third party creditors, to pay certain transaction costs and various fees and expenses, and to satisfy miscellaneous other liabilities, and after setting aside reserve amounts that the General Partner determines are appropriate. Amounts remaining after applying the net proceeds from the Proposed Sale to pay off the Partnership's debts and obligations and to make the liquidating distribution of $1.00 per Unit, and any other assets, will be paid to California Federal in satisfaction of the uncancelled portion of the California Federal Indebtedness. The Resale Portfolio will also be transferred to California Federal at its net book value as of September 30, 1993 (which was $6,298,000), after reduction for a nonrecourse third party encumbrance (which was $2,377,000 as of September 30, 1993) to be assumed by California Federal, which will be credited toward repayment of the California Federal Indebtedness. Additionally, the Excluded Properties, if any, will be transferred to California Federal at their respective Designated Amounts (so long as the number of Specified Excluded Properties does not exceed the Allowed Excluded Properties), which Designated Amounts will be credited toward repayment of the California Federal Indebtedness. The General Partner has agreed to waive any sale or financing fees and its right to reimbursement of certain accrued administrative, office and other expenses to which it may otherwise be entitled in connection with the Proposed Transactions or under the Partnership Agreement. See "Background and Reasons for the Proposals - Indebtedness of the Partnership - California Federal Indebtedness" above and "-Sources of Liquidation Proceeds" below. Application of the liquidation proceeds is described in more detail below. See "-Uses of Liquidation Proceeds."

 Unitholders of record as of a future date specified by the General Partner (the "Distribution Record Date") will be entitled to receive the liquidating distribution. The Distribution Record Date has not yet been determined but is expected to be a date shortly after the Meeting, provided Unitholders have approved the Proposed Transactions and Buyer is prepared to consummate the Proposed Sale. Unitholders of record on the Distribution Record Date will receive instructions from an agent designated by the Partnership (the "Paying Agent"), informing them of the procedure for the liquidating distribution. As of the effective time of the liquidation, the Unitholders will be entitled to receive $1.00 in cash per Unit, and will cease to have any rights with respect to their ownership of Units other than the right to receive the liquidating distribution. Pursuant to the instructions, Unitholders will be asked to surrender their Unit certificates or depositary receipts to the Paying Agent. Promptly after surrender of such certificates or depositary receipts, the Paying Agent will deliver to the Unitholders a check for the amount of their liquidating distribution. Unitholders should surrender their certificates or depositary receipts only after receipt of instructions from the Paying Agent. Unit certificates and depositary receipts should NOT be enclosed with the
- -------------------------------------------------------------------------
Proxies.  The Partnership will deposit with the Paying Agent amounts sufficient
- -------
to make a liquidating distribution of $1.00 per Unit to the Unitholders.

 Upon completion of the Proposed Dissolution, the Partnership will file a certificate of cancellation with the Secretary of State of Delaware, comparable documents in each other jurisdiction where the Partnership is qualified to do business and such other documents evidencing the dissolution and winding up of the Partnership as the General Partner deems appropriate.


SOURCES OF LIQUIDATION PROCEEDS

 The assets of the Partnership consist almost entirely of the Investment Portfolio and Resale Portfolio. The Investment Portfolio will be sold to Buyer for aggregate consideration of $168,750,000, before giving effect to the $2,250,000 credit applied against the purchase price at the Closing and assuming no Excluded Property Adjustments (See "Proposal No. 1: Sale of the
Partnership's Investment Portfolio" above). Of the $168,750,000 aggregate consideration, (i) $20,588,000 represents the amount of indebtedness on certain properties being acquired by Buyer and (ii) $2,250,000, representing the Closing Credit, will be applied against the aggregate purchase price at the Closing; accordingly, it is estimated that a cash payment of approximately $145,912,000 will be paid to the Partnership at the Closing (assuming no Excluded Property Adjustments). Additionally, the Resale Portfolio will be transferred to California Federal at its net book value as of September 30, 1993 (which was $6,298,000) after reduction for a nonrecourse third party encumbrance (which was $2,377,000 as of September 30, 1993) to be assumed by California Federal, which will be credited toward repayment of the California Federal Indebtedness. In sum, total sources of liquidation proceeds, including proceeds from the sale of the Investment Portfolio and the aggregate net book value (excluding the encumbrance to be assumed by California Federal) of the Resale Portfolio as of December 31, 1993, will be approximately $152,210,000 (subject to the Excluded Property Adjustments, if any).

 As described under "Background and Reasons for the Proposals - Indebtedness of the Partnership -California Federal Indebtedness" above, the transfer of the Resale Portfolio to California Federal will be made in connection with a debt concession obtained from California Federal and repayment by the Partnership of the uncancelled portion of the California Federal Indebtedness. The Partnership currently owes California Federal $159,848,000 in principal, plus accrued interest, in respect of the California Federal Indebtedness. However, California Federal has agreed to a debt concession in excess of $50,000,000, the exact amount of which will depend upon the amount of assets remaining after payment of all the Partnership's other debts, obligations and liabilities and the liquidating distribution to the Unitholders of $1.00 per Unit. The payment to California Federal of remaining liquidation proceeds and other assets will discharge the Partnership of any further obligation under the California Federal Indebtedness.

USES OF LIQUIDATION PROCEEDS

 The net liquidation proceeds will be applied to make a liquidating distribution to the Unitholders of $1.00 per Unit; to satisfy existing liabilities, obligations and debts of the Partnership to third party creditors; to establish reserves which the General Partner deems appropriate for any contingent and unforeseen liabilities; and to satisfy the Partnership's obligations to California Federal under the California Federal Indebtedness (a portion of which will be cancelled and forgiven as described above). Partnership liabilities, obligations and debts consist primarily of the California Federal Indebtedness and nonrecourse notes payable to third party creditors that are secured by mortgages and deeds of trust on real property assets held by the Partnership.
At September 30, 1993, total liabilities (including accrued interest) of the Partnership were $217,408,000, including total property indebtedness of $211,332,000 aggregate principal amount, of which principal of $159,848,000 was owed to California Federal and principal of $49,107,000 was owed to third-party creditors (after reduction for a third party encumbrance of $2,377,000 on a property in the Resale Portfolio to be assumed by California Federal). See "Background and Reasons for the Proposals -Indebtedness of the Partnership" above.

 Approximately $28,211,000 of the net cash proceeds from the Proposed Sale will be applied to pay off third party creditors on indebtedness secured by mortgages and deeds of trust. Liquidation proceeds will also be used to pay the fees of Alex. Brown, the Partnership's financial adviser engaged to consider restructuring or refinancing alternatives; accrued and unpaid attorneys' fees incurred in connection with the derivative action component of the Pending Litigation and related litigation expenses; certain closing fees and costs related to the Proposed Transactions, including the accrued and unpaid fees of KPMG Peat Marwick, independent accountants to the Partnership, of Paul, Hastings, Janofsky & Walker, legal counsel to the Partnership, and of the Partnership's Transfer Agent and Paying Agent, and miscellaneous transaction costs (which closing fees and costs, in the aggregate, are estimated to be approximately $980,000); and the costs of this proxy solicitation such as filing, mailing and photocopying, and solicitation fees.

 Under the Partnership Agreement the General Partner is entitled to a sale or financing fee equal to the difference between the lesser of 6% of the gross sales price paid by Buyer for the Investment Portfolio or customary fees charged by non-affiliates of the General Partner in respect of sales of similar properties in the same geographic area at the time in question, less any sale or financing fee previously paid with respect to those properties. In addition, the Partnership is required to reimburse the General Partner for certain administrative, office and other expenses that have accrued. At September 30, 1993, these accrued and unpaid reimbursable expenses were $685,000 and, by the date of the Proposed Dissolution, are expected to be approximately $972,000. However, the General Partner has agreed to waive any fees it may have earned in connection with the Proposed Sale and its right to reimbursement for the reimbursable expenses that may have accrued.

 The General Partner will also set aside approximately $701,000 of the remaining liquidation proceeds in reserve for contingent and unforeseen liabilities.

 Liquidation proceeds of approximately $13,200,000 will be deposited with the Paying Agent for the purpose of making a liquidating distribution to the Unitholders of $1.00 per Unit.

 Liquidation proceeds remaining after payment of the Partnership's existing liabilities, obligations and debts (including all those described above), and the liquidating distribution to the Unitholders of $1.00 per Unit will be paid to California Federal in satisfaction of the uncancelled portion of California Federal Indebtedness. The Partnership will also transfer the Resale Portfolio to California Federal at its net book value as of September 30, 1993 (which was $6,298,000), after reduction for the third party encumbrance (which was $2,377,000 as of September 30, 1993) to be assumed by California Federal, which will be credited toward repayment of the California Federal Indebtedness. If applicable, the Partnership will also transfer the Excluded Properties to California Federal at their respective Designated Amounts (so long as the number of Specified Excluded Properties does not exceed the Allowed Excluded Properties), which Designated Amounts will be credited toward repayment of the California Federal Indebtedness. Any deficiency between the total outstanding California Federal Indebtedness and remaining liquidation proceeds (including the Resale Portfolio and, if applicable, the Excluded Properties) will be cancelled and forgiven by California Federal. It is estimated that remaining liquidation proceeds of approximately $100,300,000 will be paid to California Federal (assuming no Excluded Property Adjustments are made), which, together with the transfer of the Resale Portfolio for $6,298,000, will result in a debt concession by California Federal of more than $50,000,000 or 31% of the total California Federal Indebtedness. The amount of the debt concession will be treated for accounting purposes as an extraordinary gain on extinguishment of debt to the Partnership and for tax purposes will result in cancellation of indebtedness income to the Unitholders. See "Federal Tax Consequences of Proposed Transactions" below. California Federal will also be entitled to amounts remaining in reserve after satisfaction by the Partnership of contingent and unforeseen liabilities, if any.

 The following table sets forth estimates of the various sources and uses of proceeds in liquidation of the Partnership described above:


  Sources of Proceeds:
    Investment Portfolio*..................  $145,912,000
    Resale Portfolio (net of third-party
     encumbrance of $2,377,000 to be
     assumed by California Federal) .......     6,298,000
                                             ------------
    Total Sources..........................  $152,210,000
                                             ============

Uses of Proceeds:
    Third-Party Secured Creditors (less
     encumbrances to be assumed by
     JMB/Apollo and California Federal) ...  $ 28,211,000
    Alex. Brown Fees ......................     2,500,000
    Proxy Solicitation Expenses............        20,000
    Sale/Liquidation Fees and Costs........       980,000
    Reserve for Contingent Liabilities.....       701,000
    Liquidating Distribution to Unitholders
      ($1.00 per Unit outstanding).........    13,200,000
    California Federal Bank (including
     transfer of the Resale Portfolio)** ..   106,598,000
                                             ------------
    Total Uses.............................  $152,210,000
                                             ============

__________________

 *This amount assumes no Excluded Property Adjustments and is net of (i) $20,588,000 in existing indebtedness to which two properties in the Investment Portfolio being acquired by Buyer are subject and (ii) the $2,250,000 Closing Credit.

 **This amount assumes no Excluded Property Adjustments. As previously discussed, the estimated use of proceeds set forth opposite "California Federal Bank" in the table above will vary depending on the liquidation proceeds actually applied in respect of all other listed uses. No payments will be made to California Federal until liquidation proceeds to be applied in respect of such listed uses have been determined, and then the Resale Portfolio will be transferred to California Federal (in exchange for a corresponding reduction in the amount of the Partnership's indebtedness to California Federal) and remaining liquidation proceeds and amounts left in reserve after satisfaction by the Partnership of any contingent and unforeseen liabilities will be paid to California Federal.

 Certain of the amounts appearing in the above table are approximate and based on a number of assumptions and contingencies, including the assumption that transaction costs will not exceed the figures in the table, that amounts reserved for contingent and unforeseen liabilities will be sufficient, and that the Proposed Transactions will be consummated. No assurance can be given that these assumptions will prove to be correct; nonetheless, the General Partner believes that it has adequately provided for all of the Partnerships' debts and liabilities and that a liquidating distribution of $1.00 per Unit will be made to the Unitholders, provided that the Proposals are approved and the Proposed Sale is consummated.
 If the Proposed Transactions are consummated, each of the Unitholders will be furnished with a liquidation statement (the "Liquidation Statement") audited by the Partnership's independent accountants, setting forth the proceeds from the Proposed Sale and the transfer of the Resale Portfolio and the uses or application of such proceeds.


CONDITIONS TO DISSOLUTION

 The Proposed Dissolution is conditioned upon: (i) approval by the Unitholders of the Proposed Dissolution as well as of the Proposed Sale and Proposed Amendment, (ii) court approval of the terms of settlement of the Pending Litigation and expiration of the appeal periods (unless California Federal shall have delivered to Buyer an indemnity against any loss, liability or expense resulting from any appeal from or objection to the settlement of the Pending Litigation), (iii) consummation of the Proposed Sale, and (iv) completion of the transfer of the Resale Portfolio to California Federal (and corresponding reduction in indebtedness) and the cancellation by California Federal of the unpaid portion of the California Federal Indebtedness.


INTERESTS OF AFFILIATES IN PROPOSED TRANSACTIONS

 Affiliates of the General Partner include (i) California Federal, of which the General Partner is a wholly-owned subsidiary, (ii) CFE, a wholly-owned subsidiary of California Federal which sold the Resale Portfolio to the Partnership, (iii) CalFed Investors, an indirect subsidiary of California Federal which serves as the Assignor Limited Partner of the Partnership, and
(iv) CalFed Investment Corp., a wholly-owned subsidiary of California Federal and a Unitholder. A description of certain relationships between such affiliates and the Partnership is set forth, or incorporated by reference, in "Background and Reasons for the Proposals - Organization and Business of the Partnership" above and "Security Ownership of Certain Beneficial Owners and Management" below.

 Under the debt concession agreement between the Partnership and California Federal, it is estimated that approximately $100,300,000 in liquidation proceeds (assuming no Excluded Property Adjustments are made) will be paid to California Federal in satisfaction of the California Federal Indebtedness. In addition, the Partnership will transfer the Resale Portfolio to California Federal for a credit towards repayment of the California Federal Indebtedness. The remaining portion of the California Federal Indebtedness will be cancelled and forgiven. California Federal will also provide Buyer with approximately $24,750,000 in financing on certain properties in the Investment Portfolio. See "Background and Reasons for the Proposals - Indebtedness of the Partnership - California Federal Indebtedness" above. If applicable, the Partnership will also transfer the Excluded Properties to California Federal at their respective Designated Amounts (so long as the number of Specified Excluded Properties does not exceed the Allowed Excluded Properties), which Designated Amounts will be credited towards repayment of the California Federal Indebtedness. See "Proposal No. 1:
Sale of the Partnership's Investment Portfolio - Certain Pre-Closing
Adjustments."

 The Resale Portfolio will be transferred to California Federal at its net book value as of September 30, 1993 (which was $6,298,000), after reduction for a third party encumbrance (which was $2,377,000 as of September 30, 1993) to be assumed by California Federal. Appraisals of the Resale Portfolio were prepared for California Federal from July 1992 through March 1993, which showed a range of appraised values (without reduction for the $2,377,000 debt thereon) of $8,201,000 to $9,468,000. No appraisals of the Resale Portfolio have been prepared since March 1993, and no appraisals have been prepared by or for the Partnership in connection with the transfer of the Resale Portfolio to California Federal. Although the General Partner expresses no opinion about these appraisals, it believes that the transfer of the Resale Portfolio to California Federal, coupled with the related debt concession by California Federal, is in the best interests of the Unitholders, since it is unlikely that the Partnership could sell the individual properties in the Resale Portfolio for amounts approximating their appraised values were it required to consummate all such sales in the short-term period available prior to the scheduled maturities of the Partnership's mortgage indebtedness. In addition, Stanger has rendered an opinion that the transfer of the Resale Portfolio to, and related debt concession by, California Federal in respect of the California Federal Indebtedness, together with the Proposed Sale and liquidating distribution to the Unitholders of $1.00 per Unit, taken as a whole, are fair to the Unitholders (other than the General Partner), from a financial point of view. Stanger has supplementally advised the Board that the proposed Excluded Property Adjustments, if any, do not affect its opinion. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Fairness Opinion" above.

 As described under "Background and Reasons for the Proposals - Settlement of Litigation" above, the settlement agreement relating to the Pending Litigation provides for an aggregate payment of $2,500,000 by California Federal, of which $1,450,000 would be set aside for the payment of claims by former Unitholders who are members of the applicable class. In addition, the liquidating distribution of $1.00 per Unit would settle the claims of current Unitholders. In exchange for such payments, California Federal, the Partnership, the General Partner, officers and directors of the General Partner, members of the Investment Committee, various affiliates of California Federal and others would be released from all liability relating to the Pending Litigation, and the Pending Litigation would be dismissed with prejudice as to all defendants. Approval of the Proposals and consummation of the Proposed Transactions are essential to settlement of the Pending Litigation, although court approval is also necessary.

 The General Partner, the estate of a former officer of the General Partner, one current and one former member of the Investment Committee, and California Federal, through its subsidiary, CalFed Investment Corp. and its interest in the General Partner, own Units and, like other Unitholders, will receive a liquidating distribution in respect of their ownership of Units. In addition, certain current and former officers and directors of the General Partner and members of the Investment Committee are members of the applicable class in the Pending Litigation and thus eligible to share in the amounts set aside to settle claims. See "Security Ownership of Certain Beneficial Owners and Management" below.

 The General Partner has agreed to waive any sale or financing fees and the right to reimbursement for certain accrued administrative, office and other expenses to which it otherwise would be entitled under the Partnership Agreement and in connection with the Proposed Sale.

FAIRNESS OPINION

 The Partnership has received a fairness opinion from Stanger that the Proposed Transactions, including the transfer of the Resale Portfolio to, and related debt concession by, California Federal, the Proposed Sale and the liquidating distribution to the Unitholders of $1.00 per Unit, taken as a whole, are fair to the Unitholders (other than the General Partner), from a financial point of view. See "Proposal No. 1: Sale of the Partnership's Investment Portfolio - Fairness Opinion" above.

DISSENTERS' RIGHTS

 Unitholders will not have, nor be entitled to, any dissenters' or appraisal rights with respect to the Proposed Dissolution under the Partnership Agreement or applicable law.


LIMITATIONS ON DISTRIBUTIONS

 Section 17-607 of the Delaware Revised Uniform Limited Partnership Act ("Section 17-607") prohibits a limited partnership from making a distribution to a partner to the extent that, at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the partnership, exceed the fair value of the assets of the partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited may be included in the assets of the partnership only to the extent that the fair value of that property exceeds that liability. A limited partner who receives a distribution in violation of this prohibition and who knew that the distribution was prohibited is liable to the partnership for the amount of the distribution for up to three years from the date of the distribution. Moreover, other legal principles could permit a creditor to seek recovery of assets transferred by a Partnership in a distribution to its limited partners if immediately before the transfer, or as a result of the transfer, the partnership is or would be rendered insolvent. For this purpose, "insolvent" means that taken at fair values the partnership's liabilities (including both fixed and contingent liabilities) exceed its assets.


 Although Section 17-607 and these other legal principles may raise some concern with regard to the rights of Unitholders to receive $1.00 per Unit in the Proposed Dissolution, the General Partner does not believe that Section 17-607 or these other legal principles will have any significant practical effect. At the time the liquidating distribution of $1.00 per Unit is made to the Unitholders, the General Partner believes that the Partnership will have satisfied all of its then known liabilities or, in the case of California Federal, agreed to terms by which the California Federal Indebtedness would be cancelled and repaid. In addition, the General Partner will have established a reserve fund out of liquidation proceeds which is intended to cover contingent and unforeseen liabilities, if any. As a consequence, all of the Partnership's known debts and obligations and contingent liabilities should be paid or adequately provided for by the time the liquidating distribution is made. Also, the General Partner has substantial assets apart from the Partnership with which to satisfy Partnership liabilities and is required by law to do so. The General Partner has informed the Partnership that it will not seek to recover any distribution made to the Unitholders. Thus, under Section 17-607 and these other legal principles, the General Partner believes that no Unitholder should be liable to the Partnership for any portion of the liquidating distribution that such Unitholder receives.


VOTE REQUIRED

 THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2. APPROVAL OF THE PROPOSED DISSOLUTION OF THE PARTNERSHIP REQUIRES THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING UNITS. THE PROPOSED DISSOLUTION WILL NOT BE EFFECTED UNLESS UNITHOLDERS ALSO APPROVE PROPOSALS 1 AND 3. APPROVAL OF THE PROPOSED DISSOLUTION ALSO CONSTITUTES APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE PROPOSED DISSOLUTION, INCLUDING THE $1.00 PER UNIT LIQUIDATING DISTRIBUTION AND THE TRANSFER OF THE RESALE PORTFOLIO TO CALIFORNIA
FEDERAL.

               FEDERAL TAX CONSEQUENCES OF PROPOSED TRANSACTIONS

INTRODUCTION

 The following discussion is a summary of certain material federal income tax consequences to Unitholders who are individuals and citizens or residents of the United States. The discussion does not summarize the tax consequences peculiar to nonresident foreign investors, corporate taxpayers, tax-exempt entities or other persons subject to United States taxation.

 Except as otherwise provided herein, this summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to changes that may or may not be retroactively applied. However, this summary does not bind the Internal Revenue Service (the "Service") or the courts nor does it constitute an assurance that the Service or the courts will agree with the conclusions stated herein. No ruling has been or will be requested from the Service as to the federal income tax matters discussed herein and thus no assurance can be provided that the statements set forth herein will not be challenged by the Service or will be sustained by a court if so challenged. The actual tax consequences to a particular Unitholder will depend, in part, on the Unitholder's own tax circumstances. ACCORDINGLY, EACH UNITHOLDER SHOULD CONSULT, AND MUST DEPEND ON, HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED SALE AND PROPOSED DISSOLUTION AS THEY AFFECT HIM OR HER INDIVIDUALLY.


GENERAL

 Because the Partnership is a publicly traded partnership which has made an election to adjust the tax bases of its assets upon each transfer of an interest in the Partnership, a given Unitholder's outside basis in its Partnership interest and the Unitholder's allocable share of the inside basis of the assets of the Partnership will likely be different from another Unitholder's respective outside and inside bases, provided such Unitholders purchased Units at different prices or at different times. As a result, the tax consequences of the Proposed Sale and the transfer of the Resale Portfolio (and, if applicable, the Excluded Properties) to California Federal (collectively, the "Sale and Transfer") and the Proposed Dissolution will be different for each Unitholder and such consequences must be analyzed on a "per partner" basis rather than on an overall Partnership basis. See Schedule at pages 41 and 42 for a summary of the estimated tax consequences for a Unitholder purchasing a Unit in each month from December 1986 through September 1993. The federal income tax consequences of the Sale and Transfer and the Proposed Dissolution which may be material to United States individuals are discussed below.


DISCUSSION
 1. SALE AND TRANSFER OF ASSETS. The Sale and Transfer will be taxable events to the Partnership and the Unitholders. Each Unitholder will be required to take into account his or her allocable share of the income, gain or loss from the Sale and Transfer for his or her taxable year that ends with, or within which ends, the taxable year of the Partnership (which is the calendar year). The Partnership has made the election permitted by Section 754 of the Code.
This election, in effect, permits a person acquiring Units by purchase or other taxable transaction to adjust the basis of a portion of the Partnership's property under Section 743(b) of the Code in order to reflect the price at which his or her Units were acquired. Any increase (or decrease) in the bases of the Partnership's properties resulting from this election permits such a person to claim deductions based on his or her Unit acquisition price rather than on the higher (or lower) actual adjusted bases of the properties to the Partnership. Moreover, these adjusted bases will be used to calculate each Unitholder's share of income, gain or loss upon the Sale and Transfer.

 In determining his or her income tax liability, each Unitholder is required to take into account separately his or her distributive share of the Partnership's gains and losses from sales or exchanges of property described in Section 1231 of the Code (relating to certain property used in a trade or business). The activities of the Partnership with respect to the Investment Portfolio are such that the Partnership should not be viewed as holding such property primarily for sale to customers in the ordinary course of business but rather be viewed as property used in a trade or business. Thus, the Investment Portfolio should constitute Section 1231 property. The aggregate net gain or loss recognized on all transactions in any taxable year on the disposition of property described in
Section 1231 is taxed as long-term capital gain or as ordinary loss, as the case may be, except that any net gain will be treated as ordinary income to the extent of net losses from the sale or exchange of Section 1231 assets in the previous five years. The transfer of the Excluded Properties, if any, would be taxable as a sale of Section 1231 property for an aggregate purchase price equal to their aggregate Designated Amounts. Conversely, the Resale Portfolio will be treated as being held for sale to customers. Any gain or loss on the transfer of the Resale Portfolio will be treated as ordinary income or loss. Based on the net sales prices of the Sale and Transfer, the General Partner has determined that a net ordinary loss will result from the Sale and Transfer to all Unitholders.

 2. CANCELLATION OF INDEBTEDNESS INCOME. In general, if a debt is cancelled (or reduced) for no consideration, Code Section 61(a)(12) provides that a debtor is subject to income tax on the amount of its cancellation of indebtedness income ("COD income"). COD income is taxed as ordinary income to the debtor. Where a partnership is involved, COD income generally is allocated among the partners pursuant to the terms of the partnership agreement. The release of a portion of the indebtedness of the Partnership will result in COD income to the Partnership in the amount of such release. Under Section 15.3 of the Partnership Agreement, income, gain or loss realized on the Sale and Transfer will be allocated among the General Partner and the Unitholders of record as of the closing date of the Sale and Transfer in such manner that, to the greatest extent practicable, the ratio of each Partner's Capital Account balance to the Capital Account balances of all Partners will equal the Partner's respective percentage share; provided, however, that such allocations for tax purposes will take into account any adjustments made pursuant to Section 743 of the Code. Accordingly, $895,000 of COD income will first be allocated to the General Partner to cause the Partners' Capital Accounts to be in the relative ratios of their respective percentage shares (i.e., 1% as to the General Partner and 99% as to the Limited Partners, as a group). Thereafter, remaining COD income will be allocated among the Partners pro rata in proportion to their respective percentage shares. However, because the Partnership is unable at this time to determine the net proceeds available to repay indebtedness of the Partnership, the Partnership is unable to determine the exact amount of COD income that will be allocated to and recognized by any Unitholder. To the extent COD income is allocated to a Unitholder, such Unitholder may generally offset such COD income with (a) such Unitholder's allocable share of net ordinary losses generated from the Sale and Transfer, (b) the net operating loss from the current year of operation of the Partnership, and (c) such Unitholder's suspended losses incurred in prior taxable years of the Partnership. See discussion at paragraph 4 below.

 3. RECEIPT OF LIQUIDATING DISTRIBUTIONS. The recognition of gain or loss by a Unitholder as a result of the receipt of a distribution in liquidation of his or her interest in the Partnership is governed by Section 731 of the Code. In general, nonrecognition of gain results except to the extent an amount of cash is distributed in excess of the Unitholder's basis in his or her Units. Similarly, nonrecognition of loss results unless a distribution in complete liquidation consists solely of cash, or certain items not relevant herein. If only cash is distributed and the Unitholder's pre-distribution basis in his or her Units exceeds the amount of cash distributed to him or her a loss equal to such excess will be recognized. If the amount of cash distributed to a Unitholder exceeds his or her pre-distribution basis in his or her Units, a gain equal to such excess will be recognized. A Unitholder's adjusted basis in his or her Units will, in general, equal the price originally paid for such Units increased by his or her distributive share of the Partnership's income and gains and decreased by his or her distributive share of the Partnership's losses and the amount of cash distributed to him or her. Any gain or loss recognized by the Unitholder upon liquidation of the Partnership will be treated as gain or loss from the sale or exchange of a capital asset, except in the case of Units held for sale to customers in the ordinary course of a trade or business. Such gain or loss recognized with respect to Units by any Unitholder who is not a dealer with respect to such Units and who has held such Units for longer than 12 months will be treated as long-term capital gain or loss. Such gain or loss will be recognized in the Unitholder's taxable year during which the Proposed Dissolution is completed. It is expected that the Proposed Dissolution will be completed promptly following expiration of the appeal period regarding settlement of the Pending Litigation in April 1994 (unless the parties mutually agree to an earlier date to complete the Proposed Dissolution), and that all liquidating distributions will be available to Unitholders at such time. The tax consequences of the Sale and Transfer and Proposed Dissolution will be includable in a Unitholder's return for the 1994 taxable year.

 Based on the amount of the liquidating distribution contemplated in the Proposed Dissolution, the General Partner has determined that each Unitholder will receive an amount equal to his or her basis in the Units. Thus, a Unitholder will recognize neither a gain or a loss upon the liquidation of his or her interest in the Partnership.

 4. USE OF SUSPENDED LOSSES. The passive loss limitations generally provide that individuals, estates, trusts and certain closely held corporations and personal service corporations can only deduct losses from passive activities (generally activities in which the taxpayer does not materially participate such as the Partnership) that are not in excess of the taxpayer's income from such passive activities or investments. Under the Code, such passive loss limitations are to be applied separately with respect to publicly traded partnerships such as the Partnership. Because the Partnership is a publicly traded partnership for income tax purposes, a Unitholder was not permitted to use losses (in excess of income) of the Partnership to offset other income of the Unitholder. All losses previously disallowed to a Unitholder under the passive activity loss rules may be deducted by such Unitholder in the year in which the liquidation is completed or, if earlier, upon a taxable sale or other disposition of the Unitholder's entire interest in the Partnership to an unrelated party. Therefore, because the Sale and Transfer and Proposed Dissolution of the Partnership results in a complete disposition of each Unitholder's entire interest in the Partnership, all remaining suspended losses of a Unitholder may be used by the Unitholder to offset his or her other taxable income, including COD income recognized upon the cancellation of a portion of the indebtedness of the Partnership.

 The General Partner has instructed the Partnership's Transfer Agent to include on the final Schedule K-1 to be provided to each Unitholder the aggregate amount of suspended losses available to such Unitholder from the date his or her Units were acquired through the date of the complete liquidation of the Partnership.

 5. OTHER ITEMS. Any item of income, gain, loss, deduction or credit incurred by the Partnership during the current taxable year, in addition to the income, gain or loss resulting from the Sale and Transfer will be allocated among the Unitholders as provided in the Partnership Agreement. Each Unitholder will continue to receive partnership income tax information that will allow him to report his or her allocable share of all such partnership items for the Partnership's 1994 taxable year. Such information will be furnished to the Unitholders in January, 1995. The Partnership income tax information for the 1993 taxable year will be furnished to the Unitholders on or before March 16, 1994.

CUMULATIVE EFFECT OF SALE AND TRANSFER AND THE PROPOSED DISSOLUTION

 Based on the foregoing rules, the General Partner has determined that the following results will occur:

 1. The Sale and Transfer will result in a net ordinary loss to all Unitholders.

 2. The net ordinary loss from the Sale and Transfer together with the available suspended losses will generate sufficient net ordinary tax losses to offset all of the COD income of each Unitholder who purchased Units before December 1991. However, Unitholders purchasing Units in or after December 1991, will recognize net ordinary income ranging from $0.16 to $0.75 per Unit.

 3. None of the Unitholders will recognize a capital gain or loss on the liquidation of the Partnership.

 4. If federal income taxes are payable by a Unitholder because overall net income results, such taxes should not exceed the amount of the liquidating distribution to be received by the Unitholder.

 5. Taking into account the tax benefits attributable to (a) the net ordinary loss on the Sale and Transfer, (b) the net operating loss from the current year of operation of the Partnership, (c) the available suspended losses from prior years, and (d) the cash distribution, each Unitholder will receive an overall after tax benefit from the proposed transactions.

 As discussed above, a given Unitholder's tax treatment will be dependent upon the time when the Unit was purchased and the amount paid for each Unit. Following this discussion is a schedule of the estimated tax consequences for a Unitholder purchasing a Unit in each month from December 1986 through September 1993. For purposes of such calculations, it is assumed that all Unitholders are individuals with taxable years ending December 31. In addition, a maximum federal ordinary income tax rate of 36% was used in making such calculations. State income taxes were not considered. Such calculations are based on actual and estimated operations of the Partnership through the anticipated date of the Proposed Dissolution. Set forth below are representative examples of the cumulative tax consequences with respect to Units purchased for a specified amount per Unit, e.g., approximately $10, $5.25, $1, and $0.125.
                 ----


                        Schedule of Estimated Federal Income Tax Consequences
                            of Sale and Transfer and Proposed Dissolution
                          and Total Amount Returned for Selected Unitholders
    (A)            (B)           (C)        (D)          (E)         (F)          (G)           (H)

   Date          Monthly        Total       Net      Liquidating    After        Prior         Total
 Acquired    Representative   Ordinary      Tax     Distribution     Tax          Cash        Amount
                  Price        Income/   Benefit/                  Benefit   Distributions   Returned
                               (Loss)    (Payment)

12/86             10.00        (6.44)       2.32         1.00        3.32         3.99          7.31
 5/90              5.25        (3.96)       1.43         1.00        2.43         0.66          3.09
 1/91              1.03        (0.25)       0.09         1.00        1.09         0.16          1.25
11/92              0.13         0.55       (0.20)        1.00        0.80         0.00          0.80
=====================================================================================================


 With respect to the above schedule and the schedule following this discussion, the following assumptions and considerations should be taken into account:

 A.   Date Acquired.  Units transferred during a calendar month are treated as
      -------------
being acquired on the first day of such calendar month.

 B.   Monthly Representative Price.  The Monthly Representative Price of a Unit
      ----------------------------
is the price used by the Partnership for tax accounting purposes and is generally the weighted average of the actual acquisition prices paid by all Unitholders treated as acquiring a Unit during the month. Therefore, the schedules only set forth estimates of the expected results of the transactions and the actual results for an individual Unitholder will be dependent upon such Unitholder's actual purchase price for his or her Units acquired during the month.

 C.   Total Ordinary Income/(Loss).  The Total Ordinary Income/(Loss) is the sum
      ----------------------------
of (1) a Unitholder's allocable share of (a) the net ordinary loss recognized on the Sale and Transfer, (b) the net operating loss from the current year of operation of the Partnership, and (c) the COD income recognized on the cancellation of a portion of the indebtedness of the Partnership, and (2) the suspended losses from prior years available with respect to such Unit. However, as discussed above, the actual results for an individual Unitholder will be dependent upon such Unitholder's actual purchase price for his or her Units acquired during the month.

 D.   Net Tax Benefit/(Payment).  The Net Tax Benefit/(Payment) with respect to
      -------------------------
a Unit is the amount of the tax savings realized by a Unitholder or the amount of taxes payable as a result of the transactions. In calculating such amounts, a 36% tax rate was used with respect to ordinary income and loss. Based on the maximum amount of total ordinary income allocable to any Unit (Column (C)), such amount of taxes (applying a 36% tax rate) will not exceed the proposed amount of the liquidating distribution. However, as discussed above, the actual results for an individual Unitholder will be dependent upon such Unitholder's actual purchase price for his or her Units acquired during the month.

 E.   Liquidating Distribution.  The Liquidating Distribution is the amount to
      ------------------------
be distributed with respect to each Unit pursuant to the Proposed Dissolution.

 F.   After Tax Benefit. The After Tax Benefit is the sum of the Net Tax
      -----------------
Benefit/(Payment) with respect to the Sale and Transfer and the Proposed Dissolution and the Liquidating Distribution.

 G.   Prior Cash Distributions Received.  Prior Cash Distributions Received is
      ---------------------------------
the sum of all distributions of cash made with respect to a Unit prior to the date of the Sale and Transfer and the Proposed Dissolution.

 H.   Total Amount Returned.  The Total Amount Returned is the sum of After Tax
      ---------------------
Benefit from the Sale and Transfer and the Proposed Dissolution and Prior Cash Distributions Received.


 THE FOREGOING DISCUSSION AND THE FOLLOWING SCHEDULES ARE FOR GENERAL INFORMATION ONLY AND ARE INTENDED TO BE A SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE SALE BY THE

PARTNERSHIP OF ALL OF ITS ASSETS AND THE LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP. EACH UNITHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISER CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO HIM OR HER OF THE FOREGOING TRANSACTIONS.

              Schedule of Estimated Federal Income Tax Consequences
                of Sale and Transfer and Proposed Dissolution and
                     Total Amount Returned by Date Acquired

  (A)          (B)             (C)             (D)             (E)             (F)             (G)             (H)
- ---------------------------------------------------------------------------------------------------------------------
  Date       Monthly          Total            Net         Liquidating        After           Prior           Total
Acquired  Representative     Ordinary          Tax         Distribution        Tax             Cash           Amount
              Price          Income/         Benefit                         Benefit      Distributions      Returned
                              (Loss)        (Payment)                                        Received
- ---------------------------------------------------------------------------------------------------------------------
 12/86             10.00        (6.44)           2.32              1.00            3.32            3.99          7.31
  1/87             10.20        (6.62)           2.38              1.00            3.38            3.99          7.37
  2/87             10.25        (6.70)           2.41              1.00            3.41            3.91          7.32
  3/87              9.63        (6.02)           2.17              1.00            3.17            3.91          7.08
  4/87              9.76        (6.11)           2.20              1.00            3.20            3.91          7.11
  5/87              9.00        (5.54)           2.00              1.00            3.00            3.66          6.66
  6/87              8.91        (5.40)           1.95              1.00            2.95            3.66          6.61
  7/87              8.82        (5.26)           1.89              1.00            2.89            3.66          6.55
  8/87              8.25        (4.89)           1.76              1.00            2.76            3.41          6.17
  9/87              8.00        (4.59)           1.65              1.00            2.65            3.41          6.06
 10/87              8.04        (4.58)           1.65              1.00            2.65            3.41          6.06
 11/87              7.13        (3.86)           1.39              1.00            2.39            3.16          5.55
 12/87              6.63        (3.31)           1.19              1.00            2.19            3.16          5.35
  1/88              7.40        (4.04)           1.45              1.00            2.45            3.16          5.61
  2/88              7.90        (4.74)           1.71              1.00            2.71            2.91          5.62
  3/88              7.74        (4.53)           1.63              1.00            2.63            2.91          5.54
  4/88              7.50        (4.26)           1.53              1.00            2.53            2.91          5.44
  5/88              7.23        (4.19)           1.51              1.00            2.51            2.66          5.17
  6/88              7.16        (4.08)           1.47              1.00            2.47            2.66          5.13
  7/88              7.25        (4.15)           1.49              1.00            2.49            2.66          5.15
  8/88              6.63        (3.74)           1.35              1.00            2.35            2.41          4.76
  9/88              6.59        (3.68)           1.33              1.00            2.33            2.41          4.74
 10/88              6.83        (3.90)           1.40              1.00            2.40            2.41          4.81
 11/88              6.73        (4.04)           1.45              1.00            2.45            2.16          4.61
 12/88              6.56        (3.85)           1.39              1.00            2.39            2.16          4.55
  1/89              7.09        (4.39)           1.58              1.00            2.58            2.16          4.74
  2/89              7.32        (4.87)           1.75              1.00            2.75            1.91          4.66
  3/89              7.33        (4.87)           1.75              1.00            2.75            1.91          4.66
  4/89              7.40        (4.94)           1.78              1.00            2.78            1.91          4.69
  5/89              7.21        (5.01)           1.80              1.00            2.80            1.66          4.46
  6/89              7.68        (5.47)           1.97              1.00            2.97            1.66          4.63
  7/89              7.76        (5.55)           2.00              1.00            3.00            1.66          4.66
  8/89              7.32        (5.36)           1.93              1.00            2.93            1.41          4.34
  9/89              7.53        (5.57)           2.00              1.00            3.00            1.41          4.41
 10/89              7.57        (5.60)           2.02              1.00            3.02            1.41          4.43
 11/89              6.77        (5.06)           1.82              1.00            2.82            1.16          3.98
 12/89              5.77        (4.06)           1.46              1.00            2.46            1.16          3.62
  1/90              6.20        (4.49)           1.62              1.00            2.62            1.16          3.78
  2/90              5.68        (4.21)           1.52              1.00            2.52            0.91          3.43
  3/90              5.37        (3.89)           1.40              1.00            2.40            0.91          3.31
  4/90              5.56        (4.06)           1.46              1.00            2.46            0.91          3.37

             Schedule of Estimated Federal Income Tax Consequences
            of Sale and Transfer and Proposed Dissolution for All
            Unitholders and Total Amount Returned by Date Acquired


  (A)          (B)             (C)             (D)             (E)             (F)             (G)             (H)
- ---------------------------------------------------------------------------------------------------------------------
  Date       Monthly          Total            Net         Liquidating        After           Prior           Total
Acquired  Representative     Ordinary          Tax         Distribution        Tax             Cash           Amount
              Price          Income/         Benefit                         Benefit      Distributions      Returned
                              (Loss)        (Payment)                                        Received
- ---------------------------------------------------------------------------------------------------------------------
  5/90              5.25        (3.96)           1.43              1.00            2.43            0.66          3.09
  6/90              4.87        (3.63)           1.31              1.00            2.31            0.66          2.97
  7/90              4.84        (3.59)           1.29              1.00            2.29            0.66          2.95
  8/90              3.71        (2.71)           0.97              1.00            1.97            0.41          2.38
  9/90              2.98        (1.96)           0.71              1.00            1.71            0.41          2.12
 10/90              2.10        (1.08)           0.39              1.00            1.39            0.41          1.80
 11/90              2.01        (1.23)           0.44              1.00            1.44            0.16          1.60
 12/90              1.13        (0.35)           0.12              1.00            1.12            0.16          1.28
  1/91              1.03        (0.25)           0.09              1.00            1.09            0.16          1.25
  2/91              1.17        (0.41)           0.15              1.00            1.15            0.12          1.27
  3/91              1.25        (0.49)           0.18              1.00            1.18            0.12          1.30
  4/91              2.16        (1.41)           0.51              1.00            1.51            0.12          1.63
  5/91              1.89        (1.17)           0.42              1.00            1.42            0.08          1.50
  6/91              1.68        (0.95)           0.34              1.00            1.34            0.08          1.42
  7/91              1.59        (0.86)           0.31              1.00            1.31            0.08          1.39
  8/91              1.23        (0.54)           0.19              1.00            1.19            0.04          1.23
  9/91              1.01        (0.32)           0.12              1.00            1.12            0.04          1.16
 10/91              0.92        (0.23)           0.08              1.00            1.08            0.04          1.12
 11/91              0.68        (0.02)           0.01              1.00            1.01            0.00          1.01
 12/91              0.41         0.25           (0.09)             1.00            0.91            0.00          0.91
  1/92              0.50         0.16           (0.06)             1.00            0.94            0.00          0.94
  2/92              0.50         0.17           (0.06)             1.00            0.94            0.00          0.94
  3/92              0.38         0.30           (0.11)             1.00            0.89            0.00          0.89
  4/92              0.25         0.42           (0.15)             1.00            0.85            0.00          0.85
  5/92              0.25         0.42           (0.15)             1.00            0.85            0.00          0.85
  6/92              0.25         0.43           (0.15)             1.00            0.85            0.00          0.85
  7/92              0.25         0.42           (0.15)             1.00            0.85            0.00          0.85
  8/92              0.25         0.43           (0.16)             1.00            0.84            0.00          0.84
  9/92              0.25         0.43           (0.16)             1.00            0.84            0.00          0.84
 10/92              0.13         0.56           (0.20)             1.00            0.80            0.00          0.80
 11/92              0.13         0.55           (0.20)             1.00            0.80            0.00          0.80
 12/92              0.03         0.65           (0.23)             1.00            0.77            0.00          0.77
  1/93              0.13         0.56           (0.20)             1.00            0.80            0.00          0.80
  2/93              0.14         0.55           (0.20)             1.00            0.80            0.00          0.80
  3/93              0.14         0.55           (0.20)             1.00            0.80            0.00          0.80
  4/93              0.13         0.56           (0.20)             1.00            0.80            0.00          0.80
  5/93              0.11         0.58           (0.21)             1.00            0.79            0.00          0.79
  6/93              0.16         0.75           (0.27)             1.00            0.73            0.00          0.73
  7/93              0.19         0.51           (0.18)             1.00            0.82            0.00          0.82
  8/93              0.17         0.52           (0.19)             1.00            0.81            0.00          0.81
  9/93              0.31         0.38           (0.14)             1.00            0.86            0.00          0.86

            PROPOSAL NO. 3:  AMENDMENT TO THE PARTNERSHIP AGREEMENT


INTRODUCTION AND REASONS FOR THE PROPOSED AMENDMENT

     The General Partner believes that the Proposed Amendment is in the best interest of the Partnership and Unitholders. The Proposed Amendment would facilitate the Proposed Transactions by enabling them to be accomplished in the manner described herein despite the fact that the Partnership Agreement may contain inconsistent or contrary provisions or may be silent on certain matters. While the Partnership Agreement does not specifically prohibit the Proposed Sale or the Proposed Dissolution, adoption of the Proposed Amendment would remove any doubt as to whether the Proposed Transactions can be accomplished in the manner described herein without violating the Partnership Agreement. Approval of the Proposed Amendment is a necessary condition to the consummation of the Proposed Transactions.


PROPOSED AMENDMENT

     The Proposed Amendment proposes to add a new section to Article XVIII, which would read in its entirety as follows:


            18.17 Sale of Assets and Dissolution. Notwithstanding any provision contained in this Agreement inconsistent with or contrary to this
            Section 18.17 (including without limitation Sections 3.1, 7.2, 7.4(a), 7.4(b), 7.5(g), 7.5(s)(ii), 7.6, 7.8, 9.9, 13.2(b),
            13.2(c) and 15.1(c)), the Partnership may, and the General Partner may cause the Partnership to, consummate the sale of substantially all of its assets and related transactions and subsequently liquidate and dissolve substantially in the manner described in the Proxy Statement dated February 8, 1994 distributed to the Unitholders.


PROVISIONS AFFECTED BY THE PROPOSED AMENDMENT

     The provisions of the Partnership Agreement affected by the Proposed Amendment relate to the purposes of the Partnership; the powers, duties and obligations of the General Partner; fees and expenses of the General Partner and the Partnership; voting rights; books and records; and the mechanics of dissolution. Although the Proposed Amendment is intended to supersede any contrary provision, express or implied, in the Partnership Agreement, the affected provisions which have been specifically identified by the General Partner are discussed below.

     Although Section 3.1 of the Partnership Agreement indicates that one purpose of the Partnership is to "sell and reinvest the proceeds in income-producing real properties" (3.1(a)) and another is to "engage in any kind of activity . . . incidental to the accomplishment of the purposes and business" of the Partnership (3.1(h)), this section does not expressly authorize the sale of substantially all of the Partnership's assets or the liquidation and dissolution of the Partnership. Although the Proposed Transactions are within the implied purposes of the Partnership, the Proposed Amendment extends the express purposes of the Partnership to include the Proposed Transactions.

     Section 7.2 of the Partnership Agreement authorizes the General Partner, on behalf of the Partnership, to sell any property "as may be necessary, convenient or incidental to the accomplishment of the purposes" of the Partnership, but does not expressly authorize the General Partner to sell substantially all of the Partnership's assets in connection with a liquidation and dissolution of the Partnership. Although the General Partner believes it has the authority to effect the Proposed Transactions, the Proposed Amendment would expressly authorize it to do so.

      Sections 7.4(a) and 7.4(b) of the Partnership Agreement require the General Partner to take all action necessary or appropriate for the "acquisition, maintenance, preservation and operation" of the Partnership's assets and the conduct of its business (7.4(a)) and to qualify the Partnership under the laws of any jurisdiction where the Partnership is doing business (7.4(b)). The Proposed Transactions could be viewed as violative of these duties and obligations of the General Partner in the absence of adoption of the Proposed Amendment.

       Certain clauses of Section 7.5 of the Partnership Agreement prohibit the General Partner from taking certain action that may be contemplated by the Proposed Transactions. Section 7.5(g), for example, prohibits the General Partner from selling any properties of the Partnership to an affiliate of the General Partner. However, the General Partner is an affiliate of California Federal and under the Proposed Dissolution it proposes to transfer the Partnership's Resale Portfolio to California Federal at its net book value as of September 30, 1993 (which was $6,298,000), after reduction for a third-party encumbrance (which was $2,377,000 as of September 30, 1993) to be assumed by California Federal, which will be credited towards repayment of the California Federal Indebtedness. Additionally, the Excluded Properties, if any, will be transferred to California Federal at their corresponding Designated Amounts.
Section 7.5(s)(ii) prohibits the General Partner from doing any act which would make it impossible to carry on the ordinary business of the Partnership. Proposals 1 and 2 put forth by the General Partner, if approved by the Unitholders, would clearly make it impossible to carry on the ordinary business of the Partnership, as the Partnership will be liquidated and dissolved. Accordingly, the General Partners believes that Proposed Amendment may be needed to enable the Proposed Transactions to be effected without violating
Section 7.5.

      Sections 7.6 and 7.8 of the Partnership Agreement relate to the payment of certain fees and expenses. Although the General Partner is entitled to a sale or financing fee under Section 7.8, it has agreed to waive such fee. The General Partner is also waiving its right to be reimbursed for administrative, office and other expenses that it has incurred and are reimbursable under Section 7.6 of the Partnership Agreement. Moreover, under the Proposed Transactions, the Partnership will be paying the fees of Stanger for its fairness opinion, the fees and costs of independent accountants and legal counsel, the fees of Alex. Brown, the fees of the Partnership's Transfer Agent and Paying Agent and proxy solicitation fees. The Proposed Amendment enables the Partnership to pay the above referenced fees and clarifies the agreement by the General Partner to waive its sale or financing fee as well as its right of reimbursement with respect to certain accrued administrative, office and other expenses.

      Under Section 9.9 of the Partnership Agreement, Unitholders have the right to vote on the dissolution of the Partnership and on amendments to the Partnership Agreement, although the Unitholders do not have the express right to approve the sale of substantially all of the Partnership's assets. However, the Proposed Amendment would permit the Unitholders to vote on the Proposed Sale.

      Section 13.2(b) of the Partnership Agreement requires the Partnership to distribute partnership tax information to the Unitholders within 75 days after the end of each fiscal year of the Company. Although the Partnership's fiscal year currently ends on December 31 of each calendar year, if the Proposed Transactions are consummated, the Partnership's 1994 fiscal year would technically end on the consummation of the Proposed Dissolution (which is expected to occur in March or April 1994 if the various contingencies to the Proposed Dissolution are satisfied). The Proposed Amendment would permit the Partnership to distribute tax information with respect to the 1994 fiscal year in January 1995.

 Section 13.2(c) of the Partnership Agreement requires the Partnership to prepare and deliver to the Unitholders, within 90 days after the end of the Partnership's fiscal year, an annual report containing audited year-end financial statements. However, if the Proposals are approved by the Unitholders, the Partnership will seek to deregister the Units promptly following consummation of the Proposed Sale and, upon deregistration of the Units, the Partnership will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a consequence, the Partnership will seek to avoid the requirement of preparing audited year-end financial statements for 1993 or 1994. However, as described in the preceding paragraph, the Partnership will prepare and deliver to the Unitholders in January 1995 all information with respect to their interests in the Partnership reasonably necessary for the preparation of the Unitholders' federal and state tax returns. The Partnership will also prepare and deliver to the Unitholders a Liquidation Statement, audited by the Partnership's independent accountants, setting forth the sources and uses of the liquidation proceeds. The Proposed Amendment will enable the Partnership to avoid the expense associated with preparing audited year-end financial statements, which would not be beneficial to the Unitholders since the Partnership will have been dissolved.

 Section 15.1(c) of the Partnership Agreement states that the Partnership shall be dissolved upon the "expiration of 60 days after delivery to the Unitholders by the General Partner of written notice of the General Partner's election to dissolve" the Partnership, provided that the holders of a majority of outstanding Units gives its consent to the dissolution. However, the General Partner intends to commence the Proposed Dissolution promptly after consummation of the Proposed Sale, provided that certain conditions have been fulfilled. The General Partner also does not believe it is appropriate to incur the additional expense of preparing and mailing to the Unitholders a separate notice of election to dissolve. The Proposed Amendment would allow the General Partner to commence the Proposed Dissolution promptly after consummation of the Proposed Sale without any further notice to Unitholders.

 The Proposed Amendment is not intended to expand, restrict or otherwise affect the limitation on liability or indemnification of the General Partner or its affiliates set forth in Article XVI of the Partnership Agreement.


OPINION

 Pursuant to the Partnership Agreement, Unitholders may not vote on an amendment to the Partnership Agreement unless the Partnership shall have received reasonable assurances that the exercise of such right and the action proposed to be taken (i) will not cause the Unitholders to be deemed to be taking part in the control of the business of the Partnership so as to subject the Unitholders to personal liability therefor, (ii) will not jeopardize the tax status of the Partnership and (iii) are otherwise permissible under the Delaware Revised Uniform Limited Partnership Act. Paul, Hastings, Janofsky & Walker, Los Angeles, California, has delivered to the Partnership an opinion to such effect.


VOTE REQUIRED

 THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3. APPROVAL OF PROPOSAL NO. 3 REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING UNITS. IF PROPOSAL NO. 3 IS NOT APPROVED, THE PROPOSED TRANSACTIONS WILL NOT BE COMPLETED.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information as of January 20, 1994 with respect to the beneficial ownership of Units of the Partnership by (i) each Unitholder known by the Partnership to own beneficially more than 5% of the outstanding Units and (ii) all directors and executive officers of the General Partner as a group:

                                      Amount and
     Name and Address                 Nature of           Percent
    of Beneficial Owner          Beneficial Ownership    of Class
    -------------------          --------------------    --------
    California Federal Bank             Indirect            6.3%
     5700 Wilshire Blvd.                 830,691/(1)/
     Los Angeles, CA 90036

    All directors and                       0                 0%
     executive officers of
     the General Partner as
     a group (7 persons)/(2)/


________________
(1) Includes 653,204 Units owned by the General Partner and 177,487 Units owned by CalFed Investment Corp., each of which is a wholly-owned subsidiary of California Federal.

(2) Excludes 653,204 Units owned by the General Partner, the beneficial ownership of which is disclaimed by each of the directors and executive officers of the General Partner. Does not include members of the Investment Committee who are not affiliates of the General Partner.
    One current and one former member of the Investment Committee and the estate of a former executive officer of the General Partner directly own an aggregate of 5,000 Units. Certain current and former officers and directors of the General Partner and members of the Investment Committee are defendants or members of the applicable class in the Pending Litigation and thus entitled to receive releases or payments in settlement of the Pending Litigation. See "Background and Reasons for the Proposals -Settlement of Litigation" above.



                             MARKET PRICES OF UNITS

     Until November 24, 1993, the Units of the Partnership were listed on the New York Stock Exchange ("NYSE") under the symbol "CFI". On November 24, 1993 the NYSE suspended trading of the Units; since such date, the Units have been traded by certain independent market makers. The current trading market for the Units is sporadic.

     On August 23, 1993, the last trading day prior to the announcement the next morning that the Partnership had agreed in principle to sell substantially all of its assets to ACP and subsequently liquidate and dissolve, the closing price per Unit was $9/64. On September 24, 1993, the last trading day prior to the announcement of the proposed settlement of the Pending Litigation, the debt concession agreed to by California Federal (with respect to the ACP proposal) and the proposed liquidating distribution of $1.00 per Unit, the closing price per Unit was $7/32. The most recently reported sales price per Unit as of November 23, 1993, the last trading day prior to the announcement the next morning that the Partnership had agreed in principle to sell its Investment Portfolio to Buyer, was $ 3/8.

     For each of the four calendar quarters of 1992, the first three quarters of 1993 and the period in the fourth quarter of 1993 during which the Units were traded on the NYSE, the following table reflects the high and low sale prices of the Units on the NYSE Composite tape:


                                              HIGH        LOW
     --------------------------------------------------------
     1992:
       First Quarter                         $  5/8     $  3/8
       Second Quarter                           1/2        1/4
       Third Quarter                            3/8        1/4
       Fourth Quarter                           1/4        1/8

     1993:
       First Quarter                         $ 3/16     $ 3/32
       Second Quarter                           1/4       7/64
       Third Quarter                            3/4       7/64
       Fourth Quarter (until November 24)       3/4       5/32

 Since November 24, 1993, information regarding the trading prices of the Units has not been regularly reported. The independent market makers have advised the General Partner that the bid prices for the Units since November 24, 1993 have ranged from $1/8 to $1/4.

 For additional information concerning related security holder matters, reference is made to Part II, Item 5 of the Annual Report attached hereto and incorporated by reference herein.


                    STOCK EXCHANGE LISTING AND REGISTRATION

 The Units were originally registered under the Exchange Act and were listed on the NYSE until November 24, 1993, when the NYSE suspended trading of the Units. The Company intends to terminate its registration under the Exchange Act promptly upon the commencement of the Proposed Dissolution (assuming the Proposed Transactions have been approved). Additionally, on such date the Partnership currently intends to request the NYSE to delist the Units if necessary. Termination of registration of the Units under the Exchange Act would render inapplicable certain provisions of the Exchange Act, including requirements that the Partnership file annual and quarterly reports with the Commission.

                            SELECTED FINANCIAL DATA

 The following summary of consolidated financial information for the nine-month period ended September 30, 1993 and 1992, and for each of the years in the five-year period ended December 31, 1992 should be read in conjunction with the consolidated financial statements and the accompanying notes included in the Partnership's Quarterly Report and Annual Report attached hereto.

                                              For the Nine Months
                                              Ended September 30,                     For the Years Ended December 31,
                                            -----------------------      -------------------------------------------------------
                                               1993         1992       1992       1991        1990         1989         1988
                                               ----         ----       ----       ----        ----         ----         ----
CONSOLIDATED STATEMENTS OF OPERATIONS:
(in thousands, except per unit data)

Real estate held for investment
    Rental revenue                            $ 19,203    $ 18,621   $ 25,099   $ 25,383     $ 24,833     $ 24,013     $ 15,391
    Income from real estate held for
     investment before depreciation,
     interest expense, loss on sale and
     write downs                                14,006      13,783     18,395     18,450       18,697       18,483       11,513
    Depreciation                                (3,626)     (3,417)    (4,618)    (5,164)      (5,104)      (5,000)      (3,469)
    Interest expense                           (11,654)    (11,509)   (15,260)   (14,616)     (14,148)     (13,760)      (9,200)
    Loss on sale                                    --          --         --     (2,842)          --           --           --
    Write downs of real estate                 (14,559)         --     (1,000)   (25,800)          --           --           --
    Loss from real estate held for
     investment                                (15,833)     (1,143)    (2,483)   (29,972)        (555)        (277)      (1,156)
(Loss) income from real estate held for
  sale                                            (429)     (6,829)    (7,011)    (6,530)       4,053           --           --
Other income (expense)                          (3,463)     (3,898)    (5,155)    (6,821)      (9,212)      (6,564)      (1,494)
Net loss                                       (19,725)    (11,870)   (14,649)   (43,323)      (5,714)      (6,841)      (2,650)
Net loss per unit                                (1.49)       (.90)     (1.11)     (3.28)       (0.43)       (0.52)       (0.21)
Cash distribution declared per unit                 --          --         --       0.12         0.79         1.00         1.00

CONSOLIDATED BALANCE SHEET AT END OF
 PERIOD:

Real estate held for investment, net           182,500     199,641    198,268    201,741      236,737      241,919      247,758
Real estate held for sale, net                   5,029      15,354      4,042     16,707           --        4,800           --

Investment in real estate partnerships, net      3,470       7,098      6,996      9,558       18,383       33,213           --
Total assets                                   196,950     228,818    214,968    232,152      266,235      289,227      257,142
Notes payable                                  211,332     220,963    211,035    214,400      202,451      205,639      150,983
Partners' (deficit) capital                    (20,458)      2,046       (733)    13,916       59,417       78,288       96,109

    Management's Discussion and Analysis of Financial Condition and Results of Operations for the applicable periods set forth above are contained in the Partnership's Quarterly Report and Annual Report which are incorporated by reference and attached hereto.


                            INDEPENDENT ACCOUNTANTS

    KPMG Peat Marwick serves as the Partnership's independent accountants. KPMG Peat Marwick will audit the Liquidation Statement to be furnished to the Unitholders if the Unitholders approve the Proposals and the Proposed Sale is consummated. A representative of KPMG Peat Marwick is expected to attend the Meeting and will be afforded an opportunity to make a statement should he or she so desire and to respond to appropriate questions from Unitholders.


                      DOCUMENTS INCORPORATED BY REFERENCE

    This Proxy Statement incorporates by reference documents listed below, the last of which (the Partnership Agreement) is not delivered herewith. The General Partner will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the request of any such person, a copy of the Partnership Agreement. Such requests should be directed to the General Partner at 5750 Wilshire Boulevard, Suite 115, Los Angeles, California 90036, attention: Ms. Barbara Pape, Investor Relations; telephone (213) 930-6246.

    The following documents which have been filed by the Partnership with the Commission are incorporated by reference into this Proxy Statement:

      (1) The Annual Report on Form 10-K for the year ended December 31, 1992, a copy of which accompanies this Proxy Statement as Annex 1;

      (2) The Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, a copy of which accompanies this Proxy Statement as Annex 2; and

      (3) The Partnership's Amended and Restated Agreement of Limited Partnership dated as of November 14, 1986, as amended, filed as
           Exhibit 3(a) to the Annual Report on Form 10-K for the year ended December 31, 1986.

    The Partnership specifically incorporates herein by reference the information set forth in the following sections contained in the Annual Report:
Item 1. Business; Item 2. Properties; Item 3. Legal Proceedings; Item 5. Market for the Registrant's Common Equity and Related Security Holder Matters; Item 6. Selected Financial Data; Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition; Item 8. Financial Statements and Supplementary Data. The following sections of the Quarterly Report are specifically incorporated herein by reference: Part I, Item 1. Financial Statements (unaudited);

Part 1, Item 2. Management's Discussion and Analysis of Results of Operations and Financial Condition; and Part II, Item 1. Legal Proceedings.


                                 OTHER MATTERS

    The General Partner does not intend to bring before the Meeting any business other than as set forth in the Proxy Statement, and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.


    Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the Meeting and voting in person.


                                        CF MANAGEMENT CORP.
                                        General Partner



                                        Dennis A. Sondker
                                        President and Chief
                                        Executive Officer


February 8, 1994
Los Angeles, California

              PROXY SOLICITED ON BEHALF OF THE GENERAL PARTNER OF
                            CF INCOME PARTNERS L.P.

 For Special Meeting of Unitholders and Limited Partners on March 8, 1994

  The undersigned Unitholder or Limited Partner of CF Income Partners L.P. (the "Partnership") acknowledges receipt of the Notice of the Special Meeting of Unitholders and Limited Partners of the Partnership and the accompanying Proxy Statement, each dated February 8, 1994, and the undersigned hereby constitutes and appoints Dennis A. Sondker and Leeann Morein, and each of them (with full power of substitution and with full power to act without the other), the proxies of the undersigned, to represent the undersigned and to vote all the Units of the Partnership that the undersigned would be entitled to vote (either directly or by instruction to the Assignor Limited Partner) at the Special Meeting of Unitholders and Limited Partners of the Partnership to be held on March 8, 1994 at 9:00 a.m., local time, at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Los Angeles, California, and at any adjournment or postponement thereof.

  This Proxy will be voted as directed by the undersigned below. Where no choice is specified, it will be voted FOR each ofProposals 1, 2 and 3 below. Completion of each Proposal is conditioned upon approval of all three Proposals.

  PROPOSAL 1: To approve the Proposed Sale described in the Proxy Statement.
                 FOR [_]       AGAINST [_]     ABSTAIN [_]

  PROPOSAL 2: To approve the Proposed Dissolution described in the Proxy Statement.
                 FOR [_]       AGAINST [_]     ABSTAIN [_]


  PROPOSAL 3: To adopt an amendment to the Partnership's Amended and Restated Agreement of Limited Partnership permitting the Partnership to carry out the transactions contemplated by Proposals 1 and 2 in substantially the manner described in the Proxy Statement.
                 FOR [_]        AGAINST [_]     ABSTAIN [_]

                                                   DATED: ____________________,
                                                   1994

                                                   ----------------------------

                                                   ----------------------------

                                                   (Joint owners must EACH
                                                   sign. Please sign EXACTLY
                                                   as your name(s) appear(s)
                                                   hereon. When signing as an
                                                   executor, administrator,
                                                   trustee, guardian, attorney
                                                   or corporate officer,
                                                   please give your FULL
                                                   title).

                                                   COMMENTS: (Change of
                                                   Address)

                                                   -----------------------------

                                                   -----------------------------

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         ROBERT A. STANGER & CO., INC.
                               1129 BROAD STREET
                         SHREWSBURY, NEW JERSEY  07702
                                (908) 389-3600
                              Fax (908) 389-1751
                                (908) 544-0779



                                                          January 14, 1994

Board of Directors of
CF Management Corp.
CF Income Partners L.P.
5750 Wilshire Boulevard
Suite 115
Los Angeles, CA


Gentlemen:

        We have been informed that CF Income Partners L.P. (the "Partnership") is contemplating a series of transactions whereby the Partnership will sell certain real estate assets (the "Investment Portfolio") to a third party for a cash payment of approximately $145,912,000 (net of a $2,250,000 credit applied against the aggregate purchase price at the closing), together with such third party's acquisition of two properties in the Investment Portfolio that are subject to approximately $20,588,000 in existing indebtedness, and transfer certain real estate assets (the "Resale Portfolio") (net of a third party encumbrance to be assumed by California Federal Bank) to California Federal Bank in satisfaction of $6,298,000 of debt and in connection therewith receive a debt concession from California Federal Bank in an amount in excess of $50,000,000, such that the Partnership will be able to distribute $1 per unit to its unitholders (the "Unitholders") in connection with the dissolution, liquidation and winding up of the Partnership. The sale, assumption, transfer, debt concession and liquidating distribution are collectively referred to herein as the "Transaction". Further, we have been informed that such Transaction is conditioned upon: (i) the approval of a majority in interest of the Unitholders;
(ii) the execution of a definitive agreement between the Partnership and the third-party purchaser of the Investment Portfolio for aggregate cash consideration of approximately $145,912,000 (net of a $2,250,000 credit applied against the aggregate purchase price at the closing), together with such purchaser's acquisition of two properties in the Investment Portfolio that are subject to approximately $20,588,000 in existing indebtedness; (iii) approval by California Federal Bank of the transfer of the Resale Portfolio in satisfaction of $6,298,000 in debt and the debt concession in excess of $50,000,000; and (iv) court approvals of the proposed settlement of the pending class action and derivative action lawsuits affecting the Partnership and certain affiliates of the Partnership.

        You have requested our opinion as to the fairness of the Transaction, taken as a whole, to the Unitholders (other than CF Management Corp., the general partner of the Partnership), from a financial point of view. In the course of our analysis for rendering this opinion, we have:

        1. Reviewed the proxy statement related to the Transaction and filed with the Securities and Exchange Commission on December 22, 1993;

        2. Reviewed the annual reports for the Partnership for the years ending December 31, 1991 and December 31, 1992 and the quarterly reports for the Partnership for the periods ended March 31, 1993, June 30, 1993 and September 30, 1993;

        3. Reviewed appraisal reports of the properties in the Investment Portfolio and Resale Portfolio prepared during the past two years by independent appraisers and, where applicable, appraisers on the staff of California Federal Bank;

        4. Reviewed historical operating statements for the Investment Portfolio properties for the periods ended December 31, 1991 and December 31, 1992 and for the seven months ended July 31, 1993;

        5. Reviewed 1993 operating budgets for the Investment Portfolio properties;

        6.   Reviewed mortgage debt summaries prepared by management;

        7. Reviewed certain reports prepared by Alex. Brown & Sons relating to proposals obtained from third parties for the purchase of the Investment Portfolio properties and discussed with representatives of Alex. Brown & Sons the efforts made and the process employed which resulted in the sale of the Investment Portfolio properties;

        8. Discussed with certain members of CF Management Corp. the efforts made by the general partner of the Partnership to dispose of the Partnership's Investment Portfolio and Resale Portfolio and the historical financial statements, future prospects, and current valuation estimates and factors influencing value for the Investment Portfolio and the Resale Portfolio;

        9. Reviewed recent surveys of buyers' acquisition criteria for income-producing properties similar to the properties in the Investment Portfolio;

        10. Reviewed trading activity and price trends for the units of the Partnership for the twelve months ending November 24, 1993; and

        11. Conducted such other studies, analyses, inquiries and investigations as we have deemed appropriate.

        In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial, appraisal and other information contained in the proxy statement or that was provided or otherwise communicated to us by the Partnership or the management of CF Management Corp., and we have further relied upon the assurances of the management of CF Management Corp. that they are unaware of any facts that would make the information provided to Robert Stanger & Co., Inc. incomplete or misleading.

        We have not been requested to, and therefore did not: (i) select the method of determining the consideration offered to the Partnership for its assets; (ii) make any recommendation to the Partnership or its Unitholders with respect to whether to approve or reject the Transaction; or (iii) express any opinion as to (a) the impact of the Transaction on the Unitholders with respect to any method of Partnership dissolution or asset disposition other than the method described herein or alternatives to the Transaction; (b) the tax consequences of the Transaction for Unitholders; or (c) the consideration in the Transaction relative to the value of any potential recoveries associated with any litigation involving the Partnership or its affiliates. Further, we are not expressing any opinion as to the fairness of any terms of the Transaction other than the consideration involved in the Transaction, including the cash payment of approximately $145,912,000 (net of a $2,250,000 credit applied against the aggregate purchase price at the closing), together with the puchaser's acquisition of two properties in the Investment Portfolio that are subject to approximately $20,588,000 in existing indebtedness, the satisfaction of $6,298,000 in debt in connection with the transfer of the Resale Portfolio to California Federal, the debt concession of more than $50,000,000 by California Federal and the payment of $1 per unit to the Unitholders as a liquidating distribution.

        Based on the foregoing, it is our opinion that the Transaction, taken as a whole, is fair, from a financial point of view, to the Unitholders (other than CF Management Corp.).

        This opinion may be made available by the Partnership to its Unitholders and to officers and directors of CF Management Corp. and members of its investment committee (such officers, directors and members being referred to collectively as "CFM Persons"), and may be relied upon by the Partnership, CF Management Corp., the Unitholders and all CFM Persons. In addition, this opinion may be made available in connection with the settlement of pending litigation against or affecting the Partnership and in connection with any actual or threatened litigation arising out of the Transaction. This opinion may be included, referenced, described or otherwise utilized in the proxy solicitation or other materials relating to the Transaction, and in connection with any such litigation, to the court and the interest parties. Any such utilizations, however, must be submitted to us for review and prior approval, such approval not to be unreasonably withheld or delayed. This opinion may not be used for any other purpose without our written consent.

                              Very truly yours,


                              /s/ Robert A. Stanger & Co., Inc.
                              Robert A. Stanger & Co., Inc.

                         REAL ESTATE PURCHASE AGREEMENT
                            AND ESCROW INSTRUCTIONS

                         (CF INCOME PARTNERS PORTFOLIO)


                                    BETWEEN

           CF INCOME PARTNERS L.P., A DELAWARE LIMITED PARTNERSHIP,
    CFIP CALIFORNIA, A CALIFORNIA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED
     PARTNERSHIP, CFIP FLORIDA I, LTD, A FLORIDA LIMITED PARTNERSHIP, CFIP WASHINGTON I, L.P., A WASHINGTON LIMITED PARTNERSHIP, EMERALD RIDGE LIMITED
   PARTNERSHIP, A WASHINGTON LIMITED PARTNERSHIP, SAMMAMISH VIEW DEVELOPMENT LIMITED PARTNERSHIP, A WASHINGTON LIMITED PARTNERSHIP, AND CFIP GEORGIA, L.P.,
                        A GEORGIA LIMITED PARTNERSHIP,

                                  AS SELLERS,

                                      AND

                                 CFNC-I, INC.,
                            A DELAWARE CORPORATION,

                                   AS BUYER.



                                JANUARY 15, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----
1.    Agreements...................................................   1

      1.1       Sale and Purchase..................................   1
      1.2       Purchase Price.....................................   3
      1.3       Title..............................................   4
      1.4       Inspection; Access.................................  10
      1.5       Continuing Operations..............................  11
      1.6       Damage.............................................  15
      1.7       Condemnation.......................................  17
      1.8       Assumption of Certain Service
                Contracts by Buyer at the
                Closing............................................  18

2.    Escrow and Closing...........................................  19

      2.1       Escrow.............................................  19
      2.2       Closing and Closing Date...........................  19
      2.3       Deliveries by Seller...............................  20
      2.4       Deliveries by Buyer................................  20
      2.5       Prorations; Closing Costs..........................  20

3.    Conditions...................................................  25

      3.1       Buyer's Conditions.................................  25
      3.2       Seller's Conditions................................  28
      3.3       Satisfaction of Certain Conditions; Break-Up
                Fee................................................  30
      3.4       Mutual Covenant and Condition......................  31
      3.5       Satisfaction or Waiver of
                Conditions; Effect of Non-
                Satisfaction on or Before the
                Closing Date.......................................  31

4.    Brokerage Commission.........................................  31

5.    Remedies.....................................................  32

      5.1       LIQUIDATED DAMAGES.................................  32
      5.2       Termination........................................  32

6.    Representations and Warranties of
      Seller.......................................................  33

7.    Representations and Warranties of
      Buyer........................................................  39


                                                                    Page
                                                                    ----
8.    Survival of Representations and
      Warranties; Limitation of Remedies...........................  39

9.    AS IS Purchase and Sale......................................  41

10.   Miscellaneous................................................  41

      10.1     Notices.............................................  41
      10.2     Time................................................  43
      10.3     Entire Agreement....................................  43
      10.4     Further Assurances..................................  43
      10.5     Applicable Law......................................  43
      10.6     Counterparts........................................  43
      10.7     Headings, Gender and Number.........................  44
      10.8     Successors..........................................  44
      10.9     Severability........................................  45
      10.10    Exhibits and Disclosure Schedules...................  45
      10.11    Limitation of Liability.............................  45
      10.12    Seller and Seller's Affiliates......................  45
      10.13    Business Days; Time For Performance.................  46
      10.14    Confidentiality.....................................  46
      10.15    Public Announcements................................  46
      10.16    Signer's Warranty...................................  47


                         REAL ESTATE PURCHASE AGREEMENT
                            AND ESCROW INSTRUCTIONS
                         (CF INCOME PARTNERS PORTFOLIO)



          THIS REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("AGREEMENT") is entered into as of January 15, 1994 among CFIP CALIFORNIA, A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership, CFIP FLORIDA I, LTD, a Florida limited partnership, CFIP WASHINGTON I, L.P., a Washington limited partnership, EMERALD RIDGE LIMITED PARTNERSHIP, a Washington limited partnership, SAMMAMISH VIEW DEVELOPMENT LIMITED PARTNERSHIP, a Washington limited partnership, CFIP GEORGIA, L.P., a Georgia limited partnership (collectively, "SELLER'S AFFILIATES") and CF INCOME PARTNERS L.P., a Delaware limited partnership ("SELLER"), as seller, and _______________________________ a
_______________________________________________________________________________,
_________________ CFNC-I, Inc., a Delaware corporation ("BUYER"), as buyer.


                                 R E C I T A L

          Seller's Affiliates own the sixteen (16) fee parcels and two (2) leasehold parcels of improved real property described below. Seller and Seller's Affiliates desire to sell these parcels to Buyer, and Buyer desires to buy the same, on the terms and subject to the conditions contained herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

     1.   AGREEMENTS.

          1.1 SALE AND PURCHASE. Subject to the terms and conditions set forth herein, Seller and Seller's Affiliates agree to sell to Buyer, and Buyer agrees to purchase from Seller or Seller's Affiliates, the "PROPERTY", which term shall mean:

          (a) all of Seller's and Seller's Affiliates right, title and interest as lessee under the ground leases described in Exhibits "A-1" and "A-2" attached
                                               --------------     -----
hereto and made a part hereof (individually a "GROUND LEASE" and collectively the "GROUND LEASES"). Legal descriptions of the parcels of land encumbered by the Ground Leases are also set forth in Exhibits "A-1" and "A-2", and such parcels of land are hereinafter
             --------------     -----
referred to individually as a "GROUND LEASE PARCEL" and collectively as the "GROUND LEASE PARCELS";

          (b) all of Seller's and Seller's Affiliates' right, title and interest in and to those certain sixteen parcels of land described in Exhibits
                                                                      --------
"A-3" through "A-18" attached hereto and made a part hereof together with all
- --------------------
rights of way, privileges and appurtenances pertaining thereto (individually a "PARCEL" and collectively the "PARCELS";

          (c) all of Seller's and Seller's Affiliates' right, title and interest in and to all buildings, structures and improvements now or as of the Closing (as defined below) erected or situated on, over or beneath the Parcels and Ground Lease Parcels and property of every kind, character and description appurtenant thereto (individually, an "IMPROVEMENT" and collectively the "IMPROVEMENTS");

          (d) all of Seller's and Seller's Affiliates' right, title and interest in and to all appliances, furnishings, fixtures, equipment, machinery, building supplies, tools, and other tangible personal property (collectively, the "TANGIBLE PERSONAL PROPERTY") now or as of the Closing situated on, attached to or appurtenant to any Parcel, Ground Lease Parcel or Improvement or used for the maintenance, occupancy or operation of the Parcels;

          (e) all intangible property (the "RESIDUAL PROPERTY") owned or held by Seller or Seller's Affiliates solely in connection with the Parcels, Ground Lease Parcels, Improvements and Tangible Personal Property, including, without limitation, the landlord's interest under the Tenant Leases (as hereinafter defined) and all other leases, rental agreements, franchises, permits, any trade style or trade name used in connection with the Improvements, Parcels or Ground Lease Parcels, the names by which the Parcels or Improvements are commonly known, the building plans and specifications, Service Contracts (defined in Section 6(j)) which Buyer elects to assume pursuant to Section 1.8, warranties, certificates of occupancy, soil reports, surveys and maps, catalogs, tenant lists, advertising materials, transferable utility contracts, transferable business licenses, and transferable telephone exchange numbers relating to the same or any part of the same. Residual Property shall not include corporate records of Seller,

Seller's Affiliates or Seller's general partner. "TENANT LEASES" shall mean (i) those leases set forth in the Rent Roll (as defined in Section 6(f)), (ii) those leases or lease amendments indicated on any supplement(s) attached to the Rent Roll as being substantially negotiated and documented but not fully executed as of the date of the Rent Roll, to the extent the same are executed after the date hereof in accordance with the terms of this Agreement and (iii) such other leases as Seller may enter into after the date hereof in accordance with the terms of this Agreement, subject to the termination or expiration of any such leases prior to the Closing (as defined in Section 2.2(a)) pursuant to tenant termination rights thereunder, the expiration of the term thereof, or the termination of any such leases in accordance with the terms of this Agreement;

          (f) all right, title and interest of Seller and Seller's Affiliates' in and to any land lying in the bed of any street, road, avenue or alleyway open or proposed, in front of or adjoining any Parcel or Ground Lease Parcel;

          (g) all of Seller's and Seller's Affiliates' right, title and interest in and to strips, gores, easements, rights of way, riparian rights, water rights, mineral rights, and privileges belonging to or inuring to the benefit of any of the Parcels, Ground Lease Parcels or Improvements; and

          (h) all right, title and interest of Seller and Seller's Affiliates in any other land and improvements adjacent to any Parcel or Ground Lease Parcel, if such other land or improvements are used as an integral part of such Parcel or Ground Lease Parcel.

          1.2  PURCHASE PRICE.

          (a) The purchase price for the Property (the "PURCHASE PRICE") shall be One Hundred Sixty-Eight Million Seven Hundred Fifty Thousand Dollars ($168,750,000.00).

          (b) Within two (2) business days after the date of this Agreement, Buyer shall deposit in immediately available funds Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "DEPOSIT") into an account established in Escrow by the Escrowholder (as such terms are defined in Section 2.1). The Deposit shall be a credit against the Purchase Price at the Closing. Escrowholder shall invest the Deposit as provided in Exhibit "B", with all interest to accrue to the
                           -----------
account of Buyer.

          (c) Buyer shall receive the following credits against the Purchase Price at the Closing: (i) a credit equal to the then outstanding principal balances due under the Best Plaza Notes and Bristol Note (as such terms are defined in Section 1.3(c)). The parties anticipate that this credit will aggregate approximately Twenty Million Five Hundred Eighty-Eight Thousand One Hundred Thirteen Dollars ($20,588,113.00). Such principal balances shall be calcu-lated without regard to late charges, accrued but unpaid interest or similar amounts, regardless of whether due and regardless of whether added to principal; and (ii) a credit of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) as a compromise of certain matters discovered during Buyer's due diligence of the Property.

          (d) The Purchase Price (less any credits or prorations in favor of Buyer as set forth in this Agreement) shall be paid by Buyer at the Closing through Escrow and shall be deposited into Escrow in good and immediate funds on or before one (1) business day prior to the Closing Date.

          (e) At the time that Buyer deposits the Deposit with Escrowholder, Buyer, Seller and Escrowholder shall enter into an escrow agreement in substantially the form of Exhibit "B" attached hereto.
                          -----------

          1.3  TITLE.

          (a) Buyer acknowledges that Seller has delivered to Buyer (i) a current title commitment (individually a "TITLE COMMITMENT" and collectively the "TITLE COMMITMENTS") covering each Parcel and Ground Lease Parcel issued by Commonwealth Land Title Company ("TITLE COMPANY"), a description of which is attached as Schedule "A" to the Disclosure Schedule being delivered by Seller to
            ------------
Buyer substantially concurrently herewith ("DISCLOSURE SCHEDULE"), and a legible copy of all matters listed as exceptions to title in the Title Commitments, and
(ii) a survey of the Land and Improvements for each Parcel and Ground Lease Parcel. Each such survey, together with any survey update or new survey obtained by Buyer prior to the date of this Agreement regarding the relevant Parcel or Ground Lease Parcel, is referred to herein as a "SURVEY". All of the Surveys are referred to collectively herein as the "SURVEYS". All such survey updates and new surveys shall be at Buyer's sole expense, but Buyer shall, promptly after receiving the same, furnish Seller and the Title Company with a copy thereof. Buyer acknowledges that, prior to the date hereof, it has obtained all survey updates and new surveys it requires in connection with the purchase of the Property and the issuance of the title insurance policies called for at the Closing.

               (b) At its sole expense, at or prior to the Closing, Seller shall:

               (i) remove any mortgages, deeds of trust, collateral assignments for security, security agreements and other liens consented to by Seller or an Affiliate of Seller which encumber, at or prior to the time of the Closing, any of Seller's or Seller's Affiliates' interest in the Property; provided, that Seller and Seller's Affiliates shall not be obligated to remove the Best Plaza Deeds of Trust, the Bristol Deed of Trust or related security instruments;

               (ii) provide bond(s), affidavits or other comfort required by the Title Company to enable it to issue at the Closing the title insurance policies called for free of exceptions for mechanics' liens encumbering any of the Seller's or the Seller's Affiliates' interest in the Property;

               (iii) provide affidavits or other comfort required by the Title Company to enable it to issue at the Closing the title insurance policies called for with the general exception for rights of tenants in possession under any leases replaced by specific exceptions for Tenant Leases only;


               (iv) remove or bond any other monetary lien caused by Seller or Seller's Affiliates which encumbers Seller's or Seller's Affiliates' interest in the Property which may be removed solely by the payment of a sum certain;

               (v) remove, cause the Title Company to delete from the title policies called for or cause the Title Company to provide affirmative endorsements for the matters listed in Schedule F to the Disclosure
                                            ----------
     Schedule which are required therein to be so treated; and

               (vi) in connection with the transaction contemplated in this Agreement, (1) comply with or obtain the waiver or cancellation of the rights of first refusal to purchase and/or rights of first negotiation to purchase provided to the following tenants: Best Products Co., Inc. (with respect to Best Plaza Shopping Center [described on Exhibit "A-8"]), Bank
                                                         -------------
     of America as successor to Security Pacific National Bank (with respect to the Hacienda Site 4 Office Parcel [described on Exhibit "A-15"]), Fidelity
                                                     --------------
     Title (with respect to said Hacienda Site 4 Office Parcel) and TGIFriday (with respect to Coral Square Promenade [described on Exhibit "A-10"]) (2)
                                                           --------------
     submit evidence reasonably satisfactory to Buyer of same. Seller agrees that unless it receives a written waiver or acknowledgement by the tenants listed in clause (1) of the expiration of the rights referred to therein, Seller will send such tenants two notices, the first of which shall be the notice required under the applicable lease and the second of which, if applicable, shall be of the expiration of the period during which such tenant might have exercised its rights.

          (c) Buyer agrees to accept title to the Property at the Closing subject only to the following (collectively, the "PERMITTED ENCUMBRANCES"):

               (i) subject to Section 3.1(p), easements, restrictions, covenants and other matters and exceptions revealed by the Title Commitments and Surveys, other than (A) those specified in Schedule "F" to the Disclosure
                                                ------------
     Schedule as ones which Seller has agreed to be responsible for, which shall either be deleted or affirmatively insured against in the title policies called for herein, as indicated in said Schedule, all at Seller's sole expense, and (B) those which Seller is obligated to remove as set forth elsewhere in this Agreement;

               (ii) current and non-delinquent real and personal property taxes and assessments (subject to adjustment as hereinafter provided) for the fiscal tax year in which the Closing shall occur and subsequent fiscal tax years not yet due and payable;

               (iii) such matters as are placed on the Property or any part thereof by Buyer at the Closing;

               (iv) the state of facts shown on the Surveys;

               (v) the Tenant Leases;

               (vi) that certain Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) dated June 2, 1986, made by Best Plaza, Ltd. for the benefit of Provident National Assurance Company, and recorded in the official records of Alameda County, California as Instrument No. 86-130396, that certain assignment of Lessor's Interest in Leases executed in connection therewith, recorded in the official records of Alameda County, California as Instrument No. 86-130397 and that certain Deed of Trust made by CFIP California, a California Limited Partnership, for the benefit of Alan C. Fox and Harvey Prince, collectively, and recorded in the official records of Alameda County, California as Instrument No. 87-269604, each of which are secured by the Parcel described on Exhibit "A-8" (collectively, as amended and assigned,
                         -------------
     the "BEST PLAZA DEEDS OF TRUST"), and the loans evidenced thereby. The Best Plaza Deeds of Trust evidence Promissory Notes in the original principal amount of $7,900,000 and $1,380,000, respectively (the "BEST PLAZA NOTES"). The Best Plaza Deeds of Trust and the Best Plaza Notes, and any amendments or modifications thereto, are attached to the Disclosure Schedule as Schedule "B". The consents of the holders of the Best Plaza
                 ------------
     Notes shall not be a condition to the Closing. It is understood that Buyer will only take the encumbered Parcel subject to the Best Plaza Deeds of
                                          ----------
     Trust, and that nothing herein or done pursuant thereto shall be deemed to be an assumption by Buyer of any indebtedness, obligation or other liability evidenced or secured by or relating to the Best Plaza Deeds of Trust or the Best Plaza Notes;

               (vii) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Financing Statement dated as of January 7, 1988, made by CFIP California, A California Limited Partnership, for the benefit of Principal Mutual Life Insurance Company, and recorded in the official records of Orange County, California as Instrument No. 88-055545, and secured by the Parcel described on Exhibit "A-9" and that certain
                                        -------------
     assignment of rents executed in connection therewith, recorded in the official records of Orange County, California as Instrument No. 88-055546 (collectively, the "BRISTOL DEED OF TRUST"), and that certain Assignment of Leases and Rents executed in connection therewith and recorded in the official records of Orange County, California as Instrument No. 88-055546, and the loan evidenced thereby. The Bristol Deed of Trust evidences that certain Promissory Note in the original principal amount of $6,700,000 (the "BRISTOL NOTE"). The Bristol Deed of Trust and the Bristol Note, and any amendments or modifications thereto, are attached to the Disclosure Schedule as Schedule "C". The consent of the holder of the Bristol Note
                 ------------
     shall not be a condition to the Closing. It is understood that Buyer will only take the encumbered Parcel subject to the Bristol Deed of Trust, and
                                     ----------
     that nothing herein or done pursuant thereto shall be deemed to be an assumption by Buyer of any indebtedness, obligation or other liability evidenced or secured by or relating to the Bristol Deed of Trust or the Bristol Note; and

               (viii) Such additional matters which are approved or deemed approved by Buyer pursuant to paragraph (d) below or Section 3.1(p) and any other liens, encumbrances or other matters or items which may be approved in writing by Buyer prior to Closing.

          (d) If, after the date of this Agreement, Buyer receives any Title Commitment update revealing matters which did not affect title as of the date of the relevant Title Commitment, Buyer shall within five (5) business days after its receipt of such update notify Seller in writing of any such matter disapproved by Buyer, specifying in reasonable detail the reasons for Buyer's disapproval. Buyer shall have the right to disapprove only those matters affecting a Parcel or Ground Lease Parcel which, alone or together with other such matters affecting such Parcel or Ground Lease Parcel, (i) would have a material and adverse effect on Buyer's ownership or operation of such Parcel or Ground Lease Parcel or the value thereof after the Closing or (ii) would prevent Buyer from financing its purchase of such Parcel or Ground Lease Parcel with an institutional lender on customary terms obtained from such a lender. If Buyer fails to disapprove of any such matters (other than those which Seller is obligated to remove as set forth elsewhere in this Agreement) in writing by such date, all matters not so timely objected to shall be deemed approved by Buyer. If Buyer properly notifies Seller of Buyer's disapproval of any such matters, Seller shall within five (5) business days after receipt of such notice do one of the following things with respect to each matter: (x) remove the non-approved matters and provide Buyer and the Title Company with satisfactory evidence of same so that such matter shall be omitted from Buyer's title policies; (y) provide evidence reasonably satisfactory to Buyer that at or prior to the Closing such non-approved matter will be removed or that the Title Company will provide protection to Buyer and Buyer's lender by way of endorsement or otherwise (in which event the failure of Seller to so remove such matter or the Title Company to provide such protection at the Closing shall be deemed a material default by Seller hereunder); or (z) notify Buyer that Seller will not remove the non-approved matter. Seller shall use commercially reasonable efforts and may, but shall not be required to, expend funds to remove or provide endorsements for non-approved matters which it is not required to remove pursuant to paragraph (b) above. If Seller elects not to remove or provide endorsements for one or more non-approved matters, Buyer may at its option, by written notice given within five (5) business days after the giving of the notice from Seller that it will not remove or provide endorsements for the non-approved matters, elect to terminate this Agreement with regard to the Parcel or Ground Lease Parcel at issue. If Buyer does not give such notice in a timely fashion, it shall be deemed to have elected to accept such matters as exceptions to title. In the event Buyer does timely give such notice, this Agreement shall be deemed automatically amended to delete all reference to the affected Parcel or Ground Lease Parcel and the Purchase Price shall be automatically reduced by the amount listed opposite such Parcel or Ground Lease Parcel on Schedule "D" to
                                                                 ------------
the Disclosure Schedule.

          (e) At the Closing, Seller will cause the Title Company to deliver to Buyer an ALTA extended coverage Owner's policy of title insurance or equivalent for each Parcel and an ALTA extended coverage Leasehold Owner's policy for each Ground Lease Parcel, with aggregate liability in the amount of the Purchase Price, and with liability under each policy as set forth on Schedule "D" to the
                                                            ------------
Disclosure Schedule, showing title to the land and Improvements of such Parcel and Ground Lease Parcel vested in Buyer with all of the endorsements (or their local equivalents) specified in Schedule "F" to the Disclosure Schedule,
                                ------------
together with any endorsements required by paragraph (d) above, and subject only to the Permitted Encumbrances and the standard printed exceptions in the form of title policy called for. This covenant by Seller to provide title insurance shall not require Seller to remove any matters as exceptions to title which it is not otherwise required (or elects) to remove pursuant to the foregoing provisions of this Section 1.3 or Schedule F to the
                                                            ----------
Disclosure Schedule. Buyer shall be solely responsible for any premiums or charges related to the endorsements requested by Buyer and the amount by which the cost of the ALTA extended coverage owner's and leasehold policies called for exceeds the cost of CLTA owner's or ALTA leasehold coverage, respectively.
Buyer shall provide the Title Company with any new Survey or Survey update required to issue the title insurance policies called for. No endorsement requested by Buyer shall be a condition to the Closing except to the extent indicated on Schedule "F" to the Disclosure Schedule. The title insurance
             ------------
policies called for shall meet the coinsurance or reinsurance requirements described in said Schedule "F".
                  ------------

          (f) Seller shall deliver or cause to be delivered possession of the Parcels and Ground Lease Parcels to Buyer immediately following the Closing, subject only to the Permitted Encumbrances.

          1.4  INSPECTION; ACCESS.

          (a) Buyer acknowledges that prior to its execution of this Agreement Buyer has (i) reviewed the plans and specifications for the Improvements; (ii) reviewed all governmental matters affecting the Property, including zoning, environmental and building permit and occupancy matters; (ii) reviewed all financial and other information provided by Seller relating to the operation of the Property; (iii) reviewed the condition of title to the Property, including the Tenant Leases; (iv) reviewed Seller's records with respect to the Property;
(v) conducted inspections, borings, percolation, geologic, environmental and soils tests and other studies of the Property to the extent it has desired to do so; and (vi) reviewed such other matters and conducted such other due diligence pertaining to an investment in the Property as Buyer has deemed necessary or advisable. Buyer acknowledges that Seller has provided Buyer with adequate opportunity to conduct such reviews and tests of the Property, and Buyer shall have no right to terminate this Agreement for any reason whatsoever based on the condition of or entitlements to the Property as of the date of this Agreement, other than as may be expressly provided herein. Without limiting the generality of the foregoing, Buyer's obligation to purchase the Property shall be unaffected by the following: (i) the suitability or lack of suitability of the Property for any proposed or intended use, and (ii) the availability or lack of availability of (a) financing (other than the CalFed Financing, as defined in Section 3.1(i)), (b) permits or approvals of governmental or regulatory authorities or (c) easements, licenses or other rights with respect to any such proposed or intended use of the Property.

          (b) From the date of this Agreement through to the earlier of the Closing or termination of this Agreement, Buyer and its agents and authorized representatives shall retain the rights to inspect the Property (subject to the rights of tenants under Tenant Leases) and Seller's records with respect thereto upon prior notice to Seller, who shall have the right to cause an agent to accompany Buyer and such agents and authorized representatives; provided that no further geological, percolation, soil or environmental testing (including borings), or engineering evaluations of the mechanical, electrical, HVAC or other systems in the Improvements shall be allowed, except as follows: (i) until January 20, 1994, Buyer may conduct such tests on the Parcels and Ground Lease Parcels described in Exhibits "A-1" (Laguna Hills), "A-2" (Saddleback),
                           --------------                  ---
"A-9" (Bristol Place), "A-11" (Hardman) and "A-12" (Lincoln) to determine
- ----                    ----                 ----
whether Hazardous Materials are present on or have been released from the same on account of the presence of dry cleaning establishments located thereon; and
(ii) Buyer may conduct such Tests on the Parcels described in Exhibits "A-10"
                                                              ---------------
(Coral Square) and "A-14" (Royal Oaks) to determine whether Hazardous Materials
                    ----
are present on or have been released from the same on account of the presence of gas stations located adjacent to said Parcels. Such testing shall be limited to making the foregoing determinations. Buyer shall indemnify, defend and hold Seller, Seller's Affiliates and their general partners harmless from and against all losses, claims, obligations, costs, expenses, damages and liabilities (and all actions, judgments and attorneys' fees related thereto) resulting from or related to the entry by Buyer, its agents or representatives on the Property prior to or after the date of this Agreement or the date of the Closing.

          1.5  CONTINUING OPERATIONS.

               (a) Continuously from the date hereof through the Closing, Seller agrees:

               (i) to maintain the Property in its current condition and repair, reasonable wear and tear and casualty excepted. Seller agrees to make repairs and replacements consistent with its past practices or as required under any Tenant Lease or Ground Lease or by applicable law (except that Seller is making no commitment to Buyer regarding compliance with the Americans with Disabilities Act or any rules or regulations promulgated with respect thereto), provided that Seller shall not be required to make any individual replacement which would cost in excess of $1,000 unless Buyer agrees in writing to pay Seller at Closing the portion of the cost thereof which would be amortized, under generally accepted accounting practices, in the period after Closing;

               (ii) to operate the Property in the manner in which it has operated the Property in the past, to perform its obligations under all Tenant Leases, the Ground Leases and other leases and agreements affecting the Property in all material respects, to use commercially reasonable efforts to maintain the good will of tenants and suppliers, to maintain accurate books and records regarding the operation of the Property, to maintain and timely renew all Operating Permits (defined in Section 6(q)) and to comply in all material respects with applicable laws, rules and regulations;

               (iii) through December 31, 1993, to maintain property damage and personal injury insurance covering the Improvements and Personal Property in amounts and coverages not less than that presently maintained, and from and after January 1, 1994 to maintain property damage and personal injury insurance covering the Improvements and Personal Property under blanket policies of insurance maintained by California Federal Bank, a Federal Savings Bank ("CALFED"), as described in Exhibit "G";
                                              -----------

               (iv) Seller shall not enter into any new lease affecting any Improvement, Parcel or Ground Lease Parcel, or amend, terminate or waive the provisions of any existing Tenant Lease or other lease affecting any Improvement, Parcel or Ground Lease Parcel, without Buyer's prior approval, which shall not be unreasonably withheld and shall be deemed given if Buyer fails to disapprove same by written notice to Seller within five

     (5) business days of receipt of a written request therefor. The request shall be accompanied by a written description of the material business terms of the proposed action. This subsection (iv) shall not apply to entering into new residential leases with a term of one (1) year or less and providing for rent not materially less then the rent currently charged by Seller for similar units, or leases of shopping center or office space expiring by their terms on or prior to the Closing Date;

               (v) that prior to entering into or amending any service or other contract not terminable on thirty (30) days' notice (including contracts for tenant improvements pursuant to a Tenant Lease), Seller shall submit such contract for Buyer's approval (not to be unreasonably withheld), which approval shall be deemed given if Buyer does not respond by written notice to Seller within five (5) business days after receipt of the contract;

               (vi) not to remove any Tangible Personal Property without replacement, unless such Property has been so substantially damaged as to be virtually worthless; and

               (vii) to advise Buyer promptly of any litigation, arbitration, or administrative hearing before any governmental agency of which Seller obtains knowledge after the date hereof and which would directly concern or affect one or more of the Parcels or Ground Lease Parcels specifically (vis-a-vis similarly situated properties).

          (b) Seller agrees that prior to the Closing it will not: (i) terminate or amend any Tenant Lease (except as provided in Section 1.5(a)(iv));
(ii) terminate or amend any Ground Lease or any Service Contract (except as provided in Section 1.5(a)(iv) or (v), respectively); (iii) permit any alteration, modification or addition to the Improvements, Parcels or Ground Lease Parcels, except for changes which do not materially and adversely affect the same or the value thereof, or which are required by a Tenant Lease; (iv) sell or agree to sell the Property or any part thereof, or grant any easements, rights, permits, licenses or options affecting any portion of or interest in the Property without Buyer's prior written consent; or (v) commit any waste or nuisance regarding the Property.

Notwithstanding the foregoing, Seller shall have the right to perform repair and maintenance work consistent with the normal operation of the Property.

          (c) Prior to the Closing or earlier termination of this Agreement, Seller will not take any action, or knowingly omit to take any action, which action or omission would have the effect of violating in any material respect any of its representations, warranties, covenants and agreements contained herein.

          (d) Seller shall use commercially reasonable efforts to keep its and Seller's Affiliates' interest in the Property at all times (whether before or after the date of Closing) free and clear of any mechanic's or materialmen's liens for work or materials furnished or contracted for prior to the Closing.

          (e) Between the date hereof and Closing, Seller agrees to use commercially reasonable efforts to keep Buyer informed of all material developments affecting the Property. Without limiting the generality of the foregoing, promptly after its receipt of same, Seller will provide Buyer with a copy of any notices of violations of any laws, ordinances, rules, regulations and orders (including, without limitation, those relating to zoning, building, fire, health and safety and environmental control and protection) from any government or any agency, body or subdivision thereof, or from any Boards of Fire Underwriters or similar agencies, bearing on the construction, operation or use of the Property or any part thereof.

          (f) Seller shall not enter into any union contract affecting the Property, or any portion thereof or any of the employees thereof prior to the Closing except with Buyer's prior written consent.

          (g) Effective upon the Closing, Seller shall terminate all management contracts for the Property. Notwithstanding the preceding sentence, Seller may continue such contracts in effect with respect to any post-Closing accounting or other matters, provided that Buyer has no obligations under such contracts and the relevant managers and/or employees surrender any space they occupy at the Property (other than space held under a Tenant Lease).

          (h)  As more particularly described on  Schedule "E" to the
                                                  ------------
 Disclosure Schedule, financing secured
by deeds of trust on three (3) of the Parcels matures prior to the Closing Date set forth in Section 2.2(a). The understanding of the parties with respect to such financing is set forth on Schedule "E".
                               ------------

          1.6 DAMAGE. In general, and except as otherwise expressly provided in this Agreement, Seller shall bear the risk of all loss or damage to the Property from all causes, until the Closing. If between the date hereof and the Closing the Improvements on any Parcel or Ground Lease Parcel suffer damage as a result of any casualty, Seller shall promptly notify Buyer in writing of such damage. As soon as reasonably practicable thereafter, Seller shall notify Buyer in writing as to whether such damage is "Material Damage". For purposes of this
Section 1.6, "MATERIAL DAMAGE" means physical damage occurring for any reason which, in Seller's reasonable determination (as evidenced by engineering reports, cost estimates submitted by contractors and materialmen or similar documentation, copies of which shall be delivered to Buyer along with Seller's determination), either: (i) is covered by one or more policies of insurance, including rent loss insurance, then maintained by Seller (exclusive of any deductible amount) and has an estimated cost to repair of the greater of $250,000 or an amount equal to 25% of the portion of the Purchase Price allocated thereto on Exhibit "D", or more, or destroys substantially all of the
                     -----------
Improvements located on the affected Parcel or Ground Lease Parcel; or (ii) has an estimated cost to repair of $100,000 or more but is not covered by any such policies. In the event clause (ii) is applicable, Seller may elect to waive the same, in which case the damage to which said clause would have related shall be treated as non-material damage under Section 1.6(b) below. Seller represents to Buyer that the deductible amount under the policies of insurance maintained by Seller with respect to the Property does not exceed $100,000 per occurrence.


          If for any reason Seller is not able, prior to March 31, 1994, to make a determination (including presenting to Buyer the requisite backup therefor as contemplated above) with reasonable certainty as to whether a Parcel or Ground Lease Parcel which has been damaged prior to the Closing is the subject of Material Damage, then for purposes of the rights of Buyer in Section 1.6(a) such damage shall be deemed to be Material Damage.

          (a)  Material Damage.  In the event of Material Damage to a Parcel or
               ---------------
Ground Lease Parcel occurring between the date hereof and the Closing, Buyer shall have the right to acquire the Parcel or Ground Lease Parcel at Closing subject to the Material Damage by giving written notice to Seller of such election within five (5) business days after Buyer's receipt of Seller's notice of the Material Damage. If Buyer makes such election, at Closing Seller shall assign to Buyer all right, title and interest of Seller in and to any insurance policies maintained by Seller with respect to the damaged Parcel or Ground Lease Parcel and shall deliver to Buyer any proceeds previously received (less reasonable amounts spent for repair or stabilization of the damaged Parcel or Ground Lease Parcel), and Buyer shall be entitled to a credit at Closing equal to the deductible amount under said policies (but in no event shall such credit exceed $100,000 with respect to any Parcel or Ground Lease Parcel). Seller shall permit Buyer to adjust any such insurance policies if Buyer makes such election. If the damage is "Material Damage" on account of clause (ii) of
Section 1.6, in lieu of the credit for the deductible amount Buyer shall be entitled to a credit for $100,000. If Buyer makes the election permitted by this paragraph (a), there shall be no adjustment to the Purchase Price other than as provided for by this paragraph (a).

          If Buyer does not make the election permitted by this paragraph (a), this Agreement shall be deemed automatically amended to delete all reference to the damaged Parcel or Ground Lease Parcel and the Purchase Price shall be automatically reduced by the amount listed opposite such Parcel or Ground Lease Parcel on Schedule "D" to the Disclosure Schedule.
          ------------

          (b)  Non-Material Damage.  In the event the Improvements on any
               -------------------
Parcel or Ground Lease Parcel suffer damage as a result of any casualty between the date hereof and the Closing which does not qualify as Material Damage, or which qualifies as Material Damage under Section 1.6(ii) only and is waived by Seller, Seller shall promptly give notice thereof to Buyer, and at Seller's election either (y) at its expense prior to the Closing repair such damage to Buyer's reasonable satisfaction and in accordance with all applicable Tenant Leases or (z) credit to Buyer at Closing the estimated amount required to repair such damage, as agreed to by Seller and Buyer or, in the absence of such agreement, as determined pursuant to the procedure set forth on Exhibit "C" (the
                                                                -----------
"REPAIR CREDIT").  In either case,

Seller (or its designee) shall retain the right to recover under any insurance policies covering such damage, and retain the amount received, and Buyer agrees to cooperate with Seller (or its designee) after the Closing, but at no cost or expense to Buyer.

          (c)  Rent Loss Insurance.  In the event Buyer elects or is required
               -------------------
to acquire a Parcel or Ground Lease parcel even though it suffers damage as a result of a casualty prior to the Closing, then unless Seller repairs the damage prior to the Closing Buyer shall be entitled to receive from Seller, within sixty (60) days after the Closing, an amount equal to the proceeds, if any, which Seller would have been entitled to receive from loss of rents insurance had the Closing not occurred, but only to the extent Seller actually receives such amount. Seller agrees to use commercially reasonable efforts to obtain such proceeds and, at Buyer's request, shall assign to Buyer Seller's rights to apply for and obtain such proceeds.

          1.7  CONDEMNATION

          (a)  Material Condemnation.  If between the date hereof and the
               ---------------------
Closing a Material Portion (as defined below) of any Parcel, Ground Lease Parcel or Improvement shall be taken by condemnation or eminent domain or shall be threatened by such a taking, Seller shall promptly notify Buyer of the same in writing. For purposes of this Section 1.7, (i) a "MATERIAL PORTION" shall be a part of any Parcel, Ground Lease Parcel or Improvement which has a value of the greater of $250,000 or 7 1/2% of that portion of the Purchase Price allocated to the respective Parcel or Ground Lease Parcel in Exhibit "D", or more, or the
                                                -----------
loss of which would have, in Buyer's reasonable judgment, a material and adverse impact on the relevant Parcel or Ground Lease Parcel after the Closing, and (ii) "THREATENED BY SUCH A TAKING" means that a governmental or quasi-governmental entity which has the power of condemnation has publicly announced its intention to acquire a Material Portion of the Parcel, Ground Lease Parcel or Improvement in question.

          Within ten (10) business days of Buyer's receipt of such notice, Buyer shall elect, by written notice delivered to Seller (A) to acquire such Parcel, Ground Lease Parcel or Improvement subject to such taking or threatened taking, in which case the Purchase Price shall not be adjusted but at the Closing all the proceeds of any award or payment made by reason of any taking and any moneys theretofore received by Seller in connection with such taking shall be paid over to Buyer; (B) to accept a reduction in the Purchase Price of the greater of the amounts calculated pursuant to Clause (i) of Section 1.7(a), (in which event Seller shall retain the right to recover all awards or payments made or to be made by reason of such taking, and Buyer shall cooperate after the Closing, including without limitation by promptly paying to Seller (or its designee) any moneys thereafter received by Buyer in connection with such taking) or (C) not to accept the affected Parcel or Ground Lease Parcel in which event this Agreement shall be deemed automatically amended to delete all reference to such Parcel or Ground Lease Parcel and the Purchase Price shall be automatically reduced by the amount listed opposite such Parcel or Ground Lease Parcel on Schedule "D" to the Disclosure Schedule.
- ------------

          (b)  Non-Material Condemnation.  If between the date hereof and the
               -------------------------
Closing any Parcel or Ground Lease Parcel or Improvement shall be taken by condemnation or eminent domain, or threatened with such a taking, which does not qualify as a Material Portion then Buyer shall accept title to the Property subject to such taking or threatened taking and at the Closing all the proceeds of any award or payment made by reason of such taking or threatened taking and any moneys theretofore received by Seller in connection therewith shall be paid over to Buyer. Buyer hereby acknowledges that Seller has disclosed a pending taking in connection with a road widening at the Pineview Lakes Apartments Parcel [described at Exhibit "A-6"] and that such taking will not constitute the
                     -------------
taking or threatened taking of a Material Portion of such Parcel. Buyer shall be entitled to the entire award made with respect to such pending taking.

          (c)  Settlement.  Seller shall not settle, agree to or accept any
               ----------
award or payment in connection with a taking or threatened taking without obtaining Buyer's prior written consent in each case, unless Buyer exercises its rights under clause (C) of Paragraph (a) above.

          1.8 ASSUMPTION OF CERTAIN SERVICE CONTRACTS BY BUYER AT THE CLOSING. At the Closing Buyer shall assume and agree to perform all of the obligations of Seller arising after the Closing Date with respect to such of the Service Contracts which Buyer elects to assume by written notice to Seller delivered on or before January 25, 1994.

     2.   ESCROW AND CLOSING.

          2.1  ESCROW.

          (a) The parties shall consummate the purchase and sale of the Property by opening an escrow (the "ESCROW") promptly after the execution of this Agreement with Commonwealth Land Title Company ("ESCROWHOLDER") whose address and telephone and facsimile numbers are: 455 Market Street, Suite 1820, San Francisco, California 94105, Attn: Ms. Carol Carozza; phone (800) 628-9059; facsimile (415) 512-0146. This Section 2, together with the provisions of Exhibit "B" and such clarifying instructions as Escrowholder shall reasonably
- -----------
request and the parties shall agree to, shall constitute the instructions to Escrowholder. If there is an inconsistency between this Agreement and the escrow instructions, this Agreement shall control unless the intent to amend this Agreement is expressly stated in said instructions.

          (b) Buyer and Seller shall cause Escrowholder to execute and deliver a counterpart of this Agreement to each of them.

          2.2  CLOSING AND CLOSING DATE.

          (a) The "CLOSING" shall take place at the offices of Seller's counsel in Los Angeles at a mutually agreeable time no later than two (2) business days following satisfaction or waiver of the condition contained in Section 3.2(c) (Seller unitholder approval). The date of recordation of the deeds described in Exhibit "D" shall be the "CLOSING DATE" and such date shall occur immediately
- -----------
after the Closing but not later than March 31, 1994.

          (b) The Closing shall be an escrow closing pursuant to which all payments and certain documents shall be held in and distributed through the Escrow by the Escrowholder. Shortly prior to the Closing Date, the parties shall conduct a preclosing at which all documents necessary for the Closing shall be identified and approved, and those anticipated to be recorded can be delivered to the Escrow so that the Closing Date may occur on schedule.

          2.3 DELIVERIES BY SELLER. Seller shall deliver to Buyer at the Closing the documents and other items required by Exhibit "D" ("SELLER'S
                                                  -----------
DELIVERIES").

          2.4 DELIVERIES BY BUYER. Buyer shall deliver to Seller at the Closing the funds, documents and other matters required by Exhibit "E" ("BUYER'S
                                                           -----------
DELIVERIES").

          2.5  PRORATIONS; CLOSING COSTS.

          (a) The parties shall prorate between them as of 11:59 p.m. of the day preceding the Closing (the "ADJUSTMENT HOUR") through the Escrow all income and expense related to the normal operation, maintenance and repair of the Property, with the clarifications and exceptions listed below. Seller may, at any time before or after the Closing, by written notice to Buyer designate another party to receive any post-Closing prorations due Seller.

               (i) Insurance premiums and delinquent real and personal property taxes and assessments shall not be prorated, and Seller shall pay by Closing all delinquent real and personal property taxes and assessments and interest and penalties thereon.

               (ii) Any leasing commissions or tenant improvement costs (including architectural, space planning and other soft costs) incurred by Seller and payable to parties unaffiliated with Seller with respect to each Tenant Lease entered into with Buyer's prior written or deemed approval, after November 23, 1993 and prior to the Closing shall be allocated ratably over a period of time during the original term of such Tenant Lease starting as of the rent commencement date of such Tenant Lease or the rent commencement date of such renewal period, respectively, and ending with the last day of such original term. By way of example, if Seller pays any leasing commissions or tenant improvement costs with respect to a Tenant Lease approved by Buyer and entered into as of December 10, 1993 and whose rent commencement date occurs after the Closing, Seller would be entitled at Closing to a credit equal to such leasing commissions or tenant improvement costs. Seller has prepared and attached as Schedule "R" to the Disclosure Schedule a list of all leases, leasing
- ------------
commissions and tenant improvements costs which Seller committed to between November 23, 1993 and the date hereof.

               (iii) Seller shall credit Buyer at the Closing with an amount equal to all security and other deposits made by tenants under the Tenant Leases or otherwise to the extent the same have not been previously applied as permitted in the Tenant Leases.

               (iv) Except as provided to the contrary in this Clause (iv), the proration of all current and non-delinquent real and personal property taxes and assessments for the current year shall be final as of the Closing. If the Closing occurs before the tax rate or assessment is fixed for any portion of the Property, the apportionment of such general real estate taxes shall be upon the basis of the current tax rate (or, if known as of the Closing, the tax rate for the next preceding year) applied to the latest assessed valuation. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property, or from any improvements made or leases entered into after the Closing. If after the Closing Date and prior to December 30, 1994 it is determined that the Closing Date proration of current and non-delinquent taxes was in error (on account of a supplemental or "escape" assessment not then known or for any other reason), then: (A) if a correct proration would have resulted in an additional sum due to Seller, Buyer shall promptly pay the same to Seller on or before December 30, 1994; and (B) if a correct proration would have resulted in an additional sum due to Buyer, then Buyer shall have the right to offset such sum against any amount then due hereunder to Seller.

               (v) All base rent, additional rent and other charges under Tenant Leases shall be prorated as of the Adjustment Hour as and when same have been collected, including, without limitation, all tenant contributions relating to real estate taxes, operating expenses, insurance premiums, common area maintenance charges and similar "pass-through" items and cost-of-living or other adjustments based on the consumer price indexes or similar statistics. All such charges other than base rent are herein referred to as "ADDITIONAL RENT". Additional Rent shall not include percentage rents, which shall be prorated as provided in Section 2.5(a)(vii) below.

               (A) To the extent that Additional Rent is paid on a monthly basis based on estimates:

                    (1) All sums collected by Seller that are applicable to periods after the Adjustment Hour shall be paid to Buyer upon Closing, and all sums collected by Buyer that are applicable to periods prior to the Adjustment Hour shall be paid to Seller (or Seller's designee) at the time provided below; and

                    (2) Buyer and Seller shall, not later than March 31, 1994, reconcile the underlying actual costs to collections from tenants for the 1993 calendar year for all applicable Parcels and Ground Lease Parcels, and charge or credit tenants, as applicable, in accordance with the reconciliation. The net amount of such prorated reconciliation shall, as applicable, be credited to Buyer against the percentage rents due Seller pursuant to clause
                    (vii) below, or delivered by Buyer to Seller (or Seller's designee) as provided below.

                    (3) Additional Rent received by Buyer or Seller allocable to 1994 shall be prorated as of the Adjustment Hour and shall be subject to further adjustment on December 30, 1994.

               (B) To the extent Additional Rent is paid annually or periodically in arrears or in a fixed rather than estimated amount, sums collected by Seller applicable to periods after the Adjustment Hour shall be credited to Buyer at the Closing, and sums collected by Buyer applicable to periods prior to the Adjustment Hour shall be paid to Seller (or Seller's designee) as provided below. To the extent that any such amounts have accrued but are not billable or payable prior to Closing, Buyer shall remit bills for such amounts to tenants under Tenant Leases in a timely manner.

               (vi) All base rent, additional rent and other charges under the Ground Leases shall be adjusted as of the Adjustment Hour. Seller shall cause all rent due under the Ground Leases as of the Closing to be paid to the landlord thereunder as of the Closing; provided that percentage rent shall be paid as provided in Section 2.5(a)(vii) below.

               (vii) Percentage rents for the period ending December 31, 1993 shall be allocated to Seller, and percentage rents for the period commencing January 1, 1994 shall be prorated between Buyer and Seller as of the Closing Date at the time specified below in paragraph (c) below.

               (viii) With respect to Additional Rent, percentage rent and base rent that are in arrears as of the Adjustment Hour, Buyer shall remit to Seller (or Seller's designee) such sums if collected by Buyer, less an equitable portion of legal expenses and/or collection agency charges incurred in collecting such arrearages. Seller (or its designee) shall at all times have the right to collect such arrearages but shall not maintain any legal proceedings against then current tenants of the Property except for such proceedings as were filed prior to the Closing Date. Seller may not maintain any proceedings for eviction or possession of the leased space after the Closing Date. Seller shall keep Buyer informed of any such proceedings.

               (ix) Interest under the Best Plaza Notes and the Bristol Note shall be prorated as provided in Schedule "E" of the Disclosure Schedule.
                                 ------------

               (x) Seller shall pay to Buyer on December 30, 1994 any amounts received from tenants of the Property that are applicable to the post-Closing period. In collecting amounts due Seller pursuant to this Section 2.5, Buyer shall use commercially reasonable efforts but shall have no obligation to incur any material expense or liability, to terminate any lease or to apply any security deposit held by Buyer.

               (xi) All amounts collected by Buyer from tenants of the Property after the Closing Date shall be applied as follows: (A) if the amounts collected are designated as rent, then they shall be applied first, to rent accruing after the Closing Date to the extent then due and second, to rent delinquent as of the Closing Date, to the extent of such delinquent rent. (B) If the amounts collected are designated as expense reimbursement, common area maintenance charges or a similar category, then they shall be applied first, to such amounts accruing prior to the Closing Date but unpaid and second, to such amounts accruing after the Closing Date. Undesignated amounts shall be allocated between clauses (A) and (B) prorata in accordance with the respective amounts due under each clause.

               (xii) Seller has initiated appeals of property tax assessments on the Parcels or Ground Lease Parcels identified in Exhibit "F". Seller shall
                                                     -----------
use its commercially reasonable efforts to prosecute such appeals to conclusion, at its cost, although Buyer agrees to cooperate
in such effort. When such appeals are finally determined, the proceeds of such appeals, less the reasonable costs of Seller in prosecuting them, shall be divided between Buyer and Seller as follows: (A) Seller shall be entitled to receive all amounts which represent refunds pertaining to the Parcels identified in Exhibits "A-3" (Emerald Ridge), "A-4" (Governor's Point), "A-5" (Inglenook
   --------------                  -----                      ---
Apartments), "A-6" (Pineview Apartments) and "A-7" (Sammamish View) which relate
             -----                            ---
to periods prior to the Closing Date, and Buyer shall be entitled to the balance of such refunds; and (B) Buyer shall be entitled to all of such amounts which represent refunds pertaining to the other Parcels or Ground Lease Parcels, except that Seller shall be entitled to receive that portion of such refunds relating the period prior to the Closing Date which is not required to be paid to tenants of the Parcels or Ground Lease Parcels as a reimbursement of amounts previously paid by them.

     (b) Not less than ten (10) days prior to the anticipated date of Closing, Seller shall submit to Buyer for its approval a tentative prorations schedule showing the categories and amounts of all prorations proposed. The parties shall agree on a final prorations schedule prior to the Closing and shall deliver the same to Escrowholder. If following the Closing either party discovers an error in the prorations statement, it shall notify the other party and the parties shall promptly make any adjustment required. Based in part on the prorations statement, Escrowholder shall deliver to each party at the Closing a closing statement containing a summary of all funds, expenses and prorations passing through Escrow.

     (c) Buyer shall, no later than December 20, 1994, submit to Seller for its approval a tentative prorations schedule showing the categories and amounts of all prorations called for in this Section 2.5 with respect to the post-Closing period. The parties shall agree on a final prorations schedule prior to December 30, 1994 and shall deliver the same to Escrowholder. Final prorations under this Section 2.5 shall be made on or before December 30, 1994 based upon the final prorations schedule agreed to by the parties and submitted to Escrowholder.

     (d) Seller shall pay the following Closing expenses: (i) the documentary stamp, transfer tax, and similar taxes on the deeds and assignments of Ground Leases, and any sales tax due on the transfer of the Tangible Personal Property
(ii) recording fees, and (iii) that
portion of the cost of the title insurance policies called for in favor of Buyer which would be charged by the Title Company for a CLTA owner's policy in California and an ALTA standard coverage policy (including any standard regional exceptions) in all other states. If Buyer requests a title binder instead of a title policy and there is an additional charge, Buyer will pay the charge.
Buyer will also pay the additional cost of obtaining ALTA or endorsement coverage in California and extended ALTA coverage (including charges for deleting any standard regional exceptions). Buyer and Seller shall share the escrow fees equally. Each party shall pay the costs of its respective legal, accounting and other advisors, subject to the effect of Section 3.3. Buyer agrees to deposit in Escrow at Closing the amounts it owes for prorations and closing costs. Seller's share of Closing expenses shall be deducted from the proceeds of the Purchase Price.

     3.  CONDITIONS.

     3.1 BUYER'S CONDITIONS. Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the following conditions on or before the Closing, or such earlier date as is set forth below:

     (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

     (b) The representations and warranties of Seller set forth in Section 6 being true and accurate in all material respects as of the Closing, except to the extent of changes in facts between the date hereof and the Closing expressly permitted by this Agreement. Seller shall provide Buyer with a certificate to such effect at the Closing, in form reasonably acceptable to Buyer, which certificate shall list in detail any such changes in facts.

     (c) The Title Company committing to issue the title policies (or title binders, if requested by Buyer) called for by Section 1.3(e).

     (d) Seller shall have obtained the required approval of its unitholders to the transaction contemplated by this Agreement.

     (e) Seller and all of the parties thereto shall have settled the "CLASS ACTION LITIGATION" and the "DERIVATIVE ACTION", as generally described in paragraphs A.1.a through A.1.c., and paragraph A.2, respectively, of the Stipulation (as defined below), Seller shall have obtained written releases which are acceptable to Seller, the appropriate court(s) shall have approved the settlement described in the Stipulation, and all conditions set forth in the Stipulation shall have been satisfied or waived, and Seller shall have provided reasonable evidence of the same to Buyer. "STIPULATION" shall mean that certain Stipulation of Settlement, In re CF Income Partners L.P. Class and Derivative
                           --------------------------------------------------
Litigation, Master File No. 92-1198 H(M), filed in the United States District
- ----------
Court, Southern District of California on September 24, 1993, as revised on September 28, and as further amended or revised from time to time and all exhibits, modifications and amendments thereto. Buyer acknowledges receipt of a copy of the Stipulation.

     (f) No preliminary or permanent injunction or other order, decree or judgment by any federal or state court of competent jurisdiction makes illegal or otherwise prevents the consummation of the transaction contemplated herein.

     (g) The fee owners of the Ground Lease Parcels and the landlords under the Ground Leases shall have consented to the transfer of the Ground Leases from Seller to Buyer in the manner and to the extent required by the Ground Leases and shall have executed and delivered estoppel certificates which contain, in all material respects, the information described in Schedule "S" of the
                                                    ------------
Disclosure Schedule. Buyer agrees to cooperate in obtaining such consents and estoppel certificates, at no cost to Buyer. The sole remedy of Buyer for the failure of this condition as to any Parcel shall be to delete such Parcel from this Agreement, in which case this Agreement shall be deemed automatically amended to delete all reference to such Parcel and the Purchase Price shall be automatically reduced by the amount listed opposite such Parcel on Schedule "D"
                                                                   ------------
to the Disclosure Schedule.

     (h)  Seller shall have obtained the fairness opinion called for under
Section 3.2(f). Seller agrees to provide a copy of such opinion to Buyer promptly following Seller's receipt thereof.

     (i) Buyer receiving financing in the amount of $24,750,000 from CalFed, to be secured by first priority deeds of trusts encumbering the following Parcels:
(i) Hardman Shopping Center [described in Exhibit "A-11"], (ii) Lincoln Plaza
                                          --------------
Shopping Center [described in Exhibit "A-12"], (iii) Hacienda Site 4 Office
                              --------------
[described in Exhibit "A-15"] and Renaissance Court [described in Exhibit
              --------------                                      -------
"A-18"] (the "CALFED FINANCING").  The terms and conditions of the CalFed
- ------
Financing are more particularly set forth on the term sheets and/or commitment letters attached to the Disclosure Schedule as Schedule "G". Buyer agrees to
                                               ------------
use good faith efforts to satisfy any conditions to funding under the CalFed Financing which are principally within its control.

The sole remedy of Buyer for the failure of this condition as to any Parcel shall be to delete such Parcel from this Agreement, in which case this Agreement shall be deemed automatically amended to delete all reference to such Parcel and the Purchase Price shall be automatically reduced by the amount listed opposite such Parcel on Schedule "D" to the Disclosure Schedule.
               ------------

     (j)  Seller obtaining the third party consents listed in Schedule "H" to
                                                              ------------
the Disclosure Schedule, each of which the parties agree is material.

     (k) The provisions of Exhibits "G" and "H" of this Agreement and Schedule Q of the Disclosure Schedule shall be reasonably satisfactory to Buyer. Buyer shall notify Seller in writing on or before January 20, 1994 if it deems such Exhibits and Schedule to be unsatisfactory, with a detailed explanation of the reasons therefor. If Seller does not receive such notice by such date, this condition shall be deemed to be satisfied. In the event Buyer does give such notice and the unsatisfactory nature of Buyer's review is not resolved to the reasonable satisfaction of Buyer on or before January 21, 1994, then this condition shall fail.

     (l) No one of the following shall have occurred: (i) three (3) or more Parcels or Ground Lease Parcels (other than Laguna (Exhibit "A-1", Saddleback
                                                    ------------
(Exhibit "A-2"), Bristol (Exhibit "A-9"), Best Plaza (Exhibit "A-8" and those
- --------------            -------------               ------------
Parcels covered by the CalFed Financing) have been deleted from this Agreement through the operation of Sections 1.3(e) [title], 1.6 [casualty], 1.7 [condemnation] and 3.1(n) [bring down representations and warranties] (collectively, the "KEY SECTIONS"); and (ii) one or both of the Parcels described in Exhibit "A-4"
             -------------

(Governor's Point) or Exhibit "A-13" (Polo Club) shall have been deleted from
                      --------------
this Agreement through the operation of the Key Sections.

     (m) Seller shall have obtained and delivered to Buyer the estoppel certificates described in Exhibit "H".
                          -----------

     (n)  The representations and warranties of Seller contained in paragraphs
(d), (h) and (i) of Section 6 shall be true and accurate as of the Closing Date in all respects material to the Parcel or Ground Lease Parcel to which they relate, notwithstanding the last sentence of each of such paragraphs; provided, that the sole remedy of Buyer for the failure of this condition as to any Parcel or Ground Lease Parcel shall be to delete such Parcel or Ground Lease Parcel from this Agreement, in which case this Agreement shall be deemed automatically amended to delete all reference to such Parcel or Ground Lease Parcel and the Purchase Price shall be automatically reduced by the amount listed opposite such Parcel or Ground Lease Parcel on Schedule "D" to the Disclosure Schedule.
                                 -----------

     (o) (1) The appeal and objection periods for the settlement of the Class Action Litigation and the Derivative Action shall have expired without any appeal or objection having been filed in such Litigation or such Action, or (2) CalFed shall have delivered to Buyer its unconditional indemnification regarding any loss, liability or expense resulting from any appeal or objection, in form reasonably satisfactory to Buyer, and the Title Company shall have been fully
                                  ---
informed as to the status of the Class Action Litigation and Derivative Action and shall not include any exception in the title policies called for by Section 1.3(e) relating to such litigation.

     (p) The results of the post-signing testing described in Section 1.4(b), the results of Buyer's review of those title matters described in Schedule "F"
                                                                  ------------
to the Disclosure Schedule which such Schedule indicates have not been approved by Buyer and the results of Buyer's review of the surveys with respect to each of the Parcels and Ground Lease Parcels shall be reasonably satisfactory to Buyer. Buyer shall notify Seller in writing on or before January 20, 1994 if the results of such testing and/or reviews are not satisfactory, with a detailed explanation of the reasons therefor. If Seller does not receive such notice by such date, this condition shall be deemed to be satisfied. In the event Buyer does give such notice and the unsatisfactory nature of such results or reviews is not resolved to the reasonable satisfaction of Buyer on or before January 21, 1994, then this condition shall fail.

     3.2 SELLER'S CONDITIONS. Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the following conditions on or before the Closing, or such earlier date as is set forth below:

     (a) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including without limitation payment of the Purchase Price.

     (b) The representations and warranties of Buyer set forth in Section 7 being true and accurate in all material respects as of the date of Closing, except to the extent of changes in facts between the date hereof and the Closing expressly permitted by this Agreement.

     (c) Seller shall have obtained the required approval of its Unitholders to the transaction contemplated by this Agreement.

     (d) Seller and all of the parties thereto shall have settled the Class Action Litigation and the Derivative Action, Seller shall have obtained written releases which are acceptable to Seller, the appropriate court(s) shall have approved the settlement described in the Stipulation, and all conditions set forth in the Stipulation shall have been satisfied or waived.

     (e) The appeal and objection periods for the settlement of the Class Action Litigation and the Derivative Action shall have expired without any appeal or objection having been filed in such Litigation or such Action, or any appeal or objection shall have been resolved to the reasonable satisfaction of CalFed and Seller.

     (f) Seller shall have obtained a fairness opinion from a qualified and reputable expert selected by Seller, which is acceptable to Seller and which is capable of being included in the proxy material issued to Seller's Unitholders.

     (g) No preliminary or permanent injunction or other order, decree or judgment by any federal or state court of competent jurisdiction makes illegal or otherwise prevents the consummation of the transaction contemplated herein.

     (h) The fee owners of the Ground Lease Parcels and the landlords under the Ground Leases shall have consented to the transfer of the Ground Leases from Seller to Buyer in the manner and to the extent required by the Ground Leases.

     (i)  Seller obtaining the third party consents listed in Schedule "H" to
                                                              ------------
the Disclosure Schedule, each of which the parties agree is material.

     (j) No one of the following shall have occurred: (i) three (3) or more Parcels or Ground Lease Parcels (other than Laguna (Exhibit "A-1", Saddleback
                                                    -------------
(Exhibit "A-2"), Bristol (Exhibit "A-9"), Best Plaza (Exhibit "A-8" and those
 -------------            -------------               -------------
Parcels covered by the CalFed Financing) have been deleted from this Agreement through the operation of Sections 1.3(e) [title], 1.6 [casualty], 1.7 [condemnation] and 3.1(n) [bring down representations and warranties] (collectively, the "KEY SECTIONS"); and (ii) both of the Parcels described in Exhibit "A-4" (Governor's Point) or Exhibit "A-13" (Polo Club) shall have been
- -------------                       --------------
deleted from this Agreement through the operation of the Key Sections. As a condition to Seller's determination that this condition has failed and its subsequent termination of this Agreement, Seller shall first pay to Buyer any amount which is payable to Buyer under Section 3.3 as a consequence of such election. Buyer agrees to provide Seller upon request from time to time with a calculation of such amount, including the backup required in Section 3.3.

     3.3 SATISFACTION OF CERTAIN CONDITIONS; BREAK-UP FEE. Seller agrees to use good faith efforts in attempting to satisfy Seller's conditions set forth above. In the event that the purchase and sale of the Property fails to close by the Closing Date for one of the reasons listed below and Buyer is not then in material default under this Agreement, then Seller shall pay to Buyer an amount equal to One Million Dollars ($1,000,000) plus the reasonable out-of-pocket expenses incurred by Buyer in connection with Buyer's conduct of its due diligence of the Property after November 23, 1993 and its negotiation of this Agreement. Such expenses shall include only (i) amounts payable to third parties (including without limitation for legal, accounting and environmental services) and (ii) up to

$150,000 by way of amounts paid by Buyer to its lender to reimburse such lender for its due diligence and attorneys' fees incurred in connection with its review of the Property. However, the out-of-pocket expenses to be paid by Seller shall not include any commitment fee paid to Buyer's lender, Buyer's overhead or the compensation of its employees or affiliates or other expenses related to financing. Except as provided in Section 3.2(j), such out-of-pocket expenses shall be reimbursed by Seller promptly after Buyer's submission to Seller of detailed invoices from third parties documenting the same or other evidence reasonably acceptable to Seller.

     The reasons for payment of the amounts described above are the following:
(x) the failure of a condition set forth in Section 3.1 (d), (e), (g), (h), (j) or (o); (y) the failure of a condition set forth in Section 3.2(c), (d), (e),
(f), (h) or (i); or (z) the failure of the condition set forth in Section 3.2(j), but only if the following is not true: (A) if the failure is on account
                                     ---
of Section 3.2(j)(i), then at least three (3) of the Parcels so deleted were deleted on account of Material Damage thereto which was covered by one or more policies of insurance, including rent loss insurance, then maintained by Seller; and (B) if the failure is on account of Section 3.2(j)(ii), then both of the Parcels mentioned therein were deleted on account of Material Damage thereto which was covered by one or more policies of insurance, including rent loss insurance, then maintained by Seller.

     3.4 MUTUAL COVENANT AND CONDITION. Each party agrees that, if required by the terms of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "Act") in order to consummate the transactions contemplated herein, it will promptly make such filings with the Federal Trade Commission and the United States Department of Justice as are required. If applicable, the obligation of each party to close the purchase and sale of the Property is conditioned upon the expiration or earlier termination of the waiting period provided by the Act.

     3.5  SATISFACTION OR WAIVER OF CONDITIONS; EFFECT OF NON-SATISFACTION ON
OR BEFORE THE CLOSING DATE. On or before the Closing Date, each condition to the Closing must be satisfied or waived in writing by the party for whose benefit the condition exists, or arrangements must have been made so that any unsatisfied and unwaived condition will be satisfied by recordation of the documents scheduled to be recorded. If all of a party's conditions are not so satisfied or waived, such party shall have the right to terminate the Escrow and this Agreement. In such case, subject to Sections 3.1(n), 3.3, 5.1 and 5.2, (i) Escrow-holder shall promptly return the Deposit to Buyer and all documents and other funds to the parties depositing the same and (ii) all costs shall be divided as set forth in Section 5.2(b).

     4. BROKERAGE COMMISSION. Each party represents to the other that, except for Seller's duty to pay any fees due in connection with this Agreement to Alex. Brown and Sons Incorporated, and except for any fees that may be due any employee of either party in connection with this Agreement, such party has incurred no liability for any brokerage commission or finder's fee arising from or relating to the transactions contemplated by this Agreement. Each party hereby indemnifies and agrees to protect, defend and hold harmless the other party from and against all liability, cost, damage or expense (including without limitation attorneys' fees and costs incurred in connection therewith) on account of any brokerage commission or finder's fee which the indemnifying party has agreed to pay or which is claimed to be due as a result of the actions of the indemnifying party. This Section 4 is intended to be solely for the benefit of the parties hereto and is not intended to benefit, nor may it be relied upon by, any person or entity not a party to this Agreement.

     5.  REMEDIES.

     5.1 (a) LIQUIDATED DAMAGES. THE PARTIES HAVE DETERMINED THAT IF BUYER IN BREACH OF THIS AGREEMENT FAILS TO PURCHASE THE PROPERTY AS CONTEMPLATED HEREIN, THE DAMAGES TO SELLER WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN. IN ADDITION, BUYER WISHES TO LIMIT ITS LIABILITY IN THE EVENT OF ITS BREACH OF THIS AGREEMENT AND FAILURE TO PURCHASE THE PROPERTY, AND SELLER HAS AGREED TO SUCH LIMITATION. THE PARTIES THUS AGREE THAT SHOULD BUYER IN BREACH THIS AGREEMENT AND REFUSE OR FAIL FOR ANY REASON TO PURCHASE THE PROPERTY AS CONTEMPLATED HEREIN, THE SOLE AND EXCLUSIVE REMEDY OF SELLER SHALL BE TO RECOVER THE DEPOSIT (DEFINED IN SECTION 1.2) MADE BY BUYER, AND SELLER SHALL BE DEEMED TO HAVE ABSOLUTELY WAIVED ALL OTHER REMEDIES AT LAW

OR IN EQUITY WHICH IT MAY HAVE RELATED TO SUCH REFUSAL OR FAILURE OF BUYER TO CLOSE (INCLUDING, WITHOUT LIMITATION, THE REMEDIES OF SPECIFIC PERFORMANCE AND DAMAGES). THE PARTIES AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER IF BUYER SHOULD DEFAULT AND FAIL TO CLOSE. BUYER AGREES THAT IT WILL COOPERATE TO THE FULL EXTENT REQUIRED TO CAUSE ESCROWHOLDER TO RELEASE THE DEPOSIT IN THE MANNER CONTEMPLATED HEREUNDER. THIS PARAGRAPH SHALL NOT BE DEEMED TO LIMIT SELLER'S RIGHT TO INDEMNIFICATION PURSUANT TO SECTION 1.4(b), OR BUYER'S OBLIGATION TO PAY CERTAIN COSTS PURSUANT TO SECTION 5.2(a). IN THE EVENT OF LITIGATION RELATING TO THE RECOVERY OF THE DEPOSIT PURSUANT TO THIS
SECTION 5.1, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS' FEES AND EXPENSES (NOT LIMITED TO TAXABLE COSTS) FROM THE NON-PREVAILING PARTY.


   /s/ D.A.S.                            /s/ J.S.Q.
________________________________      _________________________________________
Seller's initials                     Buyer's initials

     (b) Specific Performance. If Seller or Seller's Affiliates breach this Agreement and fail to sell the Property to Buyer as contemplated herein, Buyer shall have the right, in addition to all other rights and remedies hereunder and at law and in equity, to seek specific performance under this Agreement.

     5.2 TERMINATION. Termination of this Agreement shall be governed by one of the following provisions:

     (a) If the Escrow fails to close because either party commits a material breach of this Agreement, the non-breaching party may terminate the Escrow and receive all monies and documents which it has deposited without prejudice to its rights and remedies on account of such breach, except as provided in Section 5.1, and the breaching party shall pay all costs of title and escrow fees.

     (b)  If this Agreement is terminated by either party pursuant to Section
3.5 [failure of a condition], and Section 5.2(a) does not apply, Seller shall pay all costs of title, Seller and Buyer shall each pay one- half of any escrow fees, the Deposit shall be returned to Buyer, and Seller shall pay any amount required by Section 3.3.

     6. REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Buyer to purchase the Property, Seller and Seller's

Affiliates hereby represent and warrant to Buyer the matters set forth below and state that these representations and warranties are true as of the date hereof and will be true and accurate in all material respects as of the Closing, except to the extent of changes in facts expressly permitted by this Agreement or as specifically provided to the contrary in this Section 6.

     (a) Seller and Seller's Affiliates collectively have the requisite power and authority to own, lease and operate the Property, and each has the requisite power and authority to conduct its business, where the same are now owned, leased, operated or conducted. Subject to obtaining the approval of Seller's Unitholders to the transaction contemplated herein, the execution, delivery and performance of this Agreement by Seller and Seller's Affiliates have been duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of Seller or Seller's Affiliates or their respective partners in order to consummate the sale of the Property to Buyer as contemplated herein. Within five (5) business days of its execution of this Agreement, Seller will furnish Buyer with an opinion of Seller's legal counsel, Paul, Hastings, Janofsky & Walker, to the effect stated in the preceding sentence, in form and substance reasonably satisfactory to Buyer.

     (b)  Subject to obtaining the consents and approvals described in Sections
3.2 and 3.4, neither the execution and delivery of this Agreement by Seller or Seller's Affiliates, nor performance of any of their respective obligations hereunder, nor consummation of the transactions contemplated hereby, shall (i) conflict with, result in a material breach of, or constitute a material default under, the terms and conditions of Seller's Amended and Restated Agreement of Limited Partnership dated as of November 14, 1986, or the partnership agreements of Seller's Affiliates, respectively, as amended to date, or any inden-ture, mortgage, agreement, undertaking, instrument or document that will survive the Closing to which Seller or Seller's Affiliates or any affiliate thereof is a party or by which such person or any of the Property is bound, or any order or regulation of any court, regulatory body, adminis-trative agency or governmental body having jurisdiction over Seller or Seller's Affiliates, or (ii) require the consent of any governmental authority or other third party which has not been or will not be obtained by the Closing Date, if the failure to obtain such consent would be materially adverse either to the Property in the aggregate or to any particular Parcel or Ground Lease Parcel.

     (c) Seller has delivered to Buyer a true and correct copy of each Ground Lease.

     (d) Except for the Derivative Action and the Class Action and as set forth in Schedule "I" to the Disclosure Schedule, Seller has no knowledge, nor has
   ------------
Seller received any notice of, any litigation, claim, action or proceeding filed against or threatening in writing to name as a party Seller or Seller's Affiliates, by any organization, person, individual or governmental agency which litigation, claim, action or proceeding might materially and adversely affect Buyer's use or operation of the Property or any Parcel or Ground Lease Parcel after the Closing or the income therefrom or the ability of Seller or Seller's Affiliates to perform their obligations under this Agreement. The representations and warranties in this paragraph (d) are qualified by such facts which occur and knowledge which is obtained by Seller after the date hereof.

     (e) None of Seller's Affiliates is a foreign corporation, partnership, trust or estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller and CFIP California, a California Limited Partnership, is each a California resident (as defined in California Senate Bill 2319, commonly referred to as "CAL-FIRPTA"). On or before the Closing, Seller's Affiliates, as applicable, will provide Buyer with the following: (i) a Certificate of Non-Foreign Status which complies with applicable Federal requirements regarding each of Seller's Affiliates, (ii) a certificate of status which complies with Cal-FIRPTA requirements for CFIP California, a California Limited Partnership and (iii) a similar certificate of status which complies with any similar law of any other state in which a Parcel is located (collectively, the "FIRPTA CERTIFICATES").

     (f)  Attached to the Disclosure Schedule as Schedules "J-1" through "J-18"
                                                 ------------------------------
are (i) a true, complete and accurate rent roll as of January 6, 1994 of each Tenant Lease relating to the Parcels and Ground Lease Parcels, (ii) a supplement indicating any leases or lease amendments which, as of the date of the Rent Roll, have been substantially negotiated and documented but not fully executed as of the date of the Rent Roll(including an abstract of the terms thereof), and
(iii) with respect to
each of the Parcels and Ground Lease Parcels listed in Exhibits "A-1", "A-2" and
                                                       --------------  -----
"A-8" through "A-18" (the "COMMERCIAL AND OFFICE PARCELS"), a list of the
- -----         ------
documents constituting each Tenant Lease, specifying the name, date and parties thereto (collectively, the "RENT ROLL"). Seller has delivered to Buyer a true and correct copy of each Tenant Lease with respect to the Commercial and Office Parcels, including all amendments and modifications thereto, and a true and complete copy of each form of apartment lease used for existing and prospective leases at each of the other Parcels.

     (g) As of the date of this Agreement there are no direct leases, lettings or tenancies affecting any part of the Property except the Tenant Leases. There are no written or oral promises, understandings, agreements or commitments between Seller or Seller's Affiliates (or any predecessor of Seller or Seller's Affiliates) and any tenant under a Tenant Lease (except for the Tenant Leases themselves or as disclosed in the Rent Roll) which have the effect of materially altering any material term of any Tenant Lease, including the term, economics or right to space.

     (h) To Seller's knowledge, each Tenant Lease is in full force and effect except as disclosed on Schedule "K" to the Disclosure Schedule, and, except as
                       ------------
otherwise noted with respect to the Commercial and Office Parcels in the Rent Roll, has not been modified or amended; the landlord under each Tenant Lease has paid, performed and observed in all material respects the terms, covenants and conditions on the landlord's part to be paid, performed and observed thereunder; to Seller's knowledge the tenant under each Tenant Lease has paid, performed and observed in all material respects the material terms, covenants and conditions on the tenant's part to be paid, performed and observed thereunder. The representations and warranties in this paragraph (h) are qualified by such facts which occur and knowledge which is obtained by Seller after the date hereof.

     (i) To Seller's knowledge, except with respect to matters which have been corrected or as set forth on Schedule "L" to the Disclosure Schedule, neither
                             ------------
Seller nor any Seller's Affiliate has received any notice of violation or written notice of pending investigation of violation, or otherwise has knowledge of any violation, of any laws, ordinances, rules, regulations and orders (including, without limitation, those relating to zoning, building, fire, health and safety and environmental control and protection) from any government or any agency, body or subdivision thereof, or from any Boards of Fire Underwriters or similar agencies, bearing on the construction, operation or use of the Property or any part thereof; to Seller's knowledge, Seller has received no notice that any such government, agency, body or subdivision thereof, or any employee or official thereof considers the construction or completion of the Property or the operation or use of the same to have violated any such law, ordinance, rule, regulation, order, standard or regulation. Notwithstanding the foregoing, Seller makes no representation or warranty regarding compliance of any Parcel, Ground Lease Parcel or Improvement with the Americans with Disabilities Act or any rule or regulation promulgated thereunder, except as follows: to Seller's knowledge, except with respect to matters which have been corrected or as set forth on Schedule "L" to the
                                                     ------------
Disclosure Schedule, neither Seller nor any Seller's Affiliate has received any notice of violation or written notice of pending investigation of violation of the Americans With Disabilities Act with respect to any Parcel or Ground Lease Parcel. The representations and warranties in this paragraph (i) are qualified by such facts which occur and knowledge which is obtained by Seller after the date hereof.

     (j) All service, maintenance and management agreements relating to the Property or any part thereof that will survive the Closing and the primary property management agreement for each Parcel and Ground Lease Parcel (the "SERVICE CONTRACTS") are listed and described in Schedule "M" to the Disclosure
                                                 ------------
Schedule. A true, complete and exact copy of each Service Contract has been delivered to Buyer (except as otherwise provided in said Schedule "M"), and to
                                                         -------------
Seller's knowledge all Service Contracts are in full force and effect in accordance with the respective provisions thereof, and there has been no default, nor any claim of default on the part of any party thereto. The representations and warranties in this paragraph (j) are qualified by such facts which occur or knowledge which is obtained by Seller after the date hereof.

     (k)  Neither Seller nor Seller's Affiliates have any employees.

     (l) Except as contained in the environmental reports relating to the Property obtained or to be obtained or reviewed by Buyer, (i) to Seller's knowledge, there has been no release or disposal of any amount of Hazardous Materials onto any Parcel or Ground Lease Parcel to the extent that would require remediation under any federal or state law and (ii) to Seller's knowledge Seller has not received any notice from any governmental or quasi-governmental entity with respect to Hazardous Materials on or under the Property. For purposes of this Agreement, "HAZARDOUS MATERIALS" means substances defined as 'hazardous substances', 'hazardous materials', 'hazardous wastes', or 'toxic substances' in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; (ii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; (iv) Section 25117 of the California Health & Safety Code or Section 25316 of the California Health & Safety Code, (v) the regulations adopted and publications promulgated pursuant to said laws; or (iv) any other substance or materials deemed hazardous pursuant to any other federal or state statute or regulation (collectively "Environmental Laws"). However, the term "Hazardous Materials" shall not include any solvents, cleaning compounds, chemicals and other materials which are kept or used on the site of the Property by Seller or tenants of the Property in connection with the regular conduct of their businesses and in compliance with applicable laws and, in the case of each tenant, with its lease. To Seller's knowledge, there are no underground storage tanks located beneath the Parcels or Ground Lease Parcels.

     (m) Seller has no knowledge of pending or contem-plated condemnation proceedings affecting the Property or any part thereof, except as described in
Section 1.7(b). The representations and warranties in this paragraph (m) are qualified by such facts which occur and knowledge which is obtained by Seller after the date hereof.

     (n) At the time of Closing no person, firm or entity, except as set forth herein, will have any rights in or right to acquire any interest in the Property or any part thereof, except as provided in Schedule H to the Disclosure
                                           ----------
Schedule.

     (o) The information concerning historical operating expenses and rental income of the Property described on Schedule "N" to the Disclosure Schedule has
                                    -----------
been delivered to Buyer, and was prepared by Seller for its internal use and to Seller's knowledge is not materially misleading.

     (p)  Except as otherwise noted in Exhibits "A-1" and "A-2" or Schedule "O"
                                       ------------------------    -----------
to the Disclosure Schedule: (i) each Ground Lease is in full force and effect and has not been modified or amended; (ii) to Seller's knowledge, the landlord under each Ground Lease has paid, performed and observed all of (and is not in default in the payment, performance or observance of any part of) the material terms, covenants and conditions on the landlord's part to be paid, performed and observed thereunder; and (iii) the tenant under each Ground Lease has paid, performed and observed all of (and is not in default in the payment, performance or observance of any of) the material terms, covenants and conditions on the tenant's part to be paid, performed and observed thereunder. The representations and warranties in clauses (i) and (ii) of this paragraph (p) are qualified by such facts which occur or knowledge which is obtained by Seller after the date hereof.

     (q) Seller holds the permits and licenses with respect to its ownership and operation of the Property which are listed in Schedule "Q" to the Disclosure
                                                  ------------
Schedule ("OPERATING PERMITS").

     (r) Between November 29, 1993 and the date hereof (i) no Material Damage occurred to any Parcel or Ground Lease Parcel and (ii) no Material Portion of any Parcel or Ground Lease Parcel was been taken or threatened to be taken by condemnation or eminent domain, other than as previously disclosed to Buyer in writing with respect to the Parcel described in Exhibit "A-6" (Pineview Lakes
                                                ------------
Apts.). The representations and warranties in this paragraph (r) are qualified by facts which occur or knowledge which is obtained by Seller after the date hereof.

     (s)  To Seller's knowledge, except as noted in Schedule "L" to the
                                                    ------------
Disclosure Schedule or known by Buyer, the Improvements are free from any defect in their structural elements and operating systems which defects would be material and adverse to the value of the Property as a whole.

     (t) To Seller's knowledge, there are no outstanding unpaid assessments or charges for the installation of utilities or for making connection thereto that have not been fully paid, other than those which are referenced on the title reports provided to Buyer hereunder or which will be prorated between the parties in the normal course at Closing pursuant to Section 2.5.

     (u) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy pursuant to any other debtor relief laws filed by Seller or Seller's Affiliates or pending against Seller or Seller's Affiliates or the Property.

     (v) Concurrently herewith Seller and certain of Seller's Affiliates have entered into a Settlement Agreement of even date with California Federal Bank which grants to Seller and Seller's Affiliates the consents and agreements which they require from California Federal Bank in order to perform their obligations hereunder.

For purposes of this Section 6, the phrases "Seller's knowledge", "Seller has no knowledge" and words of like import shall mean the actual knowledge, at the time the relevant representation and warranty is made, of the following officers of Seller's sole general partner: Dennis Sondker, Leeann Morein, Rex White and William Hugron. Such officers are the principal employees of Seller's general partner responsible for management of the Property, and their actions under this
Section 6 shall be in their capacity as officers only and not as individuals.

     7. REPRESENTATIONS AND WARRANTIES OF BUYER. To induce Seller to sell the Property, Buyer hereby represents and warrants to Seller the matters set forth below and states that these representations and warranties are true as of the date hereof, and will be true as of the Closing.

     (a) Buyer has been duly organized under the laws of the jurisdiction in which it was formed and is validly existing and in good standing under the laws of said jurisdiction.

     (b) The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of Buyer or any of its partners or shareholders in order to consummate the transactions contemplated herein. Within five (5) business days of its execution of this Agreement, Buyer will furnish Seller with an opinion of Buyer's legal counsel, Morgan, Lewis & Bockius, to this effect in form and substance reasonably satisfactory to Seller.

     (c) Neither the execution or delivery of this Agreement by Buyer, nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby, shall conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents pursuant to which Buyer was organized, or any indenture, mortgage, agreement, undertaking, instrument, or documents to which Buyer or any affiliate thereof is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Buyer.

     (d) Buyer shall deliver to Seller a copy of any written loan commitment which Buyer receives with respect to the purchase of the Property promptly after receiving the same from the prospective lender, or a letter from the lender to Seller setting forth the identity of the lender, loan amount, expiration date of the commitment and conditions to funding.

     8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATION OF REMEDIES.

     (a) Subject to paragraph (c) below, the representations and warranties of Buyer contained in this Agreement shall survive the Closing and the delivery of the deeds and lease assignments. The representations and agreements of Seller and Seller's Affiliates shall not survive the Closing and the delivery of the
                              ---
deeds and lease assignments. Consequently, Buyer shall have no recourse against Seller or Seller's Affiliates after the Closing in the event it is determined that there was a breach of a representation or warranty contained herein of Seller or Seller's Affiliates. Buyer acknowledges that Seller intends to dissolve promptly after the Closing and that the prohibition on the survival of its representations and warranties is an essential element of the consideration flowing to Seller in connection with this Agreement, and that Seller entered into this Agreement in reliance upon the same.

     (b) Seller shall hold harmless, indemnify and defend Buyer, its constituent partners, employees and agents, from and against any claim for personal injury or damage to property based on an event (other than one related to the presence or release of Hazardous Materials) occurring on, at or with respect to any of the Property before the Closing. Buyer shall hold harmless, indemnify and defend Seller, its constituent partners, employees and agents, from and against any claim for personal injury or damage to property based on an event (other than one related to the presence or release of Hazardous Materials) occurring on, at or with respect to any of the Property after the Closing.

     (c) Buyer's representations and warranties in Section 7 shall survive the Closing Date for a period of six (6) months only.

     9. AS IS PURCHASE AND SALE. Except as otherwise expressly provided in this Agreement, Buyer hereby acknowledges and agrees that the sale of the Property hereunder is and will be made on an "AS IS, WHERE IS" basis, and that Seller has not made, does not make and specifically negates and disclaims any representations, warranties or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, concerning the Property except as expressly set forth in this Agreement. Buyer further acknowledges and agrees that, except as expressly provided in Section 6, any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not necessarily made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness thereof.

     10.  MISCELLANEOUS.

     10.1 NOTICES. All notices, demands, consents or other communications under or with respect to this Agreement shall be in writing, sent to the recipient party at the address(s) specified below (or such other address as the recipient party may have designated by at least five business days' prior notice) by registered or certified U.S. Mail, postage prepaid, return receipt requested, or by reputable overnight receipted courier service, prepaid, marked for next business day delivery, or (if confirmed by one of the other two means) by electronic facsimile transmission, and shall be deemed delivered and received on the actual date of delivery or attempted delivery shown by postal or courier receipt or the date of transmission shown by facsimile transmittal sheet.

     The addresses for notice are:

     If to Seller:
     ------------

     CF Management Corp.
     5750 Wilshire Boulevard
     Suite 115
     Los Angeles, California  90036
     Attn:  Mr. Dennis A. Sondker
       President
     Fax No. (213) 930-7115

                   with a copy to:
                   --------------

     Paul, Hastings, Janofsky & Walker
     555 South Flower Street
     Los Angeles, California 90071
     Attn:  Charles V. Thornton, Esq.
     Fax No. (213) 627-0705

            If to Buyer:
            -----------

     Apollo Real Estate Advisors, L.P.
     c/o Lion Advisors, L.P.
     1301 Avenue of the Americas, 38th Floor
     New York, New York  10019
     Attn:  Rick Koenigsberger
     Fax No. (212) 459-3301 or 3302

     and
     ---

     JMB Institutional Realty Corp.
     900 N. Michigan Avenue, Suite 1800
     Chicago, Illinois 60611-1585
     Attn:  William J. Abrams
     Fax No. (312) 915-2881

     and
     ---

     JMB Institutional Realty Corp.
     900 N. Michigan Avenue, Suite 1900
     Chicago, Illinois 60611-1585
     Attn:  Robert Chapman
     Fax No. (312) 915-2881
     with a copy to:
     --------------

     Morgan, Lewis & Bockius
     801 South Grand Avenue, 22nd Floor
     Los Angeles, California 90017-3189
     Attn:  J. Dean Heller, Esq.
     Fax No. (213) 612-2554

     A party may change its address for notice by such notice.

     10.2 TIME. Time is of the essence of this Agreement with respect to each provision in which time is a factor.

     10.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedule, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter. No change in or amendment to this Agreement shall be valid unless set forth in writing and signed by both parties after the execution of this Agreement.

     10.4 FURTHER ASSURANCES. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.

     10.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of California applicable to contracts made and to be performed solely in California, without regard to conflicts of law.

     10.6 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which shall constitute the same agreement. It shall be necessary to account for only one fully executed counterpart in proving this Agreement.

     10.7 HEADINGS, GENDER AND NUMBER. The section headings used in this Agreement are intended solely for con-venience of reference and shall not amplify, limit, modify or otherwise be used in the interpretation of any provision of this Agreement. The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

     10.8 SUCCESSORS. The provisions of this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto; provided, that neither party shall be permitted to assign its rights or
        --------
obligations under this Agreement without the prior written consent of the other party, except that Buyer may assign its rights and obligations under this Agreement, whether before or after the Closing, to one or more entities affiliated with Buyer, so long as Buyer remains liable for the performance of Buyer hereunder, and except that Seller may assign its rights and obligations pertaining to the post-closing period to California Federal Bank or any affiliate thereof. In the event of a permitted transfer by a party, such party shall first notify the other party in writing giving the name and address of the transferee or transferees, and as a condition to the transfer the transferee or transferees shall assume in writing all of the remaining obligations hereunder of the transferring party. In the event that Buyer transfers its rights or obligations to more than one entity, or the single entity to which such transfer is made further transfers part or all of its rights or obligations hereunder, such transfer or transfers shall be subject to the condition that all of such transferees shall agree in writing to act in concert, and with a single voice, with respect to Seller with the result that Seller or its assignee shall be obligated to deal with only one entity representing all of such transferees after the Closing. As used in this Section 10.8, "AFFILIATE" means, with respect to any partnership or corporation, (i) any corporation, partnership, person or entity which (individually or together with one or more other Affiliates) directly or indirectly controls, is controlled by or is under common control with such partnership or corporation and/or Apollo Real Estate Investment Fund, L.P. or JMB Realty Corporation (or any affiliate thereof) and
(ii) any officer, director, general partner or employee of such partnership or corporation or any entity referred to in (i) above.

     10.9 SEVERABILITY. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable shall be invalid or unenforceable only to the extent of such determination, which shall not invalidate or otherwise render ineffective any other provision of this Agreement.

          10.10  EXHIBITS AND DISCLOSURE SCHEDULES.

          (a) References in this Agreement to Exhibits and Schedules mean the exhibits attached hereto and the schedules attached to the Disclosure Schedule, respectively, all of which exhibits and schedules are incorporated by this reference into this Agreement.

          (b) The parties acknowledge and agree that the allocation of the Purchase Price made in Schedule "D" to the Disclosure Schedule was prepared
                       ------------
solely by Buyer, and not by Seller, and is for the sole purpose of setting forth the adjustment in the Purchase Price required by Buyer in order to purchase the Property notwithstanding the elimination of one or more Parcels or Ground Lease Parcels from the transaction due to casualty, condemnation, disapproval of title or failure of certain conditions, as more particularly set forth above.

          10.11 LIMITATION OF LIABILITY. No present or future partner, unitholder, director, officer, shareholder, employee, advisor or agent of or in Seller or the general partner of Seller, or the members of the investment committee of the general partner of Seller, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into in connection with this Agreement, or any amendment or amendments to any of the foregoing made at any time. No present or future partner, director, officer, shareholder, employee, advisor or agent of or in Buyer, or of or in any assignee or designee of Buyer (provided that the assignee or designee itself may have liability as set forth in Section 10.8), shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into in connection with this Agreement, or any amendment or amendments to any of the foregoing made at any time.

          10.12 SELLER AND SELLER'S AFFILIATES.

          (a) Each of Seller and Seller's Affiliates shall be jointly and severally liable for all of their respective obligations under this Agreement.

          (b) Seller agrees to make all decisions and to take all other actions which may be permitted or required of Seller's Affiliates under this Agreement, on behalf of Seller's Affiliates, including the preparation of closing documents, determining whether conditions are satisfied and waiving conditions. Seller's Affiliates hereby authorize and direct Seller to make all such decisions and to take all such actions, and agree to be bound thereby as if they had made such decisions and taken such actions; provided, however, that Seller's Affiliates shall execute such documents and take all other actions that may be required under this Agreement in order to convey the Property as required hereunder. All notices of Seller or Seller's Affiliates required or permitted under this Agreement shall be given only by CF Income Partners L.P., and CF Income Partners L.P. is the duly authorized agent and representative of each of Seller's Affiliates to receive all notices to Seller or Seller's Affiliates required or permitted under this Agreement.

          10.13 BUSINESS DAYS; TIME FOR PERFORMANCE. All references in this Agreement to "business days" shall mean weekdays which are not national or California state holidays. Notwithstanding anything in this Agreement to the contrary, if the last date to perform any act or give any notice under this Agreement shall fall on a day other than a business day, such act or giving of notice may be timely performed if performed on the next succeeding business day.

          10.14 CONFIDENTIALITY. Buyer hereby reaffirms its obligations under the confidentiality letter dated March 30, 1993, sent by Alex Brown & Sons Incorporated and agreed to by Buyer, as modified by paragraph 9 of the letter of intent dated November 23, 1993 sent by Seller and agreed to by Buyer. Copies of the confidentiality letter and paragraph 9 of the letter of intent are attached to the Disclosure Schedule as Schedule "P". Except with respect to said
                              ------------
paragraph 9, the letter of intent is superseded by this Agreement and is of no further force or effect.

          10.15 PUBLIC ANNOUNCEMENTS. Seller is required by law to make a pubic announcement upon execution of this Agreement. Buyer and Seller may each make any announcement it reasonably believes it is legally obligated to make, provided that announcements by Buyer are subject to Section 10.14. Any other public announcements will be issued jointly. Buyer and Seller each agree to use commercially reasonable efforts to provide the other with a copy of each proposed press release prior to its release and to provide the other with a reasonable opportunity to comment thereon.

          10.16 SIGNER'S WARRANTY. Each person who is executing and delivering this Agreement on behalf of Seller, Seller's Affiliates or Buyer hereby represents that he or she has the power and authority to do so, and that such execution and delivery are duly authorized by the entity for whom such person is signing.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


SELLER:

CF INCOME PARTNERS L.P.,
a Delaware limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/ DENNIS A. SONDKER
        ____________________________
        Name: Dennis A. Sondker
             _______________________
        Its:  President
            ________________________



BUYER:

CFNC-I, a Delaware corporation


     By:  /s/ JEFFREY S. QUICKSILVER
        ______________________________
        Name: Jeffrey S. Quicksilver
             _________________________
        Its:  Vice President
            __________________________



                            [Signatures continued]

SELLER'S AFFILIATES:

CFIP CALIFORNIA, A CALIFORNIA
LIMITED PARTNERSHIP, a California
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ____________________________
        Name:  Dennis A. Sondker
             _______________________
        Its:   President
            ________________________


CFIP FLORIDA I, LTD., a Florida
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ____________________________
        Name:  Dennis A. Sondker
             _______________________
        Its:   President
            ________________________


CFIP WASHINGTON I, L.P., a
Washington limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ____________________________
        Name:  Dennis A. Sondker
             _______________________
        Its:   President
            ________________________

                             [Signatures continued]

EMERALD RIDGE LIMITED PARTNERSHIP,
a Washington limited partnership

By:  CFIP WASHINGTON I, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Name:  Dennis A. Sondker
                  ______________________
             Its:   President
                 _______________________

By:  CFIP WASHINGTON II, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Name:  Dennis A. Sondker
                  ______________________
             Its:   President
                 _______________________


SAMMAMISH VIEW DEVELOPMENT LIMITED
PARTNERSHIP, a Washington limited
partnership

By:  CFIP WASHINGTON I, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Name:  Dennis A. Sondker
                  ______________________
             Its:   President
                 _______________________

                             [Signatures continued]

By:  CFIP WASHINGTON II, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Name:  Dennis A. Sondker
                  ______________________
             Its:   President
                 _______________________



CFIP GEORGIA, L.P., a Georgia
limited partnership

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Name:  Dennis A. Sondker
                  ______________________
             Its:   President
                 _______________________

AGREED, ACKNOWLEDGED AND ACCEPTED BY ESCROWHOLDER:


Commonwealth Land Title Company


          By:  /s/  CAROL CAROZZA
             _________________________
             Name:  Carol Carozza
                  ____________________
             Its:   Vice President
                 _____________________

Date: January 20, 1994
              __

                               AMENDMENT NO. 1 TO
                         REAL ESTATE PURCHASE AGREEMENT
                            AND ESCROW INSTRUCTIONS
                         (CF INCOME PARTNERS PORTFOLIO)



          THIS AMENDMENT NO. 1 TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this "AMENDMENT") is entered into as of January 19, 1994 among CFIP CALIFORNIA, A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership, CFIP FLORIDA I, LTD, a Florida limited partnership, CFIP WASHINGTON I, L.P., a Washington limited partnership, EMERALD RIDGE LIMITED PARTNERSHIP, a Washington limited partnership, SAMMAMISH VIEW DEVELOPMENT LIMITED PARTNERSHIP, a Washington limited partnership, CFIP GEORGIA, L.P., a Georgia limited partnership (collectively, "SELLER'S AFFILIATES") and CF INCOME PARTNERS L.P., a Delaware limited partnership ("SELLER"), as seller, and CFNC-I, Inc., a Delaware corporation ("BUYER"), as buyer.


                                 R E C I T A L

          Seller, Seller's Affiliates and Buyer entered into that certain Real Estate Purchase Agreement and Escrow Instructions dated as of January 15, 1993, for the sale of the sixteen (16) fee parcels and two (2) leasehold parcels of improved real property, as more particularly described therein (the "AGREEMENT"). Seller, Seller's Affiliates and Buyer now desire to amend the Agreement as provided herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby amend the Agreement as follows:

     1. DEPOSIT. The first sentence of Section 1.2(b) of the Agreement is hereby amended by replacing the words "Within two (2) business days after the date of this Agreement" with the words "On or before January 21".

     2. TIMING FOR CERTAIN TESTING. Section 1.4(b)(i) of the Agreement is hereby amended by replacing the date "January 20, 1994" with the date "January 21, 1994".

     3.   TIMING FOR REVIEW OF CERTAIN MATTERS.

          (a) The second sentence of Section 3.1(k) of the Agreement is hereby amended by replacing the date "January 20, 1994" with the date "January 21, 1994".

          (b) The second sentence of Section 3.1(p) of the Agreement is hereby amended by replacing the date "January 20, 1994" with the date "January 21, 1994".

     4. EFFECT. As amended herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized partner or officer, as of the date first written above.


SELLER:

CF INCOME PARTNERS L.P.,
a Delaware limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ____________________________
        Dennis A. Sondker
        President



BUYER:

CFNC-I, a Delaware corporation


By:  /s/  JEFFREY S. QUICKSILVER
   _________________________________
   Jeffrey S. Quicksilver
   Vice President



                             [Signatures continue]

SELLER'S AFFILIATES:

CFIP CALIFORNIA, A CALIFORNIA
LIMITED PARTNERSHIP, a California
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ___________________________
        Name: Dennis A. Sondker
        Its: President


CFIP FLORIDA I, LTD., a Florida
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ___________________________
        Name: Dennis A. Sondker
        Its: President


CFIP WASHINGTON I, L.P., a
Washington limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/ DENNIS A. SONDKER
        __________________________
        Dennis A. Sondker
        President



                             [Signatures continue]

EMERALD RIDGE LIMITED PARTNERSHIP,
a Washington limited partnership

By:  CFIP WASHINGTON I, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Dennis A. Sondker
             President

By:  CFIP WASHINGTON II, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Dennis A. Sondker
             President


SAMMAMISH VIEW DEVELOPMENT LIMITED
PARTNERSHIP, a Washington limited
partnership

By:  CFIP WASHINGTON I, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Dennis A. Sondker
             President

                             [Signatures continue]

By:  CFIP WASHINGTON II, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ____________________________
             Dennis A. Sondker
             President



CFIP GEORGIA, L.P., a Georgia
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ____________________________
        Dennis A. Sondker
        President


AGREED, ACKNOWLEDGED AND ACCEPTED BY ESCROWHOLDER:


Commonwealth Land Title Company


By:  /s/  CAROL CAROZZA
   ____________________________
   Name:  Carol Carozza
        _______________________
   Its:   Vice President
       ________________________

Date:  January 28, 1994
               --

                              AMENDMENT NO. 2 TO
             REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
                         (CF INCOME PARTNERS PORTFOLIO)


          THIS AMENDMENT NO. 2 TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("AMENDMENT") is entered into as of January 26, 1994 among CFIP California, A California Limited Partnership, CFIP Florida I, Ltd., a Florida limited partnership, CFIP Washington I, L.P., a Washington limited partnership, Emerald Ridge Limited Partnership, a Washington limited partnership, Sammamish View Development Limited Partnership, a Washington limited partnership, and CFIP Georgia, L.P., a Georgia limited partnership (collectively, "SELLER'S AFFILIATES") and CF Income Partners L.P., a Delaware limited partnership ("SELLER"), as seller, and CFNC-I, Inc., a Delaware corporation ("BUYER"), as buyer.

                                 R E C I T A L

          Seller and Buyer entered into a Real Estate Purchase Agreement and Escrow Instructions (CF Income Partners Portfolio) dated as of January 15, 1994 and amended it by Amendment No. 1 to Real Estate Purchase Agreement and Escrow Instructions (CF Income Partners Portfolio) dated as of January 19, 1994 (collectively, the "AGREEMENT"). They now desire to further amend and clarify the Agreement. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them, respectively, in the Agreement.


          NOW THEREFORE, for good and valuable consider-ation, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

          1. Title Matters.
             -------------

             1.1  The parties hereby replace Schedule "F" to the Disclosure
                                            ------------
Schedule with the form attached as Attachment B to this Amendment.
                                   ------------

             1.2 Section 3.1(p) of the Agreement is hereby amended to read in full as follows:

             (p) The results of Buyer's review of the following shall be reasonably satisfactory to Buyer:

                    (1) Surveys of the Parcels described in Exhibit "A-6"
                                                            -------------
          [Pineview], Exhibit "A-10" [Coral Square] and Exhibit "A-13" [Polo
                      --------------                    --------------
          Club] of the Agreement;

                    (2) Development Agreement dated July 5, 1984 executed by T. & S. Development, Inc. and Lucky Stores, Inc., and recorded July 5, 1984 as Instrument No. 145624, relating to the Parcel described in

          Exhibit "A-12" [Lincoln] to the Agreement; and
          --------------

                    (3) Written agreement dated June 14, 1983 among PG&E, Prudential and Properties for the provision of electric services relating to the Parcel described in Exhibit "A-15" [Hacienda] to the
                                              --------------
          Agreement.

     Buyer shall notify Seller on or before January 27, 1994 if the results of such review are not satisfactory, with a detailed explanation of the reasons therefor. If Seller does not receive such notice by such date, this condition shall be deemed to be satisfied. In the event Buyer gives such notice and the unsatisfactory nature of such review is not resolved to the reasonable satisfaction of Buyer on or before January 28, 1994, then this condition shall fail.

          2. Environmental Issues.  Buyer has determined that it needs to
             --------------------
conduct the additional investigations described in Attachment A to this
                                                   ------------
Amendment with respect to the following Parcels or Ground Lease Parcels (collectively, the "ENVIRONMENTAL PROPERTIES"): those described in Exhibit "A-
                                                                    ----------
1" [Laguna], Exhibit "A-2" [Saddleback], Exhibit "A-12" [Lincoln] and Exhibit
- --           -------------               --------------               -------
"A-14" [Royal Oaks] of the Agreement.  Buyer agrees to conduct such
- ------
investigations in an expeditious manner, to require a written report or reports from its environmental consultants (including the results of lab tests) with respect thereto and to notify Seller of the results, including delivery to Seller of a copy of all such reports, within two (2) business days after receiving the same. Such reports from Buyer's environmental consultants shall contain their recommendations for remediation (if any) with respect to any Hazardous Materials which are found to be located on or under any Environmental Property.

             2.1 Within two (2) business days after Buyer delivers such reports to Seller, Buyer shall notify Seller in writing of the remediation (if any) Buyer reasonably believes should be performed with respect to such Hazardous Materials. Such notice shall describe the proposed remediation in sufficient detail so that an experienced environmental contractor could reasonably determine the cost of such remediation.

          2.2 Within three (3) business days after receipt by Seller of Buyer's notice given pursuant to Section 2.1, Seller shall notify Buyer in writing of what remediation (if any) Seller reasonably believes should be performed with respect to such Hazardous Materials. Such notice shall describe the proposed remediation in sufficient detail so that an experienced environmental contractor could reasonably determine the cost of such remediation.

          2.3 If Seller and Buyer send the notices described in Sections 2.1 and 2.2, they shall attempt in good faith to agree upon the following with respect to each Environmental Property for which the notices in Section 2.1 and
2.2 are given: (i) a written description of the proposed remediation; (ii) the cost of performing the remediation agreed to; and (iii) the time which it would take to perform the agreed remediation. If they are able to agree upon these three things in a writing signed by both of them, then the written description shall be referred to herein as the "AGREED REMEDIATION" and the cost of performing such Agreed Remediation shall be referred to as the "REMEDIATION COST" for each Environmental Property for which such agreement is reached. If for any reason they are not able to so agree on the items described in clauses
(i), (ii) and (iii) with respect to any Environmental Property within three (3) business days after Seller's notice given pursuant to Section 2.2, then subject to Section 2.6: (i) the Agreement and this Amendment shall be deemed automatically amended to delete all reference to such Environmental Property; and (ii) the Purchase Price shall be automatically reduced by the amount listed opposite such Environmental Property on Schedule "D" to the Disclosure Schedule.
                                        ------------

          2.4 If the Remediation Cost for any Environmental Property does not exceed $50,000, Seller shall at its option: (i) at its expense prior to the Closing perform the Agreed Remediation for the Environmental Property in question, to Buyer's reasonable satisfaction; or (ii) credit to Buyer at Closing the Remediation Cost for such Environmental Property. If the Remediation Cost exceeds $50,000, Seller shall at its option: (x) at its expense prior to the Closing perform the Agreed Remediation for the Environmental Property in question, to Buyer's reasonable satisfaction; or (y) credit to Buyer at the Closing the Remediation Cost for such Environmental Property; or (z) refuse to so perform or credit with respect to such Environmental Property. Seller shall notify Buyer of its election under this Section 2.4 no later than three (3) business days after the parties agree on the Remediation Cost for the last of the Environmental Properties for which agreement is reached under Section 2.3.

          2.5  If Seller makes the election permitted in clause (z) of Section
2.4 with respect to an Environmental Property, or Buyer makes the election with respect to an Environmental Property permitted in Section 2.8: (i) the Agreement and this Amendment shall be deemed automatically amended to delete all reference to such Environmental Property; and (ii) the Purchase Price shall be automatically reduced by the amount listed opposite such Environmental Property on Schedule "D" to the Disclosure Schedule.
            ------------

          2.6 Notwithstanding Sections 2.3 and 2.5, in the event Buyer and Seller are unable to agree on the items listed in clauses (i), (ii) and (iii) in
Section 2.3 with respect to an Environmental Property, or in the event Seller makes the election permitted in clause (z) of Section 2.4 with respect to an Environmental Property, Buyer may elect to purchase such Environmental Property by notice to Seller given no later than three (3) business days after the occurrence of the event which causes such Environmental Property to be the subject of this Section 2.6. If Buyer so elects then such Environmental Property shall be purchased pursuant to and on the terms of the Agreement and this Amendment, except that in the case of Seller's election under Section 2.4(z), the Purchase Price shall be reduced by $50,000 for each Environmental Property for which Buyer makes such election.

          2.7 With respect to each Environmental Property for which Seller performs the Agreed Remediation or gives Buyer a credit for the Remediation Cost or a portion thereof, Seller shall retain the right to recover under any insurance policies and from any third party (other than Buyer and its Affiliates) such Remediation Cost or credit, and Buyer agrees to cooperate with Seller (or its designee) after the Closing, but at no cost or expense to Buyer. However, if Buyer makes the election permitted by Section 2.7, Buyer shall then have the right (on behalf of Seller and itself) to recover under any applicable insurance policies and from any third parties, and the aggregate recovery (net of reasonable recovery costs) shall be prorated between Seller and Buyer in the ratio in which the Remediation Cost was borne between them. In such case, Seller agrees (i) to cooperate (or to cause its designee to cooperate) with Buyer after the Closing, but at no cost or expense to Seller and (ii) to assign to Buyer Seller's rights in and to such recoveries in a form reasonably acceptable to Buyer.

          2.8 Notwithstanding any other provision of the Agreement or this Amendment, if there is any Remediation cost for any Environmental Property, and such Remediation Cost or an Estimate therefor exceeds $150,000, or if the agreed time to perform the Agreed Remediation (as determined by the parties pursuant to Section 2.3) exceeds six (6) months, then Buyer shall have the right to cause such Environmental Property to be deleted from the Agreement by giving Seller written notice of such election no later than three (3) business days after the Remediation Cost is determined.

          3.   Miscellaneous.
               -------------

               3.1  Additional Estoppels.  In addition to those estoppel
                    --------------------
certificates which are specified in the Agreement as a condition to Buyer's obligations thereunder, Seller agrees to use commercially reasonable efforts, and to cooperate with Buyer, in seeking such additional estoppel and other certificates from persons and entities related to the Property as Buyer may reasonably request from time to time. However, Seller shall not be required to spend money to obtain such certificates.

               3.2  Certain Exhibits and Schedules.  Exhibit "G" to the
                    ------------------------------   -----------
Agreement and Schedule O of the Disclosure Schedule are acceptable to Buyer.
              -----------
The parties hereby replace Exhibit "H" to the Agreement with the form attached
                           -----------
as Attachment C to this Amendment.  The parties hereby replace Schedule "S" to
   ------------                                                ------------
the Disclosure Schedule with the form attached as Attachment D to this
                                                  ------------
Amendment. The condition set forth in Section 3.1(k) of the Agreement is thus satisfied. The parties hereby replace Schedule "D" to the Disclosure Schedule
                                       ------------
with the form attached as Attachment E to this Amendment.
                          ------------

               3.3  Underground Storage Tanks.  Buyer is aware of the existence
                    -------------------------
of underground storage tanks at the Ground Lease Parcel described in Exhibit "A-
                                                                     ----------
2" [Saddleback]
- --
to the Agreement and acknowledges that such storage tanks do not constitute a breach by Seller of its representation in Section 6(l) of the Agreement. This acknowledgement is not intended to limit or otherwise affect the rights granted in this Amendment to Buyer with respect to such Ground Lease Parcel or its investigation of the same.

               3.4  Additional Right to Act for Seller's Affiliates.  In
                    -----------------------------------------------
addition to the rights granted to Seller in Section 10.12 of the Agreement to act for Seller's Affiliates, Seller shall have the additional rights on behalf of Seller's Affiliates to make such amendments to the Agreement, as it may be amended from time to time, as Seller shall deem necessary or desirable. Seller shall be the duly authorized agent of Seller's Affiliates for such purpose, and any such amendment signed by Seller alone shall bind each and every one of Seller's Affiliates, and Buyer shall be entitled to rely thereon.

          As amended herein, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

CF INCOME PARTNERS L.P.,
a Delaware limited partnership

By;  CF Management Corp.
     a California corporation,
     its sole general partner



     By:  /s/  DENNIS A. SONDKER
        ____________________________
         Dennis A. Sondker
         President

BUYER:

CFNC-I, INC.,
a Delaware corporation



By:  /s/  WILLIAM J. ABRAMS
   ______________________________
     William J. Abrams
     Vice President


[Signatures continued]

SELLER'S AFFILIATES:

CFIP CALIFORNIA, A CALIFORNIA
LIMITED PARTNERSHIP, a California
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ____________________________
        Dennis A. Sondker
        President


CFIP FLORIDA I, LTD., a Florida
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ____________________________
        Dennis A. Sondker
        President

[Signatures continued]

CFIP WASHINGTON I, L.P., a
Washington limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ___________________________
        Dennis A. Sondker
        President


EMERALD RIDGE LIMITED PARTNERSHIP,
a Washington limited partnership

By:  CFIP WASHINGTON I, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ___________________________
        Dennis A. Sondker
        President

By:  CFIP WASHINGTON II, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ___________________________
        Dennis A. Sondker
        President

[Signatures continued]

SAMMAMISH VIEW DEVELOPMENT LIMITED
PARTNERSHIP, a Washington limited
partnership

By:  CFIP WASHINGTON I, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Dennis A. Sondker
             President

By:  CFIP WASHINGTON II, L.P., a
     Washington limited partnership,
     general and limited partner

     By:  CF Management Corp.,
          a California corporation,
          its sole general partner


          By:  /s/  DENNIS A. SONDKER
             ___________________________
             Dennis A. Sondker
             President


CFIP GEORGIA, L.P., a Georgia
limited partnership

By:  CF Management Corp.,
     a California corporation,
     its sole general partner


     By:  /s/  DENNIS A. SONDKER
        ___________________________
        Dennis A. Sondker
        President

AGREED, ACKNOWLEDGED AND ACCEPTED BY ESCROWHOLDER:


Commonwealth Land Title Company


By:  /s/  CAROL CAROZZA
   ___________________________
   Name:  Carol Carozza
        ______________________
   Its:   Vice President
       _______________________

Date: February 3, 1994
      __________